PART II

OFFERING CIRCULAR

Groundfloor Real Estate 1, LLC

75 Fifth Street, NW, Suite 2170

Atlanta, GA 30308

(404) 850-9225

Dated: March 14, 2017

This Offering Circular relates to the offer and sale of up to $627,400 in aggregate amount of Limited Recourse Obligations (the “LROs”) to be issued by Groundfloor Real Estate 1, LLC (“GRE 1”). GRE 1 makes LROs available for investment on a web-based investment platform www.groundfloor.com (the “Groundfloor Platform”) owned and operated by Groundfloor Finance Inc. (“Groundfloor” or “Groundfloor Finance”). We use the terms the “Company,” “our Company,” “we,” “us,” or “our” to refer to GRE 1 exclusively. We operate out of the same offices as Groundfloor Finance. Our principal offices are located at 75 Fifth Street, NW, Suite 2170, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.  Our mailing address is PO Box 79346, Atlanta, GA 30357.

GRE 1 will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) to be financed by a commercial loan from GRE 1 (each, a “Loan”). The borrower for each Project is a legal entity (the “Borrower”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Borrower. This Offering Circular relates to the offer and sale of each separate series of LROs corresponding to the Projects for which GRE 1 intends to extend Loans described below (the “Offering”).

The LROs will be unsecured special, limited obligations of GRE 1. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amount of payments, if any, actually received on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” “The LROS Covered by this Offering Circular,” and “Project Summaries” of this Offering Circular for the specific terms of the LROs.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents.”

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 11 of this Offering Circular.

We will commence the offering of each series of LROs promptly after the date this Offering Circular is qualified by posting on the Groundfloor Platform a separate landing page corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this Offering Circular will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors), up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on the Groundfloor Platform.

This Offering is being conducted on a “best-efforts” basis, which means that the officers of our sole member and manager, Groundfloor Finance, will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The LROs offered hereby may only be purchased by investors residing in California, Georgia, Illinois, Maryland, Massachusetts, Texas, Virginia, Washington, and the District of Columbia. We may also offer or sell LROs in other states by qualifying an offering statement covering the LROs in those states or in reliance on exemptions from registration requirements of the laws of those states. This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be, unlawful, prior to registration or qualification under the laws of any such state. In addition, the LROs are offered only to investors who meet certain financial suitability requirements. See “Investor Suitability Requirements.”

NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. YOU SHOULD MAKE AN INDEPENDENT DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND FINANCIAL RISK TOLERANCE LEVEL. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10	N/A	$10	N/A
Total Minimum	$96,400	N/A	$96,400	N/A
Total Maximum	$627,400	N/A	$627,400	N/A

(1) We estimate all expenses for this Offering to be approximately $48,500, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this Offering Circular.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE LIMITED RECOURSE OBLIGATIONS HAVE NOT BEEN QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION. WE PLAN TO QUALIFY THE OFFERING WITH THE CALIFORNIA, GEORGIA, ILLINOIS, MARYLAND, MASSACHUSETTS, TEXAS, VIRGINIA, WASHINGTON AND DISTRICT OF COLUMBIA SECURITIES REGULATORY BODIES AND THE SECURITIES REGULATORY BODIES OF OTHER STATES AS WE MAY DETERMINE FROM TIME TO TIME. WE MAY ALSO OFFER OR SELL LIMITED RECOURSE OBLIGATIONS IN OTHER STATES IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE LAWS OF THOSE OTHER STATES.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS OFFERING CIRCULAR, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.

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IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular as well in any additional supplements or post-qualification amendments (or “PQAs) we may file with the Securities and Exchange Commission (the “SEC”). You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an offering statement that we filed with the SEC using a continuous offering process. GRE 1 will offer LROs continuously, and sales of LROs through the Groundfloor Platform can occur on a daily basis. We may add additional series of LROs to this Offering from time by filing one or more PQAs to this offering statement that identify the terms of the new series of LROs to be offered. We will commence offering additional series of LROs only after the qualification of a PQA covering such additional securities. We also plan to file periodic supplements to this Offering Circular pursuant to Rule 253(g) under the Securities Act of 1933, as amended (the “Securities Act”), in which we will provide an update on our operations and on the servicing of outstanding Loans originated by us and by our affiliated companies.

In the event of other material developments, we will provide an offering circular supplement that may add, update or change information contained in this Offering Circular. We may also file a PQA to reflect any facts or events arising after qualification of the offering statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the offering statement. Any statement that we make in this Offering Circular (as well as the offering statement of which it is a part) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or PQA. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.

The offering statement and all supplements and PQAs that we have filed or will file in the future can be read at the SEC website, www.sec.gov. You may also access this information through the internal directory on the Groundfloor Platform. The contents of the Groundfloor Platform and the Groundfloor website (other than this Offering Circular, the offering statement and the appendices and exhibits thereto, and the Listings) are not incorporated by reference in or otherwise a part of this Offering Circular.

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OFFERING CIRCULAR SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all of the information that you should consider before investing in the LROs. You should carefully read the entire Offering Circular, especially concerning the risks associated with the investment in the securities covered by this Offering Circular discussed under the “Risk Factors” section beginning on page 11 and the information contained in the Project Summaries beginning on page PS-1. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Special Note Regarding Forward-Looking Statements” below.

This Offering Circular relates to the Offering of up to $627,400 in aggregate amount of the separate series of LROs, as identified below. See “The LROs Covered by this Offering Circular” below, the Project Summaries beginning on page PS-1, and the form of LRO Agreement beginning on page LRO-1.

Our Business

General

GRE 1 is development stage company that was formed on December 16, 2016 by its sole member and manager, Groundfloor Finance. GRE 1 operates out of the same offices as Groundfloor Finance. Our principal offices are located at 75 Fifth Street, NW, Suite 2170, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.  Our mailing address is PO Box 79346, Atlanta, GA 30357.

The Groundfloor Platform and Limited Recourse Obligations

GRE 1 uses the web-based platform (the “Groundfloor Platform”) owned and operated by Groundfloor Finance to provide real estate development investment opportunities to the public, specifically for these purposes through the issuance and sale of Limited Recourse Obligations (or “LROs”). Investors under this Offering Circular have the opportunity to buy LROs issued by GRE 1, the proceeds of which will be used to fund the corresponding Loans to be facilitated through the Groundfloor Platform. We will issue LROs in denominations of $10 and integral multiples of $10. We will issue each series of LROs as soon as possible (typically within five days) after the end of the Offering Period (subject to completion of the Withdrawal Period as outlined below). We refer to the date the LROs are issued as the “original issue date.”

On each LRO in a series, we will pay to each holder thereof the Purchase Amount and the Accrued Return (each, as defined below) earned thereon (the “LRO Payments”). Our obligation to make LRO Payments is limited, in all circumstances, to an amount equal to the holder’s pro rata share of the amount of payments, if any, actually received on the corresponding Loan, net of certain fees and expenses (as described in more detail below, the “Loan Payments”). We will make LRO Payments within five business days of receipt of the corresponding Loan Payments. Our obligation to make LRO Payments automatically terminates (and the corresponding LRO shall be of no further force or effect) on the final payment date, which corresponds to the maturity date of the corresponding Loan, assuming the entire Purchase Amount and Accrued Return earned thereon have been paid to the holder at that time. Our obligation to make LRO Payments is automatically extended (up to a maximum of two years) if such amounts were not paid at the final payment date.

Through this basic structure, the LROs establish an expected yield (or expected return on investment), equal to the Purchase Amount paid for the LRO plus the Accrued Return earned thereon, which should be paid at a specified time.

For instance, if the Purchase Amount on a particular LRO was $100, at an Expected Rate of Return of 10% per annum, with a final payment date of 12 months following issuance, expected yield for the LRO would be $110, to be paid no later than 12 months (plus up to five business days for administrative convenience) after the date of issuance.

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Investing in LROs is not without risk, and actual receipt of the expected yield in the time frame specified is not guaranteed. The LRO Agreement gives us sole discretion in applying amounts we receive from, or for the account of, the Borrower, with respect to the corresponding Loan, and we may make payments on the LROs out of any funds at our disposal. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents.” We may prepay the LROs at any time without penalty, and our payment obligation may be satisfied by making LRO Payments to investors of an amount that may be more or less than the expected yield, on a date different than originally specified. See “Risk Factors—You may receive a different return on your investment than originally expected and could suffer a complete loss of your investment.” If GRE 1 becomes subject to a bankruptcy or similar proceeding, you as holder of an LRO will have a general unsecured claim against GRE 1 that may or may not be limited in recovery to borrower payments in respect of the corresponding Loan. See “Risk Factors—If we or Groundfloor Finance were to become subject to a bankruptcy or similar proceeding . . .,” “—In a bankruptcy or similar proceeding of the Company or Groundfloor . . .,” and “—If we or Groundfloor Finance were to cease operations or enter into bankruptcy proceedings . . . .” for additional information on this and other risks related to GRE 1 or Groundfloor Finance becoming subject to a bankruptcy or similar proceeding.

The LROs will be unsecured special, limited obligations of GRE 1 only. The LROs are unsecured, and holders of the LROs do not have a security interest in the corresponding Loans or the proceeds of those corresponding Loans, or in any assets of the Company (or of Groundfloor Finance or its subsidiaries), or of any Borrower or of its Principal(s). The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans.

The intended focus of the financing program is the commercial market for lending to developers of residential and small commercial real estate projects owned and occupied by parties other than the real estate developer that owns and operates the Project or toward refinancing existing indebtedness. The Borrower for each Project is a legal entity that owns the underlying property and has been organized by its Principal(s). Proceeds from the Loans typically will be applied toward the Project’s acquisition and/or renovation or construction costs. In some circumstances, we may permit a portion of the proceeds from the Loan to be used by the Borrower to offset a portion of the purchase price of the property, works completed, or equity, but such offset will then reduce its amount of “skin-in-the-game” the Borrower would have in the Project (see below under “Description of the Business of GRE 1 and of Groundfloor Finance—Our Loans to Borrowers—Credit Risk and Valuation Assessment—The Grading Algorithm—‘Skin-in-the-Game’ ”).

Generally, the Loans related to the LROs range between $15,000 and $2,000,000, at interest rates that range, subject to applicable law, between 3% and 26%, and mature six months to five years from the date when the Loan is made. The terms of each series of LROs generally correspond to those of the corresponding Loan. For example, assuming a Borrower wishes to enter into a Loan covering $10,000, with an interest rate of 10% and a 12-month term, the aggregate Purchase Amount of the LROs of the series corresponding to that Loan would be $10,000, with an Expected Rate of Return of 10% per annum, and a final payment date of 12 months from the date of issuance.

We may use the proceeds of the sale of the corresponding series of LROs to originate the Loan and, in those circumstances, we would close and fund the corresponding Loan on the original issue date of the LROs. However, in many circumstances, we, Groundfloor Finance, or a subsidiary of Groundfloor Finance may advance Loans prior to the qualification or sale of corresponding series of LROs. These advances are typically funded from one of more lines of credit or borrowing arrangements entered into by Groundfloor Finance or one of its subsidiaries, but there may be circumstances that we, or Groundfloor Finance or one of its subsidiaries could utilize operating capital for these purposes. See “Description of the Business of GRE 1 and of Groundfloor Finance—How the Groundfloor Platform Operates—Loan Advances.” If we subsequently qualify and fully subscribe a series of LROs that corresponds to an advanced Loan, all or a portion of the proceeds from the sale of the corresponding series of LROs will be used to repay the advanced amount. The advanced Loan is also assigned to GRE 1 at that time and, to ensure investors have the right to receive the expected yield on the LROs as described in the corresponding Project Summary, the maturity date is also adjusted to reflect a loan term as if the origination had occurred on the original issue date. Where a Loan has been advanced, it will be noted under the “Project Specific Risk Factors” on the applicable Project Summary. If a Loan is advanced after the series of LROs corresponding to such loan has been qualified, but before such LROs have been issued, we will notify investors by e-mail within 48 hours of the advance, and update the Project Summary of the advanced Loan on the Groundfloor Platform within the same time period to reflect the status of the Loan. An offering circular supplement will also be filed with the SEC on EDGAR including the revised Project Summary.

The specific terms for each series of LROs being offered under this Offering Circular are set forth in “The LROs Covered by this Offering Circular” below, the Project Summaries beginning on page PS-1, and the form of LRO Agreement beginning on page LRO-1. GRE 1 will fund each Loan and/or repay the amounts advanced for the Loan out of the proceeds of the sale of the series of corresponding LROs. The Borrower will use the proceeds from the Loan GRE 1 finances to complete the Project, repaying principal and interest (either as a balloon payment at maturity or on a monthly/quarterly basis) to GRE 1.

GRE 1 will take out a lien on the real estate underlying the Project to secure the Loan; however, investors in the corresponding series of LROs will not have any recourse against the Borrower or its Principals. Your recourse against us is limited to an amount equal to the amount of any LRO Payments we owe you (as determined pursuant to the terms of the corresponding LRO Agreement).

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We will charge Borrowers origination (which currently range between 2% and 6% of the principal loan amount) and servicing fees (which currently range between 0.5% and 2% of the principal loan amount), which typically will be included in the total amount of the Loan. Investors are not charged any fees in connection with the Offering of the LROs and are not charged any service fees with respect to LRO Payments made with respect to the LROs covered by this Offering Circular. Investors are not currently charged any fees for the use of the Groundfloor Platform. See below and “Description of the Business of GRE 1 and of Groundfloor Finance—Fees and Related Expenses.”

The general terms of the LROs are summarized in the following table. See “General Terms of the LROs” below for additional information. For specific details on the information for each series of LROs covered by this Offering Circular and their corresponding Loans and Projects, see “The LROs Covered by this Offering Circular” below, the Project Summaries beginning on page PS-1, and the form of LRO Agreement beginning on page LRO-1.

We may abandon or withdraw an offering of a particular series of LROs at any time prior to its issuance, in each case as further described below. If we abandon or withdraw an offering of a particular series of LROs, we will promptly release all funds (without interest) committed to purchase that series; after which you may elect to transfer such funds to your bank account or make a commitment to purchase a different series of LROs.

General Terms of the LROs

Issuer	Groundfloor Real Estate 1, LLC, a Georgia limited liability company
Security Offered

Limited Resource Obligations, or LROs, issued in series, with each series of LROs related to a corresponding Loan.

All LROs will be issued in electronic form only. All LROs will be offered only through the Groundfloor Platform to potential investors who have registered and established a funding account on the Groundfloor Platform, and there will be no commissioned sales agents, underwriters or underwriting discounts. See “Plan of Distribution.”

Minimum Purchase Amount

Investments may be made in denominations of $10 and integral multiples of $10. We refer to the aggregate amount invested by a holder of a single LRO of a series as the “Purchase Amount” of that LRO. The aggregate Purchase Amounts of all LROs of a particular series will equal the total principal amount of the corresponding Loan.

Expected Rate of Return and Accrued Return

The expected annual rate of return on the LRO (the “Expected Rate of Return”) will be the same as the interest rate for the corresponding Loan. The “Accrued Return” is the amount earned on the Purchase Amount at the Expected Rate of Return from the original issue date through the date the Company’s obligation to make any LRO Payments terminates. The form of LRO Agreement made available at the time you make your non-binding commitment will reflect the original issue date as “to be determined.”

Loan Payments

All amounts received by the Company as payment of the corresponding Loan, including, without limitation, all payments or prepayments of principal and interest, any Collection Proceeds (as defined below); provided, however, that such payments shall be net of any Company Fees and Expenses (as defined below), Collection Costs (as defined below), loan modification fees or fees deducted by a backup or successor servicer (the categorization of all such items to be determined by the Company or its agent in a manner consistent with the Loan Agreement).

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LRO Payments

The LRO Agreement provides that, subject to the application of Loan Payments received as Collection Proceeds and our ability to prepay the LRO, we will pay to each holder of a LRO the Purchase Amount and the Accrued Return earned thereon as “LRO Payments.” Our obligation to make LRO Payments is limited, in all circumstances, to an amount equal to the holder’s pro rata share of the amount of Loan Payments, if any, actually received on the corresponding Loan.

The LRO Agreement gives us sole discretion in applying amounts we receive from, or for the account of, the Borrower, with respect to the corresponding Loan, and we may make LRO Payments out of any funds at our disposal.

LRO Payments will occur within five business days of receipt of Loan Payments with respect to the corresponding Loan. As a result, the expected repayment schedule on each series of LROs generally reflects the same repayment schedule (subject to prepayment) as the corresponding Loan. The repayment schedule for the Loans will vary by Project; however, typically, repayment is made either as a balloon payment at maturity or interest only on a monthly/quarterly basis, with the principal amount paid at maturity.

Final Payment Date

The date our obligation to make payments on a series of LROs terminates, unless otherwise extended. The final payment date for each series of LROs corresponds to the maturity date of the corresponding Loan.

Extended Payment Date

The date that corresponds to the second anniversary of the final payment date.

If, on or within five business days of the final payment date, any Purchase Amount of, or Accrued Return earned on, the LRO through the final payment date remains due and payable, our payment obligation with respect to that series of LROs will automatically be extended for no more than two years. In such case, our obligation to make LRO Payments on such series of LROs will terminate on the earlier of (i) the date on which the remaining Purchase Amount of, or Accrued Return earned on, the LRO through the date of payment has been paid in full, (ii) the date on which all available Collection Proceeds have been applied and the Holder’s pro rata share thereof paid as LRO Payments in accordance with the terms of the LRO Agreement, or (iii) the extended payment date. The Company will not have to make any further LRO Payments (irrespective of whether the expected yield on the LRO has been paid in full) after the extended payment date.

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Event of Default	The LRO Agreement stipulates certain events that would trigger an event of default under the LRO and the remedies you may pursue. See “General Terms of the LROs—Events of Default.”
Servicing Standards

The administration, servicing, collection and enforcement activities on a Loan are undertaken by Groundfloor Finance (acting as GRE 1’s agent) in each particular circumstance, in accordance with specific servicing standards set forth in the LRO Agreement, with the goal of maximizing the amount of the LRO Payments to be paid to investors prior to termination of our limited payment obligation thereunder. See “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents and “—Collection Proceeds, Costs, and Expenses.”

Abandonment

We may abandon an offering of a particular series of LROs at any time prior to its issuance. Offerings are typically abandoned because the Borrower withdraws its funding request or they are not fully subscribed by the end of the Offering Period. If we abandon an offering of a particular series of LROs, we will promptly (but under no circumstances more than 48 hours following our determination to abandon the offering) release all funds (without interest) committed to purchase that series; after which, you may elect to transfer such funds to your bank account or make a commitment to purchase a different series of LROs.

Withdrawn Offerings

We may withdraw an offering of a particular series of LROs at any time prior to its issuance. Offerings are typically withdrawn due to the need to correct or modify specific disclosures about the terms of the related series of LROs and the series of LROs that correspond to Loans that are withdrawn are typically re-qualified at a later date. More often than not, we withdraw Loans from an offering before commencing the Offering Period for the corresponding LROs. However, if commitments have been made towards a series that is withdrawn, we will promptly (but under no circumstances more than 48 hours following our determination to withdraw the offering) release all funds (without interest) committed to purchase that series; after which, you may elect to transfer such funds to your bank account or make a commitment to purchase a different series of LROs.

Prepayment

We may prepay the LROs at any time without penalty. Generally, outside of the context of a Borrower default, we will only prepay a series of LROs if the Borrower prepays the corresponding Loan. Our obligation to make any LRO Payments will automatically terminate (and the corresponding LRO shall be of no further force or effect) once all of the Purchase Amount of, and Accrued Return earned on, any LRO through the date of payment is paid in full.

Servicing and Collection

Subject to the servicing standards set forth in the LRO Agreement, we have the power to modify the terms of the Loan in connection with the administration, servicing, collection and enforcement of the Loan, which could impact our obligation to make any payments to you and, in some instances, could result in the loss of your entire investment. These actions could have the effect (without any further action on your part) of automatically increasing or decreasing the total amount of the LRO Payments owed to you and the expected timing of such payments. See “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents” and “—Collection Proceeds, Costs, and Expenses.”

Investment Documents

In addition to the Terms of Service and Privacy Policy (each as defined below), each investor must agree to the Investor Agreement (as defined below), which governs the general rights and obligations in connection with investing in LROs issued by GRE 1 through the Groundfloor Platform, and the LRO Agreement, which governs the offer and sale of each particular series of LROs, as well as certain rights and obligations of purchasers of a series of LROs and of the Company. The standard form of LRO Agreement begins on page LRO-1 of this Offering Circular. Investors may review the form of LRO Agreement applicable to a particular series of LROs by accessing the hyperlink on the corresponding Project Summary on the Groundfloor Platform.

At the time you make your non-binding commitment for a particular series of LROs, you will be provided (by hyperlink) with a PDF copy of the LRO Agreement that is applicable to your particular investment. This version of the LRO Agreement will reflect the terms of your proposed investment (including the Purchase Amount and Expected Rate of Return); however, the original issue date, final payment date and extended payment date will be reflected as “to be determined,” since those dates are dependent upon the actual issuance of the corresponding series of LROs and the maturity date of the corresponding Loan. Following the issuance of the LROs and without any action on your part, we will (i) revise the LRO Agreement to reflect the actual original issue date, the final payment date (to correspond with the maturity date of the Loan) and the extended payment date, (ii) notify you (by email) of such change, and (iii) make available a copy of the LRO Agreement (as revised) through the Groundfloor Platform.

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Ranking

The LROs will not be contractually senior or contractually subordinated to any indebtedness of GRE 1 (or of Groundfloor Finance or any of its subsidiaries). The LROs will be unsecured special, limited obligations of GRE 1 only. Holders of the LROs do not have a security interest in the corresponding Loans or the proceeds of those corresponding Loans, or in any assets of the Company (or of Groundfloor Finance or its subsidiaries), or of any Borrower or of its Principal(s). Investing in LROs is not without risk, and actual receipt of the expected yield in the time frame specified is not guaranteed. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents.”

We will be obligated to make payments on the LROs only if and to the extent we receive Loan Payments on the corresponding Loan. We will pay to holders of the corresponding series of LROs an amount equal to their respective pro rata share of the amount of Loan Payments, if any, actually received.  Loan Payments will be secured by the assets of the corresponding Project.

In the event of a bankruptcy or similar proceeding of the Company, the relative rights of the holder of a LRO as compared to the holders of unsecured indebtedness of the Company are uncertain. If we were to become subject to a bankruptcy or similar proceeding, the holder of a LRO will have an unsecured claim against us that may or may not be limited in recovery to the corresponding Loan. For a more detailed description of the possible implications if we or Groundfloor Finance became subject to a bankruptcy or similar proceeding, see “Risk Factors—If we or Groundfloor Finance were to become subject to a bankruptcy or similar proceeding . . .,” “—In a bankruptcy or similar proceeding of the Company or Groundfloor . . .,” and “—If we or Groundfloor Finance were to cease operations or enter into bankruptcy proceedings . . . .”

Offering Period

We will commence the offering of a series of LROs promptly after the date this Offering Circular or a PQA covering such series is qualified by posting on the Groundfloor Platform a separate Project Summary corresponding to each particular Loan and Project (each, a “Project Summary”). Copies of each of the Project Summaries as posted at the commencement of the offering begin on page PS-1 of this Offering Circular. The offering of each series of LROs covered by this Offering Circular will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the Offering of a particular series of LROs is fully subscribed with irrevocable funding commitments; however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors), up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on the Groundfloor Platform. A commitment to purchase LROs becomes irrevocable following expiration of the Withdrawal Period. Commitments to purchase LROs made after expiration of the Withdrawal Period, if any, are irrevocable when authorized and may not be withdrawn.

We will issue each series of LROs as soon as possible (typically within five days) after the end of the Offering Period. If the Loan has not been advanced, we will use the proceeds of the sale of the corresponding series of LROs to originate the Loan and will close and fund the corresponding Loan on the original issue date of the LROs. If the Loan has been advanced, all or a portion of the proceeds from the sale of the corresponding series of LROs will be used to repay the advanced amount. The advanced Loan is also assigned to GRE 1 and its maturity date adjusted to reflect the term as if the origination had occurred on the original issue date.

If the offering of a series of LROs is abandoned or withdrawn before, or not fully subscribed with irrevocable funding commitments by, the end of the Offering Period, we will notify investors and promptly release committed funds and make them available in their funding accounts.

Use of Proceeds

We will use the proceeds of each offering of a series of LROs to fund the Loan to a Borrower that we are originating directly or, if applicable, to the repay the funds (without any interest) used to advance the Loan. See “Use of Proceeds.”

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Secondary Trading

The LROs do not contain any provision restricting their transferability, other than the requirements that any transfer be conducted consistent with applicable law, any transferee register as an investor with us, and that such transferee agrees to the terms of the Investor Agreement and the LRO Agreement governing such series of LROs. However, the LROs will not be listed on any securities exchange, nor do we have plans to establish any kind of trading platform to assist investors who wish to sell their LROs. We will not facilitate or otherwise participate in the secondary transfer of any LRO. There is no public market for the LROs, and none is expected to develop. Certain states, including California and Texas, also impose additional statutory restrictions on secondary trading of the LROs purchased in the Offering, which may further restrict the transferability of the LROs. Prospective investors are urged to consult their own legal advisors with respect to secondary trading in the LROs.

Risk Factors

An investment in any series of LROs involves a high degree of risk. See the section entitled “Risk Factors” on page 11 of this Offering Circular and additional information that may be contained in the Project Summaries beginning on page PS-1 of this Offering Circular.

General Terms of Loans to Borrowers

Terms of our Loans with a particular Borrower are determined through an application and intake process managed on the Groundfloor Platform. (See “Description of the Business of GRE 1 and of Groundfloor Finance—How the Groundfloor Platform Operates.”) The Company and each Borrower will enter into a loan agreement (the “Loan Agreement”) and certain additional documents, including a promissory note, certain mortgage instruments (including a deed of trust or similar security document), and other documents or instruments evidencing or securing the Loan and any other documents entered into in connection with the Loan Agreement (together, with the Loan Agreement, the “Loan Documents”).

The terms of each series of LROs generally correspond to those of the corresponding Loans. The specific terms of the Loan corresponding to each series of LROs being offered hereby are set forth in “The LROs Covered by this Offering Circular” below, the Project Summaries beginning on page PS-1, and the form of LRO Agreement beginning on page LRO-1. This information can also be accessed on the Groundfloor Platform.

The following discussion provides an overview of the range of terms offered to Borrowers.

Loan Principal

The total principal amount borrowed under the corresponding Loan (the “Loan Principal”), which ranges between $15,000 and $2,000,000 depending on the Project. Borrowers are charged origination and servicing fees and closing expenses, which may be included in the total amount of the Loan or paid directly by the Borrower at closing.

Interest Rate of Loans to Borrowers

Annual fixed interest rate between 3% and 26%, depending upon the Project and subject to applicable law. Interest begins to accrue on all Loan Principal from the origination date of the Loan, irrespective of when funds are advanced to Borrowers.

Advancement of Loan Proceeds

The proceeds of the Loan (less any fees and expenses included in the Loan Principal) (the “Loan Proceeds”) will remain in an account maintained at the FBO Servicer (as defined below) titled in our name “for the benefit of GRE 1 Borrowers” (the “GRE 1 Borrower FBO Account”) until disbursed pursuant to the terms of the Loan Agreement. Typically amounts are disbursed to the Borrower from time to time as construction advances or draws (each, a “Draw”). Under limited circumstances (for instance if the Loan Principal is $50,000 or less or when an amount greater than $50,000 is needed for the acquisition of a property) the full amount of the Loan Proceeds will be dispersed to the Borrower on the origination date of the Loan.

Maturity Date of Loans to Borrowers

Varies by Project. The maturity of the Loans typically ranges between six months and five years. The maturity date of any advanced Loans will always be adjusted in connection with the issuance of the corresponding LROs to reflect the term disclosed in the corresponding Project Summary.

Repayment Terms of Loans to Borrowers	The repayment schedule for the Loans will vary by Project; however, typically, repayment is made either as a balloon payment at maturity or interest only on a monthly/quarterly basis, with the principal amount paid at maturity.

Prepayment	Loans may be prepaid without penalty.

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GRE 1 has registered the Offering with the securities regulators through the North American Securities Administrators Association’s (“NASAA”) Coordinated Review Program for (Tier 1) Regulation A Offerings in California, Georgia, Illinois, Maryland, Massachusetts, Texas, Virginia, Washington, and the District of Columbia and such other state securities regulators as we may determine from time to time. We may also offer or sell LROs in other states by qualifying an offering statement covering the LROs in those states or in reliance on exemptions from registration requirements of the laws of those states. We do not make any general solicitation or advertisement of this Offering in any jurisdiction that this Offering is not registered. This Offering is being conducted on a “best-efforts” basis, which means the officers of our sole member and manager, Groundfloor Finance, will attempt to sell the LROs to prospective investors through the Groundfloor Platform without the use of an underwriter. We will not pay any commission or other remuneration to the officers for these efforts. In the future, we or our affiliates may conduct separate offerings of additional series of LROs under Regulation A or in reliance on other exemptions from federal and state registration requirements.

Fees and Related Expenses

Subject to the application of Loan Payments received as Collection Proceeds and our ability to prepay the LRO, we will pay to each holder of a LRO the Purchase Amount and the Accrued Return earned thereon as LRO Payments. Our obligation to make LRO Payments is limited, in all circumstances, to an amount equal to the holder’s pro rata share of the amount of Loan Payments, if any, actually received on the corresponding Loan. For these purposes, LRO Payments include all payments or prepayments of principal and interest under the Loan as well as amounts received whether prior to or in connection with a Borrower bankruptcy or in connection with any exercise of the Company’s powers to administer, service, collect and enforce the terms of the Loan or of the Loan Documents.

The chart below summarizes the current treatment of the various fees we charge and expenses we incur in connection with our underwriting and loan administration services, each of which is discussed in more detail below under “Description of the Business of GRE 1 and of Groundfloor Finance—Fees and Related Expenses,” “General Terms of the LROs—Collection Proceeds, Costs, and Expenses,” and “Description of the Business of GRE 1 and of Groundfloor Finance—Project Funding and Payment of Expected Yield—Servicing and Collection of Loans Generally.”

Type of Fee	Amount of Fee/Expense	Application of Fees
Origination Fees	Typically ranging from 2% to 6%	Charged to each Borrower and retained by entity originating the Loan. Fee typically included in total amount of the Loan funded on the Groundfloor Platform or paid directly by the Borrower at closing.
Servicing Fees	Typically ranging from 0.5% to 2%	Charged to each Borrower and retained by GRE 1 (unless the originating entity is in the position to service the Loan at the time fee is charged). Fee is levied with each draw, or upon repayment of full Loan Principal.
Closing Expenses	$500 to $3,500	Charged to Borrower and retained by entity originating Loan. Fee is typically included in total amount of the Loan funded on the Groundfloor Platform or paid directly by Borrower at closing.
Check Processing Fee	Up to $15	Fees would be paid by Borrower and retained by GRE 1.
Non-sufficient funds	$15 to $35	Fees would be paid by Borrower and retained by GRE 1.
Loan Modification Fees	Variable	Fees paid by Borrower and retained by GRE 1.
Collection Proceeds and Collection Costs
Penalty Interest Rate	Variable. Typically, up to an additional 2%, subject to applicable law	Additional interest paid by Borrower. Corresponding amounts, less Collection Costs, are included in LRO Payments.
Late Charge	The lesser of 4% or the maximum amount permitted to be charged under applicable law	Late charge is paid by Borrower. Corresponding amounts, less Collection Costs, are included in LRO Payments.
Default Rate	The lesser of 20% or the maximum rate permitted to be charged, less Collection Costs	Additional interest paid by Borrower. Corresponding amounts, less Collection Costs, are included in LRO Payments.
Other Collection Proceeds	Variable	Corresponding amounts, less Collection Costs, are included in LRO Payments.
Collection Costs	Variable	Expenses paid and retained by GRE 1 (or its agent) out of the Collection Proceeds.

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We do not charge investors any fees in connection with the Offering of, and will not charge any service fees with respect to LRO Payments made with respect to, the LROs covered by this Offering Circular. Neither we nor Groundfloor currently charge investors any fees for the use of the Groundfloor Platform. See the section titled “Description of the Business of GRE 1 and of Groundfloor Finance—Fees and Related Expenses” below for more information.

Example LRO and Expected Yield

By way of illustration, assume we approve an acquisition and construction Loan with the following terms: $100,000 in principal amount, with a 10% interest rate over a 12-month term, and a balloon payment upon maturity. We would offer LROs covering $100,000 in aggregate Purchase Amount, at an Expected Rate of Return of 10%; with the final payment date of 12 months following the original issue date.

If the Borrower elects to include our origination and servicing fees (of $4,000 or 4%) and closing expenses (of $1,000) in the Loan Principal, upon funding of the Loan by investors, the Borrower’s FBO Account would be credited with $95,000 (equal to the entire Loan Principal of $100,000 less the $5,000 in fees and expenses, which we retain). Interest on the entire $100,000 would accrue beginning on the original issue date, through the 12-month term of the Loan, and, at the end of that 12-month term (assuming there are no additional fees and expenses incurred by the Company and no prepayment or default by the Borrower), the Borrower would pay us a total of $110,000 (equal to the entire Loan Principal of $100,000, plus $10,000 of accrued interest). We would, within five business days of receipt of these funds, disburse to each holder of the corresponding series of LROs an amount equal to such holder’s pro rata share of $110,000 (the total Loan Payment we received from the Borrower).

If the Loan had been advanced prior to qualification of the corresponding series of LROs, the Loan would be amended in connection with the closing of the series of LROs to assign the Loan to GRE 1 from Groundfloor Finance or applicable subsidiary and to amend the maturity date to match the term of the corresponding series of LROs (i.e., 12 months in the example above). Interest that accrues on the advanced Loan before the issuance of the corresponding series of LROs is retained GRE 1; thereafter, there would be no other difference between the original issue date and the payment of the Loan and corresponding series of LROs as described above. See “Description of the Business of GRE 1 and of Groundfloor Finance—How the Groundfloor Platform Operates—Loan Advances” below for more information on the loan advance program.

Summary Financial Information

The statements of operations data set forth below with respect to the period from inception (December 16, 2016) to December 31, 2016 are derived from, and are qualified by reference to, the audited financial statements included in this Offering Circular and should be read in conjunction with those financial statements and notes thereto.

For the period from December 16, 2016 (inception) through December 31, 2016
Operating expenses:
General and administrative	$1050
Loss from operations	1050
Net loss	$1050

GRE 1’s financial statements for the period ended December 31, 2016 include a going concern note from our auditors due to the lack of an operating history or revenue from operations. All of GRE 1’s expenses will be paid by Groundfloor Finance. Since its inception, Groundfloor Finance has financed its operations through debt and equity financings. Groundfloor Finance intends to continue financing its activities and working capital needs (and those of GRE 1) largely from private financing from individual investors and venture capital firms until such time that funds provided by operations are sufficient to fund working capital requirements.

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Corporate Information

GRE 1 is a Georgia limited liability company. We maintain principal executive offices, with the offices of our parent and manager, Groundfloor Finance at 75 Fifth Street, NW, Suite 2170, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.  Our mailing address is PO Box 79346, Atlanta, GA 30357, and our email address is contact@groundfloor.com.

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RISK FACTORS

Investing in the LROs involves a high degree of risk. In deciding whether to purchase LROs, you should carefully consider the following risk factors and additional information about the risks associated with a particular series of LROs that may be contained in the Project Summaries beginning on page PS-1 of this Offering Circular. Any of the following risks could have a material adverse effect on the value of the LROs you purchase and could cause you to lose all or part of your initial Purchase Amount or could adversely affect future payments you expect to receive on the LROs. Only investors who can bear the loss of their entire Purchase Amount should purchase LROs.

Risks Related to Investing in LROs

Our auditor has expressed substantial doubt about our ability to continue as a going concern.

GRE 1’s financial statements for the period ended December 31, 2016 include a going concern note from our auditors. We incurred a net loss during the period from inception (December 16, 2016) to December 31, 2016, and had an accumulated deficit as of December 31, 2016 of $1,050. Groundfloor Finance incurred a net loss during the year ending December 31, 2016, and had an accumulated deficit as of December 31, 2016 of $7,699,000 (unaudited). In view of these matters, our ability to continue as a going concern is dependent upon our ability to increase operations and to achieve a level of profitability. Groundfloor Finance’s most recent audited financial statements also included a going concern note from its auditors due to its history of net losses. Since its inception, Groundfloor has financed its operations through debt and equity financings. Groundfloor intends to continue financing its activities and working capital needs (and those of GRE 1) largely from private financing from individual investors and venture capital firms until such time that funds provided by operations are sufficient to fund working capital requirements. The failure to obtain sufficient debt and equity financing and to achieve profitable operations and positive cash flows from operations could adversely affect Groundfloor’s ability to achieve its business objectives and for either company to continue as a going concern.

We have a limited operating history as does our parent company. As companies in the early stages of development, we face increased risks, uncertainties, expenses and difficulties.

GRE 1 has no operating history and Groundfloor Finance (with its affiliates) has a limited operating history. Groundfloor Finance owns and operates the Groundfloor Platform. Groundfloor Finance began originating real estate loans in Georgia through a subsidiary in November 2013 and transitioned to multi-state operations through the sale of LROs under a Regulation A offering in September 2015. See “Management Discussion and Analysis” below.

For Groundfloor’s business to be successful, the number of real estate development projects financed by us, Groundfloor and its subsidiaries will need to increase, which will require Groundfloor to increase its facilities, personnel and infrastructure to accommodate the greater servicing obligations and demands on the Groundfloor Platform. The Groundfloor Platform is dependent upon Groundfloor’s website to maintain current listings and transactions in the LROs offered by us and by our affiliates. Groundfloor must constantly update its software and website, expand its customer support services and retain an appropriate number of employees to maintain the operations of the Groundfloor Platform, as well as to satisfy our servicing obligations on the Loans and make payments on the LROs. If Groundfloor is unable to increase the capacity of the Groundfloor Platform and maintain the necessary infrastructure, you may experience delays in receipt of payments on the LROs and periodic downtime of our systems.

Groundfloor and GRE 1 have incurred net losses in the past and expects to incur net losses in the future. If Groundfloor becomes insolvent or bankrupt, you may lose your investment.

Groundfloor has incurred net losses in the past, and expects to incur net losses in the future. Groundfloor has not been profitable since inception, and may not become profitable. The same can be said for GRE 1. In addition, Groundfloor Finance expects operating expenses to increase in the future as it expands operations. If operating expenses exceed expectations, financial performance could be adversely affected. If revenue does not grow to offset these increased expenses, GRE 1 and Groundfloor may never become profitable. In future periods, GRE 1 and Groundfloor may not have any revenue growth or revenue could decline. Failure to become profitable could impair the operations of the Groundfloor Platform by limiting access to working capital required to operate the Groundfloor Platform. If we or Groundfloor were to become insolvent or bankrupt, it is likely that we would default on our payment obligations under the LROs, and you may lose your investment.

Groundfloor Finance has relied on multiple debt financings and has substantial indebtedness, which many affect the financial condition of Groundfloor Finance and GRE 1.

Historically, Groundfloor Finance relied on debt financing to fund its start-up costs and working capital for its operations. See “Management Discussion and Analyze—Liquity and Capital Resources” for more information on these financings. More recently, Groundfloor Finance has relied on debt financing in connection with its loan advance program. See “Description of the Business of GRE 1 and of Groundfloor Finance—How the Groundfloor Platform Operates—Loan Advances” and See “Inters of Management and Others in Certain Transactions—ISB Note” below for more information on these financings. Groundfloor Finance’s obligations under these loans will reduce its available cash for re-investment and, therefore, may negatively impact its potential profitability until all amounts are repaid. In addition, since Groundfloor Finance has granted a security interest under these loans for certain assets. If Groundfloor Finance defaulted on its obligations, the secured parties could elect foreclose on these assets and such a foreclosure would have an adverse affect on the ability of Groundfloor (and GRE 1) to operate its business.

Groundfloor Finance’s substantial indebtedness may also limit its ability to borrow additional funds or obtain additional financing in the future. If GRE 1 or Groundfloor Finance obtain additional debt financing to fund our and/or its operations or as capital for the loan advance program, a substantial portion of our and/or its operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our and/or its operations.

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Our management team has limited experience in mortgage loan underwriting.

GRE 1 has no operating history and Groundfloor Finance (with its affiliates) has a limited operating history. GRE 1 relies on Groundfloor Finance to make underwriting decisions with respect to the Loans that are being funded through the sale of LROs. Groundfloor Finance began originating real estate loans in Georgia through a subsidiary in November 2013 and transitioned to multi-state operations through the sale of LROs under a Regulation A offering in September 2015. A limited number of our management team has experience in mortgage loan underwriting and the founders of Groundfloor Finance had no such experience at the time it began operations. See “Management Discussion and Analysis—Overview” and “Management—Biographies of Directors, Executive Officers and Significant Employees of and Groundfloor.” If the method adopted by Groundfloor Finance for evaluating potential Projects to fund and for establishing interest rates for the corresponding Loans proves flawed, investors may not receive the expected yield on the LROs. Although the proprietary Grading Algorithm utilized by Groundfloor Finance is based upon certain quantifiable characteristics that have been developed and is primarily driven by leverage and asset value, there is no assurance that the Grading Algorithm will accurately assess the risks associated with the Borrower or the property for which the Loan is being sought.

If we are not current on certain registrations, licenses, filings, or other documents, we may be required to repurchase securities you have bought.

In December 2016, Groundfloor Finance issue and sold three series of LROs after the original Form U-1 for such offering had expired. The LROs were refunded in full, including all accrued interest, and submitted again to be offered under a subsequent post-qualification amendment to Groundfloor Finance’s Offering Statement on Form 1-A, covered by the Form U-1 dated December 21, 2016. See “Description of the Business of GRE 1 and of Groundfloor Finance—Legal Proceedings” for additional information. If GRE 1 does not stay current on certain registrations, licenses, filings, or other documents related to the Offering, we may be required to repurchase securities you have bought and as a result you would not receive the expected yield on the LROs purchased.

Payments on the LROs depend entirely on the payments received from the Borrower. If we do not receive such payments from the Borrower, you will not receive any payments on your LRO.

We are obligated to make LRO Payments only to the extent we receive Loan Payments on the corresponding Loan. Borrowers are able to make payments on their loans primarily from proceeds received for the sale, lease or refinancing of the real property connected with the corresponding Project. If the Borrower is unable to sell, lease or refinance the property, it is likely that the Borrower will be unable to make payments on its Loan, and you will not be entitled to, and will not receive any, payments under the LRO Agreement.

You may receive a different return on your investment than originally expected and could suffer a complete loss of your investment.

Investing in LROs is not without risk, and actual receipt of the expected yield in the time frame specified is not guaranteed. The LRO Agreement gives us sole discretion in applying amounts we receive from, or for the account of, the Borrower, with respect to the corresponding Loan, and we may make payments on the LROs out of any funds at our disposal. We may withdraw or abandon an offering of a particular series of LROs at any time without penalty prior to issuance. If we withdraw or abandon an offering of a particular series of LROs, you will not earn any return on the amounts you may have committed to purchase such LROs. By committing to one series of LROs that may be withdrawn or abandoned, you are forgoing the opportunity to use your money elsewhere. See “Risk Factors—Abandonment or withdrawal of an offering of a particular series of LROs prior to issuance will extinguish your ability to earn any return on the corresponding LROs you may purchase” below.

We may also prepay the LROs at any time without penalty, and (subject to the servicing standards set forth in the LRO Agreement) we have the power to modify the terms of the Loan in connection with our administration, servicing, collection and enforcement of the Loan, which could impact our obligation to make any payments to you and, in some instances, could result in the loss of your entire investment. For instance, the total amount of the LRO Payment owed to an investor would decrease if we sell the corresponding Loan below par, if, as a result of a negotiated modification, we agree to reduce the principal or stated interest of the corresponding Loan or if the Loan is deemed uncollectable and we decide to write it off. These, and similar collection and enforcement actions, could have the effect (without any further action on your part) of automatically decreasing the total amount of the LRO Payments owed to you and the expected timing of such payments.

Abandonment or withdrawal of an offering of a particular series of LROs prior to issuance will extinguish your ability to earn any return on the corresponding LROs you may purchase.

We may abandon or withdraw an offering of a particular series of LROs at any time without penalty prior to issuance. For example, we will abandon the offering of a series of LROs in the event the Borrower withdraws its funding request or in the event it is not fully subscribed by the end of the Offering Period. We may also withdraw an offering of LROs in the event we are required to amend or update material information contained in this Offering Circular or any PQA related to such offering. If we abandon or withdraw an offering of a particular series of LROs, we will promptly release all funds committed to purchase that series, but you will not earn any interest or return on that amount. As a result, you will not have realized any benefit from the transaction and will have lost the opportunity to use your money elsewhere.

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The LROs are unsecured special, limited obligations of GRE 1 only and are not secured by any collateral or guaranteed or insured by any third party.

The LROs are unsecured special, limited obligations of GRE 1 only and will not represent an obligation of the Borrower, its Principals or any other party except GRE 1. The LROs are not secured by any collateral and are not guaranteed or insured by any governmental agency or instrumentality or any third party.

The payment obligations of the Borrower are not guaranteed or insured by any third party, and, in the event of a default, you must rely on us or a third-party collection agency to pursue collection against the Borrower.

Payment of the amounts owed under the Loan and other obligations of the Borrower under the Loan Documents are not guaranteed or insured by any third party, including the Borrower’s Principals, or backed by any governmental authority in any way. In the event of a default on such payment obligations, therefore, we may be limited in our ability to collect on the Borrower’s corresponding Loan Payments, and you will need to rely upon GRE 1, Groundfloor (acting as our agent) or a third-party collection agency to pursue collection against such Borrower. If the Borrower fails to make any Loan Payments on the Loan, you will not be entitled to, and will not receive, any LRO Payments.

Although the Borrower’s obligations under the Loan Documents are recourse, our remedy in the event of nonpayment may be limited to the value of the property securing the debt.

The Loan Documents with each Borrower will provide that such Borrower’s obligations under the Loan are recourse, which means that, in the event of nonpayment, we may collect any outstanding amount owed for the debt from the Borrower even after we have foreclosed on the collateral securing the debt. Even though the Loan obligations are recourse to the Borrower, in most cases, the Borrower’s assets are limited primarily to its interest in the related mortgaged property. Further, our remedies against the Borrower may be limited by state law in certain jurisdictions. For instance, some jurisdictions restrict a mortgagee’s right to seek a deficiency against the Borrower in the event the amount realized from a foreclosure sale is insufficient to repay the underlying debt, commonly referred to as anti-deficiency statutes. Moreover, in jurisdictions where deficiency actions are permitted, the burden of proof with respect to the adequacy of the amount realized from the foreclosure is often imposed on the party seeking the deficiency, such that deficiency actions may result in costly and protracted litigation. Further, some jurisdictions continue to apply the common-law doctrine of “election of remedies” pursuant to which a mortgagee must elect either to sue for recovery under the obligation or pursue foreclosure against the property subject to the mortgage lien. While such restrictions can frequently be waived as a matter of contract, the election of remedies doctrine represents a potential defense in certain circumstances. Other jurisdictions may implement a judicial foreclosure process, where we must first petition the courts of that jurisdiction in order to obtain title to the property. This process delays foreclosure efforts (by up to a year) and increases collection expenses, both of which increase the chance that investors may not be made whole should we need to foreclose on a particular property. Since the Principals are not obligors under the Loan Documents, we are limited in seeking recourse for non-payment to the borrowing entity itself. If the Borrower fails to make payments on the Loan and our remedy is limited to the value of the property securing the Loan, you may lose some, or all, of the expected return on the LROs.

The Company, in its capacity as Loan servicer, has the authority to waive or modify the terms of the Loan without consent of the LRO holders.

The Company (or Groundfloor, acting as its agent) is obligated to use commercially reasonable efforts to service and collect the Loans in accordance with industry standards and consistent with the terms of the LRO Agreement. Subject to that obligation and provided that the Company has reasonably and prudently determined that such action will not be materially adverse to the interests of the relevant LRO holders, the Company has the authority (without the consent of the relevant LRO holders) generally (and among other actions), to waive or modify the terms of any Loan, including to change the payment date, reduce the principal amount or the rate of interest, change the time or manner of making loan payments on the Loan or amend any other material term of the Loan, to enforce any security interest in the assets pledged to secure the Loan or sell all or any portion of its right, title and interest to any person under the Loan Documents, whether at, below or above par, and, if in the Company’s business judgment the reasonable costs and expenses associated with further action to collect or enforce the terms of the Loan Documents will exceed the aggregate Loan Payments reasonably recoverable or realizable to write-off the Loan if it becomes uncollectable. For example, in the context of a Borrower default, the Company may negotiate to extend payment dates and could agree to a modified payment plan that could result in the LRO holder receiving less than the expected return at the Extended Payment Date.

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If, in connection with its powers to administer, service, collect and enforce the terms of the Loan and the Loan Documents, the Company (or Groundfloor, as its agent) takes action that would materially impact the amount or timing of the LRO Payments owed to investors, it will promptly notify investors (by email) thereof and of the impact such action will or is expected to have on such investors’ rights to receive LRO Payments. Furthermore, in circumstances other than Borrower default or prepayment, the modification of a term of a Loan (e.g., a reduction in the interest rate charged on the Loan) could be deemed to be a material modification of the terms of the corresponding series of LROs. In such instance, it is possible that the modified series of LROs would constitute a new security under the Securities Act and under applicable State securities laws. Before implementing any modification to the terms of a Loan (other than in circumstances involving Borrower default or prepayment) that would cause the corresponding series of LROs (as modified) to constitute a new security, the Company will be required to either register the offer of the modified LRO under Section 5 of the Securities Act and under applicable State securities laws or find an exemption from such registration requirements. See “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents” and “—Collection Proceeds, Costs, and Expenses.”

Loans that are advanced may involve additional risks.

In some situations, we, Groundfloor Finance, or a subsidiary of Groundfloor Finance may elect to originate and advance funds for a Loan prior to GRE 1 offering the corresponding series of LROs to the public, which could involve additional risks. Although advances are typically funded from one of more lines of credit or borrowing arrangements entered into by Groundfloor Finance or one of its subsidiaries, if we elect to do so from our own operating capital, that would have the effect of reducing the amount of cash we have available for other business expenditures until the advance is repaid. The same would be the case in the event Groundfloor Finance elected to use its own operating capital to fund advances. In addition, we may be required (either directly as GRE 1 or indirectly through Groundfloor Finance or through one of its subsidiaries) to continue to hold and service the advanced Loans in the event we are unable to qualify the corresponding series of LROs or if the Offering of such LROs is or not fully subscribed and abandoned. Furthermore, the borrowing arrangements that may be used to make the advances will require the principal to be repaid within a short period of time as well as periodic interest payments. This may negatively impact the cash flow and cash position of Groundfloor Finance, particularly if GRE 1 is not able to issue and sell the corresponding LROs on a timely basis, increasing the risk to the overall business of GRE 1, Groundfloor Finance and its subsidiaries.

In addition, the Borrower may begin work on the Project immediately and by the time the corresponding LROs are sold, substantial work may have been completed. This would effectively reduce the amount of time the LROs may be held, as the Borrower is now closer to their proposed exit than when LROs were first offered and therefore may be able to prepay the Loan.

If you decide to invest through the Groundfloor Platform and concentrate your investment in a single series of LROs, your entire return will depend on the performance of a single Loan.

If you decide to invest through the Groundfloor Platform and concentrate your investment in one Project, your entire return will depend on the performance of that single Project. For example, if you plan to purchase $400 of LROs and choose to invest the entire $400 in a single Project instead of investing $10 in 40 Projects corresponding to Loans of 40 different Borrowers, your entire $400 investment will depend on the performance of a single Loan. Failing to diversify your investment increases the risk of losing your entire investment due to a single Borrower’s default or a small number of Borrower defaults. Diversification, however, will not eliminate the risk that you may lose some, or all, of the expected yield on the LROs.

An investment in an LRO issued by GRE 1 may be subject to risks that are different from, and potentially greater than, an investment in an LRO issued by Groundfloor Finance.

Prior to the qualification of this Offering Circualr, Groundfloor Finance, GRE 1’s sole member and manager, offered and sold LROs under a separate offering qualified by the SEC and various states. Pursuant to GRE 1’s operating agreement, Groundfloor Finance has the authority to manage the business of GRE 1, including the authority to distribute its cash and other assets to Groundfloor Finance at the times and in the amounts as it may from time to time direct. As a result of this relationship, particularly the control Groundfloor Finance has over GRE 1’s operations, an investment in an LRO issued by GRE 1 may be subject to risks that are different from, and potentially greater than, an investment in an LRO issued by Groundfloor Finance.

We may not set appropriate interest rates for the Loans.

If we set interest rates for the Loans too low, investors may not be compensated appropriately for the level of risk that they are assuming in purchasing a LRO, while setting the interest rate too high may increase the risk of non-payment on a Loan. In either case, failure to set rates appropriately may cause the expected return on the LROs not to be commensurate with the risks investors have assumed in acquiring such LROs.

If GRE 1, Groundfloor Finance, or one of its subsidiaries advance a Loans prior to the sale of a corresponding series of LROs, some (or all) of the proceeds from the subsequent sales of such series of LROs will be used to repay the amount of the advance.

GRE 1, Groundfloor Finance, or a subsidiary of Groundfloor Finance may advance Loans to Borrowers prior to the qualification or sale of the series of LROs that correspond to such Loans. The funds for such an advance may be from one of more lines of credit or borrowing arrangements entered into by Groundfloor Finance or one of its subsidiaries, but there may be circumstances that we, or Groundfloor Finance or one of its subsidiaries could utilize operating capital for these purposes. For any Loans advanced prior to the qualification and sale of a corresponding series of LROs, some (or all) of the proceeds from the sale of subsequently qualified and sold LROs corresponding to such Loans will be used to repay the amount of the advance.

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Withdraw or abandonment of an offering of a particular series of LROs prior to issuance will extinguish your ability to earn any return on the corresponding LROs you may purchase.

We may withdraw or abandon an offering of a particular series of LROs at any time without penalty prior to issuance. For example, we will abandon the offering of a series of LROs in the event the Borrower withdraws its funding request or in the event it is not fully subscribed by the end of the Offering Period. We may also withdraw an offering of LROs in the event we are required to amend or update material information contained in this Offering Circular or any PQA related to such offering. If we abandon or withdraw an offering of a particular series of LROs, we will promptly release all funds committed to purchase that series, but you will not earn any interest or return on that amount. As a result, you will not have realized any benefit from the transaction and will have lost the opportunity to use your money elsewhere.

Borrowers are generally permitted to prepay Loan obligations at any time without penalty. Borrower prepayments will extinguish or limit your ability to earn expected returns on the corresponding LRO.

Prepayment by a Borrower occurs when a Borrower decides to pay some or all of the principal amount on the Loan earlier than originally scheduled. With all of the Projects financed on the Groundfloor Platform, the Borrower may prepay all or a portion of the remaining principal amount at any time without penalty. Upon a prepayment of the entire remaining unpaid principal amount and accrued interest on the Loan, within five business days you will receive an amount equal to your pro rata share of such prepayment and your LRO will automatically terminate (and the corresponding LRO shall be of no further force or effect) without any further payments being made to you. If prevailing commercial loan rates decline in relation to the LRO’s effective interest rate, the Borrower may choose to prepay the Loan with lower-cost funds. If the Borrower prepays a portion of the remaining unpaid principal balance on the Loan, the term for final payment of the Loan will not change, but you will not earn the Accrued Return on the prepaid portion, which would reduce the expected yield on the LRO. In addition, you may not be able to find a similar rate of return on another investment at the time at which the Loan is prepaid.

The LROs will not be listed on any securities exchange, and no liquid market for the LROs is expected to develop.

The LROs will not be listed on any securities exchange or interdealer quotation system. There is no trading market for the LROs, and we do not expect that such a trading market will develop in the foreseeable future, nor do we intend to offer any features on the Groundfloor Platform to facilitate or accommodate such trading. You do not have any rights of redemption or repurchase rights with respect to the LROs. Therefore, any investment in the LROs will be highly illiquid, and investors in the LROs may not be able to sell or otherwise dispose of their LROs in the open market. Accordingly, you should be prepared to hold the LROs you purchase until our payment obligations thereunder terminate.

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The Investor Agreement and the LRO Agreement limit your rights in some important respects.

When you make an investment through the Groundfloor Platform, you are required to agree to the terms of GRE 1’s standard Investor Agreement, which sets forth your principal rights and obligations as an investor in the LROs we issue (the “Investor Agreement”), and to agree to the terms of a LRO Agreement, which sets forth the specific terms of the series of LROs you are committing to purchase. The Investor Agreement and LRO Agreement limit the investor’s right to collect or attempt to collect from any Borrower or its Principals, directly or through any third party, any amount owing under any of the investor’s LROs or on any of the Loan Payments that correspond to the investor’s LROs.

In addition, under the Investor Agreement, we may require that any claims against us, other than claims alleging violations of federal securities laws by us or any of our officers or directors, be resolved through binding arbitration rather than in the courts. The arbitration process may be less favorable to investors than court proceedings and may limit your right to engage in discovery proceedings or to appeal an adverse decision. You also waive your right to a jury trial under the Investor Agreement. These provisions may have the effect of discouraging lawsuits against us and our directors and officers.

Furthermore, the investor acknowledges in the Investor Agreement that the LROs are intended to be debt instruments issued by the Company that have original issue discount (“OID”) for U.S. federal income tax purposes and agrees not to take any position inconsistent with that treatment of the LROs for tax, accounting, or other purposes, unless required by law.

Additionally, by entering into the LRO Agreement, the investor expressly waives and releases, as a condition of and as part of the consideration for the issuance of the LRO, any recourse under or upon any obligation, covenant or agreement contained in the LRO Agreement, or because of any obligations evidenced therein, against any incorporator, or against any past, present or future shareholder, officer or director, as such, of the Company, either directly or through the Company, under any rule of law, statute (other than applicable federal securities laws) or constitutional provision or by the enforcement of any assessment or penalty or otherwise. This provision has the effect of limiting the available parties against which an investor may seek recourse in connection with the Company’s obligations under the LRO Agreement.

You are required to indemnify us for losses that may arise out of representations made, and covenants given, to us in the documents you enter into through the Groundfloor Platform.

By executing the Investor Agreement, you agree to indemnify, defend, protect and hold harmless the Company, its members and mangers, and the officers, directors, shareholders, employees and agents of its members and managers against all claims, liabilities, actions, costs, damages, losses, demands and expenses of every kind, known or unknown, contingent or otherwise (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) (collectively, the “Losses”), based upon or arising out of any false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by you of any covenant or agreement you make in the Investor Agreement or in any other Investment Document (as defined below). Except with respect to Losses based upon or arising out of any inaccuracy in or breach of certain fundamental representations you make to us (as set forth in Section 8 of the Investor Agreement) or of your covenant not to violate applicable laws (as contained in Section 9(e) of the Investor Agreement), your liability to us is limited to an amount equal to the aggregate LRO Payments due under any LROs you hold. We may, among other remedies we can pursue, collect against Losses by off-setting amounts owed to you as LRO Payments. However, to the extent that any indemnification provision in the Investor Agreement purports to include indemnification for liabilities arising under the Securities Act, you should be aware that in the SEC’s opinion this indemnification provision would be contrary to public policy and therefore unenforceable.

If the offering of a series of LROs is not fully subscribed with irrevocable funding commitments, you will not be issued any of the securities you have committed to purchase and will not realize any benefit from the investment transaction.

There is no guarantee that the corresponding Loan in which you commit to purchase LROs will actually be funded. If a sufficient number of investors do not invest in a series of LROs, the offering with respect to those particular securities will not be closed and you will not be issued your securities. Your funds, intended for investment, will be released and made available in your funding account, without interest, even though you may otherwise wish to invest, and you will not have realized any benefit from the transaction.

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Certain securities qualification exemptions for secondary trading in California will not be available to investors with respect to the LROs.

We have been advised by the California Department of Corporations that the exemptions for secondary trading in California available under California Corporations Code Section 25104(h) will be withheld with respect to the LROs, although there may be other exemptions to cover private sales in California of a bona fide owner for his own account without advertising and without being effected by or through a broker-dealer in a public offering. Prospective investors are urged to consult their own legal advisors licensed to practice law in California with respect to the transfer of, or secondary trading in, the LROs.

If we fail to fully subscribe an offering of a series of LROs corresponding to a Loan that has been advanced, the advanced Loan will remain a lending obligation of Groundfloor Finance (or its subsidiary).

If we fail to fully subscribe an offering of a series of LROs corresponding to a Loan that has been advanced, Groundfloor Finance will still be responsible for servicing and otherwise managing the underlying Loan. We, Groundfloor Finance (or the affiliated entity that originated the Loan) may need to use cash on hand or raise additional capital to continue to service the Loan or to repay any amounts borrowed under its borrowings to finance the advance. This may limit the amount of capital Groundfloor Finance has available to fund its operations.

Risks Related to the Borrower, its Principal(s) and the Project

Real estate projects involve considerable risk, which may affect the Borrower’s ability to make payments under its Loan and our ability to collect Loan Payments on a timely basis.

Real estate development projects are inherently risky, and the risks they involve may affect the Borrower’s ability to make payments under its Loan. The risks involved in real estate development projects include the following:

•	changes in the general economic climate and market conditions;

•	complications involving the renovation or redevelopment of the real estate property connected to the Project;

•	limited availability of mortgage funds or fluctuations in interest rates which may render the sale and refinancing of the real estate property corresponding to the Project difficult;

•	unanticipated increases in real estate taxes and other operating expenses;

•	environmental considerations;

•	zoning laws and other governmental rules and policies; and

•	uninsured losses including possible acts of terrorism or natural disasters.

The risks associated with a particular investment will also vary depending on the type of Loan being financed and the terms negotiated with Borrowers. For example:

•	With Loans involving renovations, project completion may be delayed because the necessary renovations may be more extensive than first anticipated; as work progresses, more of the structure is opened up which may reveal previously unknowable defects or problems.

•	With new construction Loans, a fundamental default early in the term could be more detrimental to recovery, since it would leave us with a lien (on land and an incomplete structure) that could be worth less than the amount needed to make investors whole.

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•	Where acquisition (either of land or of an existing structure) is part of use of proceeds the acquisition may fall through, causing the Loan to be abandoned before closing or to be paid off early, as no principal is drawn down after closing. In addition, the purchase price of the property may increase at the time of acquisition, decreasing the remaining funds available from our Loan which could impact the Borrower’s ability to complete the associated renovations or construction as contemplated.

•	Permitting delays could impede a Borrower’s ability to timely repay Loans involving renovations or construction.

•	Borrowers may use part of the Loan Proceeds to repay an existing loan used to acquire the property. There may be delays in the original lender releasing the property from any security interest related to the earlier loan in order for us to assume the first lien position after closing the loan transaction.

•	Borrowers may use part of the Loan Proceeds to offset the amount of cash or equity they otherwise would have in the project. This type of cash out refinancing may be involved in various types of Loans we originate.

•	Borrowers may be advanced all or part of the Loan Proceeds before the corresponding LROs are sold. In this case, the Borrower may begin work on the Project immediately and by the time the corresponding LROs are sold, substantial work may have been completed. This would effectively reduce the amount of time the LROs may be held, as the Borrower is now closer to their proposed exit than when LROs were first offered and therefore may be able to prepay the Loan.

•	There can be any number of issues with the title to a property. For example, the property may be acquired through a quit claim deed or a limited warranty deed where there can be no assurances that the Borrower owns the property in question. If the Borrower does not own the property and we proceed with originating the Loan, our lien will likely be unenforceable. Similarly, although we confirm our senior lien position on properties by conducting a title search and obtaining title insurance, challenges to the enforceability of our senior position or title defects may nevertheless arise. We attempt to mitigate these problems by requiring a clean title search and title insurance before originating any Loan. However, title defects may still be present. Such defects could also result in a determination that we do not have an enforceable lien on the property. Resolution of these matters could delay our ability to foreclose on the property or pursue other collection remedies against the Borrower, which could result in the loss of your investment.

The success of the Project is dependent on the performance of third parties, including the Borrower and its Principal(s), over which we have no control.

We will issue a commercial loan to the Borrower to fund the Project. The Borrower owns and controls the Project and is responsible for various management functions that are essential to the success of the Project. The Principal(s) of that borrowing entity control and operate it. Poor management on the part of the Borrower, or its Principals, could adversely affect the financial performance of the Project or expose the Project to unanticipated operating risks, which could reduce the Project cash flow and adversely affect the Borrower’s ability to repay the Loan.

We have limited experience in developing real estate projects.

If the Borrower is unable to repay its obligations under the Loan, we may foreclose on the real estate property. Although we will seek out purchasers for the property, we may have to take an active role in the management of the Project. Prospective investors should consider that we and very few members of our management have previously managed real estate development projects. No assurances can be given that we can operate the Project profitably.

Credit information may be inaccurate or may not accurately reflect the creditworthiness of the Borrower or its Principals, which may cause you to lose part or all of the Purchase Amount you pay for a LRO.

In the course of its underwriting, Groundfloor Finance obtains credit information about the Principals of the Borrower from consumer reporting agencies, such as TransUnion, Experian or Equifax. A credit score assigned to a Principal may not reflect the actual creditworthiness of the Borrower or its Principals. (Although the Principal(s) are not personally liable for making payments under the Loan, Groundfloor Finance believes his or her FICO credit score is a relevant factor in understanding the individual practices regarding debt management of the persons who will ultimately be responsible for managing the Project and servicing the debt.) In addition, the information obtained from the credit report is not verified and the credit score of the Principal may be based on outdated, incomplete or inaccurate consumer reporting data. Additionally, there is a risk that, after the underwriting team has completed our credit review, the Principal may have:

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•	become delinquent in the payment of or defaulted under an outstanding obligation;

•	taken on additional debt; or

•	sustained other adverse financial events.

Inaccuracies in the credit information obtained or subsequent events that materially impact the ability to repay the Loan or reduce creditworthiness may increase the risk that the Borrower will default on its Loan, which will increase the risk that the LROs will not be repaid in full.

Information supplied by Borrowers, including information on the Project Summaries, may be inaccurate or intentionally false.

Borrowers supply a variety of information that is included in this Offering Circular and the Project Summaries. Much of the information provided by Borrowers during the application and underwriting process is not independently verified, and, although Borrowers represent and warrant in the Loan Agreement as to the accuracy of such information, it may nevertheless be inaccurate or incomplete. For example, there is no independent verification of the information about the financial condition and past business experience of the Borrower and business experience of its Principals, including much of the data contained in the Borrower Summary (Box H) of the Project Summary, the proposed costs of a given construction project or the capabilities, and the experience of any contractors or sub-contractors. Further, the information the Borrowers supply may be inaccurate or intentionally false. Borrowers may misrepresent their intentions for the use of Loan Proceeds, and, if such misrepresentations negatively impact the Borrower’s ability to make its payments under the Loan, we may not be able to make corresponding payments under the terms of the LROs. See “Description of the Business of GRE 1 and of Groundfloor Finance—Our Loans to Borrowers— Due Diligence and Authentication” for the commercially reasonable efforts uses to verify or authenticate certain information provided in the course of the application and underwriting procedures and representations made by the Borrowers.

Other than as discussed below in “Description of the Business of GRE 1 and of Groundfloor Finance—Our Loans to Borrowers— Due Diligence and Authentication”, there is no independent verification of the information provided to us by Borrowers, and such information may be inaccurate or incomplete. If you rely on false, misleading or unverified information supplied by Borrowers in deciding to purchase LROs, you may lose part or the entire Purchase Amount you pay for a LRO and our reputation may be harmed. Project Summaries and Borrower information available on the Groundfloor Platform and in this Offering Circular with respect to the LROs being offered hereby is subject to Rule 10b-5 of the Exchange Act and to the liability provisions of the Securities Act. Potential investors should note that on occasion courts have taken the position that plaintiffs who have failed to exercise adequate caution in analyzing the risks associated with reliance upon unverified information may be precluded from asserting a claim for misrepresentation. Although we do not believe this would impact our overall liability under Rule 10b-5 of the Exchange Act and the liability provisions of the Securities Act for information provided to you in connection with this Offering, we advise you that your recourse may be limited in the event information that is self-reported and not independently verified turns out to be false or misleading.

We have an incentive to take on as many Projects as possible, which could impair our ability to devote adequate attention and resources to collection of outstanding Loan Payments.

All of GRE 1’s revenues and a significant portion of Groundfloor Finance’s revenues are derived from origination and servicing fees generated through financing of Projects. As a result, we and Groundfloor Finance each have an incentive to finance as many Projects as possible to maximize the amount of origination and servicing fees generated. Increased Project volume increases the demands on management resources and Groundfloor Finance’s ability to devote adequate attention and resources to the collection of outstanding Loan Payments. In the event that we (either alone or with Groundfloor Finance and its subsidiaries) take on Project volumes that exceed Groundfloor Finances’ ability to service outstanding Loans, our ability to make timely payments on the LROs will suffer.

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We do not take any specific actions to monitor how funds are spent after they have been disbursed to the Borrowers.

When we finance a Project, our primary assurance that the financing proceeds will be properly spent by the Borrower is the contractual covenants agreed to by the Borrower and the business history and reputation of the Borrower. We typically implement a Draw process for Loans (and always do so for Loans in excess of $50,000 unless an amount greater than $50,000 is needed for the acquisition of a property), which mitigates some risk of mishandling of funds by the Borrower. However, we do not and cannot control how the Loan Proceeds will be used by Borrowers. Should the proceeds of a financing be diverted improperly, the Project might become insolvent, which could cause the purchasers of the corresponding LROs to lose their entire investment.

Risks Related to the Company, to Groundfloor, and the Groundfloor Platform

We are also subject to other risks and uncertainties related to engaging in a public offering that may affect our business.

GRE 1 and Groundfloor Finance (as well as its other subsidiaries that many offer LROs pursuant to Regulation A) are subject to additional risks and uncertainties in connection with engaging in a public offering of the LROs. These risks and uncertainties include:

•	the potential for increased scrutiny by federal and state regulatory agencies;

•	the greater likelihood of facing civil liability claims for alleged violations of federal and state securities laws;

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•	the increasing costs connected with managing a growing business and expanding portfolio of Loans;

•	the impact of greater media attention, including the possibility of negative commentary of Groundfloor’s business model by other market participants such as traditional financial institutions;

•	the costs of qualifying our offerings with federal and state regulators;

•	the time commitment for management to qualify our offerings, which takes focus away from operating the business;

•	navigating complex and evolving regulatory and competitive environments;

•	increasing the number of investors utilizing the Groundfloor Platform;

•	increasing the volume of Loans facilitated through the Groundfloor Platform and fees received from Borrowers;

•	continuing to develop, maintain and scale the Groundfloor Platform;

•	effectively using limited personnel and technology resources;

•	effectively maintaining and scaling Groundfloor’s financial and risk management controls and procedures;

•	maintaining the security of the Groundfloor Platform and the confidentiality of the information provided and utilized across the Groundfloor Platform; and

•	attracting, integrating and retaining an appropriate number of qualified employees.

Groundfloor Finance will need to raise substantial additional capital to fund future operations, and, if Groundfloor Finance fails to obtain additional funding, GRE 1 and Groundfloor Finance may be unable to continue operations.

At this early stage in its development, Groundfloor has funded substantially all of its operations with proceeds from private financings from individual investors and venture capital firms. We rely on Groundfloor Finance to operate the Groundfloor Platform, facilitate due diligence and underwriting reviews, coordinate payment to and from investors and developers through the use of various funding accounts, manage Loan advances and to administer, service and collect on the Loans we fund through the offer and sale of LROs. As manager, Groundfloor Finance is also responsible for our day to day operations. To date, Groundfloor Finance has raised approximately $7.56 million through private sales of convertible debt and preferred stock. To continue the development of its business, Groundfloor Finance will require substantial additional funds. To meet its financing requirements in the future, Groundfloor Finance may raise funds through equity offerings, debt financings or strategic alliances. Raising additional funds may involve agreements or covenants that restrict Groundfloor Finance’s business activities and options. Additional funding may not be available to Groundfloor Finance on favorable terms, or at all. If Groundfloor Finance is unable to obtain additional funds, it and GRE 1 may be forced to reduce or terminate our operations.

The ability to generate significant revenues from the actual operation of the Groundfloor Platform in the near future is limited by the requirement that offerings of LROs be registered on Form S-1, qualified under Regulation A or offered pursuant to another exemption from registration. At present, sales of LROs under Tier 1 of Regulation A are capped at $20 million during any 12-month period per issuer. Although the Jumpstart Our Business Startups Act (the “JOBS Act”) provides for the limit to be increased to $50 million under Tier 2 of Regulation A, the increase would trigger on-going compliance requirements. It has historically taken significant time to complete the Registration A registration and/or qualification process, and it is too early in the adoption of the new Regulation A offering process to determine whether that time may now be reduced. This delay can make it difficult for Groundfloor Finance and, consequently, for GRE 1, to identify Borrowers that can defer the need for financing for particular Projects through such a long timeframe. If Groundfloor Finance is unable to identify Projects to finance as a result, it will impact its (and our) ability to make investment opportunities available through the Groundfloor Platform and to generate revenues.

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Groundfloor Finance has entered into material transactions with our promoters.

Since inception, Groundfloor Finance has entered into certain material transactions involving its officers, directors and principal shareholders (collectively, the “Promoters”). For instance, certain affiliates and family members of the directors of Groundfloor Finance have participated in the Series Seed Financing, the Bridge Financing, and the Series A Financing (each as defined below). Groundfloor Finance has adopted a policy that a majority of the disinterested Independent Directors of Groundfloor Finance (as defined below) must approve any loan to or on behalf of, or other material affiliated transaction involving, its Promoters. However, Groundfloor Finance has lacked sufficient disinterested Independent Directors to approve the prior material affiliated transactions listed above at the time each was consummated and may choose to enter into transactions in the future for which it lacks sufficient disinterested Independent Directors. See “Interest of Management and Others in Certain Transactions” and “Transactions with Promoters” below.

Our affiliates may purchase LROs on the Groundfloor Platform.

The executive officers, directors and 10% stockholders of Groundfloor Finance may have purchased LROs from time to time in the past, and may do so in the future. Purchase of LROs by these affiliates is made simultaneously with and on the same terms and conditions as those provided to other investors in the same series of LROs. Their right to receive LRO Payments and other obligations are the same as all holders of the same series of LROs. These purchases count towards the Purchase Amount required to fully subscribe a given series of LROs. However, these purchases are made for the personal investment accounts of these individuals and not for resale, and are not directed by Groundfloor, GRE 1, or any of the Promoters (of either company), nor are the purchases made for purposes of ensuring the offering is fully subscribed. See “Interest of Management and Others in Certain Transactions—Purchase of LROs by Related Parties.” By virtue of their positions with the Company, there is the risk that such purchases could be based on the use of non-public information not available to unaffiliated investors.

This financing model is a new lending method and the Groundfloor Platform has a limited operating history. Borrowers may not view or treat their obligations to Groundfloor and its affiliates (including the Company) as having the same significance as loans from traditional lending sources, such as bank loans, and the Loans may have a higher risk of default than loans of Borrowers with similar credit scores to other lenders.

The expected investment return on the LROs depends on Borrowers making payments under their Loans in a timely and complete manner. Borrowers may not view our lending obligations originated on the Groundfloor Platform as having the same significance as other credit obligations arising under more traditional circumstances, such as loans from banks or other commercial financial institutions. If a Borrower neglects, or chooses not to meet, its payment obligations upon which a LRO Payment is dependent, you may not be able to recover any portion of your investment in a LRO.

If we or Groundfloor Finance were to become subject to a bankruptcy or similar proceeding, the rights of the holders of the LROs could be uncertain, and the recovery, if any, of a holder of a LRO may be substantially delayed and substantially less than the amounts due and to become due on the LRO.

In the event of a bankruptcy or a similar proceeding by us or Groundfloor Finance, the rights of investors to continue receiving payments on the LROs could be subject to the following risks and uncertainties:

•	Borrowers may delay payments to us on account of Loans because of the uncertainties occasioned by a bankruptcy or similar proceeding of the Company or Groundfloor, even if the Borrowers have no legal right to do so, and such delay could reduce, at least for a time, the funds that might otherwise be available to pay the LROs corresponding to those Loans.

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•	In a bankruptcy or similar proceeding of the Company, our obligation to continue making payments on the LROs would likely be suspended or delayed even if the funds to make such payments were available. Because a bankruptcy or similar proceeding may take months or years to complete, even if the suspended payments were resumed, the suspension might effectively reduce the value of any recovery that a holder of a LRO might receive by the time such recovery occurs.

•	The LROs are unsecured, and investors do not have a security interest in the corresponding Loan Payments. Accordingly, the holders of LROs may be treated as general unsecured creditors and thus be required to share the proceeds of Loan Payments with our other general unsecured creditors. If such sharing of proceeds is deemed appropriate, those proceeds that are either held by us in the clearing account at the time of the bankruptcy or similar proceeding of the Company, or not yet received by us from Borrowers at the time of the commencement of the bankruptcy or similar proceeding, may be at greater risk than those proceeds that are already held by us in the investor account at the time of the bankruptcy or similar proceeding. To the extent that proceeds of the corresponding member loan would be shared with other creditors of the Company, any secured or priority rights of such other creditors may cause the proceeds to be distributed to such other creditors before, or ratably with, any distribution made to you on your LRO.

•	In a bankruptcy or similar proceeding of the Company, it is possible that a holder of a LRO could be deemed to have a right of payment only from proceeds of the corresponding Loan and not from any other assets of the Company, in which case the holder of the LRO may not be entitled to share the proceeds of such other assets of the Company with other creditors of the Company, whether or not, as described above, such other creditors would be entitled to share in the proceeds of the Loan corresponding to the LRO. Alternatively, it is possible that a holder of a LRO could be deemed to have a right of payment from both the Loan corresponding to the LRO and from some or all other assets of the Company, in which case the holder of the LRO may be entitled to share the proceeds of such other assets of the Company with other creditors of the Company, whether or not, as described above, such other creditors would be entitled to share in the proceeds of the Loan corresponding to the LRO. To the extent that proceeds of such other assets would be shared with other creditors of the Company, any secured or priority rights of such other creditors may cause the proceeds to be distributed to such other creditors before, or ratably with, any distribution made to you on your LRO.

•	If a Borrower has made payments under its Loan to us before the bankruptcy proceedings are commenced and those funds are held in our clearing account after the commencement of bankruptcy proceedings and have not been used by us to make payments on the LROs, there can be no assurance that we will be able to use such funds to make payments on the LROs.

•	If a bankruptcy proceeding commences after your commitment becomes irrevocable (and funds to purchase the LROs in your Groundfloor account are set aside for closing), you may not be able to obtain a return of the funds you have committed even if the offering proceeds have not yet been used to purchase the LROs or to fund the corresponding Loan.

•	In a bankruptcy or similar proceeding of the Company, our ability to transfer servicing obligations to a back-up servicer may be limited and subject to the approval of the bankruptcy court or other presiding authority. The bankruptcy process may delay or prevent the implementation of back-up servicing, which may impair the collection of Loan Payments to the detriment of the LROs. As Groundfloor Finance acts as our agent in connection with certain servicing functions, in the event of a Groundfloor Finance bankruptcy or similar proceeding, Groundfloor Finance’s ability to perform those functions may be halted or limited and subject to the approval of the bankruptcy court or other presiding authority. See the risk titled “If we or Groundfloor Finance were to cease operations or enter into bankruptcy proceedings, the servicing of the Loans and the LROs would be interrupted or may halt altogether . . .” below for more information on these risks.

If we or Groundfloor Finance were to cease operations or enter into bankruptcy proceedings, the servicing of the Loans and the LROs would be interrupted or may halt altogether.

If we or Groundfloor Finance were to become subject to bankruptcy or similar proceedings or if we or Groundfloor Finance ceased operations, the Company, or a bankruptcy trustee on our behalf, might be required to find other ways to service the Loans and the LROs. Such alternatives could result in delays in the disbursement of payments on your LROs or could require payment of significant fees to another company to service the Loans and the LROs. Since we have not entered into any back-up servicing agreements, if we or Groundfloor were to cease operations or otherwise become unable to service the Loans and LROs without transferring such Loans to another entity, the operation of the Groundfloor Platform and the servicing of the Loans and LROs would be interrupted and may halt altogether unless another way to service the Loans and LROs on behalf of investors was secured.

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If we or Groundfloor Finance were to file under Chapter 11 of the Bankruptcy Code, it is possible that we would be able to continue to service the Loans during reorganization. If, on the other hand, we were to file under Chapter 7 of the Bankruptcy Code, or if an attempted reorganization under Chapter 11 should fail and the bankruptcy case be converted to Chapter 7, the bankruptcy trustee would have the obligation to administer the bankruptcy estate. As part of such administration, the bankruptcy trustee, subject to bankruptcy court approval, may elect to continue to service the Loans or to transfer the right to such servicing to another entity for a fee. Either option would likely result in delays in the disbursement of payments on your LROs and could require the bankruptcy trustee to pay significant fees to another company to service the Loans and the LROs, ultimately decreasing the amounts available to be paid on corresponding LROs. Alternatively, the bankruptcy trustee may elect to cease servicing functions altogether. As Groundfloor Finance acts as GRE 1’s agent in connection with certain servicing functions, the same disruption of the operation of the Groundfloor Platform and the servicing functions likely would occur if Groundfloor Finance were to enter bankruptcy or similar proceedings, even if GRE 1 did not.

In the event that we or Groundfloor Finance were to cease operations or enter into bankruptcy proceedings, recovery by a holder of a LRO may be substantially delayed while back-up servicing is secured, if practicable, or such services halted altogether, and such recovery may be substantially less than the amounts due and to become due on the LRO.

In a bankruptcy or similar proceeding of the Company or Groundfloor, there may be uncertainty regarding the rights of a holder of a LRO, if any, to access funds in your GRE 1 or Groundfloor account.

We currently maintain investor accounts with the FBO Servicer “for the benefit of” our investors. This so-called “Investor FBO Account” is a pooled account titled in our name “for the benefit of” the investors who purchase LROs issued by us. We believe that amounts funded by investors into the Investor FBO Account are unlikely to be subject to claims of our creditors other than the investors for whose benefit the funds are held, since beneficial ownership of those funds rests with the investors. However, we have legal title to the Investor FBO Account and the attendant right to administer the Investor FBO Account, each of which would be the property of our bankruptcy estate. As a result, if we became a debtor in a bankruptcy or other similar proceeding, the legal right to administer the funds in the Investor FBO Account would vest with the bankruptcy trustee, debtor in possession or similar representative of the estate. In that case, investors may have to seek a court order lifting the automatic stay or otherwise permitting them to withdraw their funds. Investors may suffer delays in accessing their funds in the Investor FBO Account as a result. Moreover, U.S. bankruptcy courts and courts overseeing similar proceedings have broad powers, and a court could determine that some or all of such funds were beneficially owned by us or otherwise became available to our creditors generally. The preceding risk also applies to funds held in your Groundfloor Investor FBO Account in the event of a Groundfloor bankruptcy or similar proceeding.

There may be further uncertainty in the event of a bankruptcy or similar proceeding of the Company regarding your rights with respect to funds that are set aside in your account pending closing. After you make a commitment to buy LROs, the Purchase Amount remains in one or more of our Investor FBO Accounts but is “blocked” or “frozen” until the LROs are issued and the corresponding Loan is closed, at which time the funds are transferred to the GRE 1 Borrower FBO Account. If the offering for that series of LROs is abandoned prior to issuance, the Purchase Amount is “unblocked” and released to your Groundfloor account. If the Company is the subject of bankruptcy or similar proceedings prior to this release of funds, a bankruptcy or similar court could determine that some or all of such funds are beneficially owned by the Company or otherwise become available to the Company’s creditor’s generally. If, after return of the funds to the Groundfloor Investor FBO Account, Groundfloor Finance is the subject of bankruptcy or similar proceedings, a bankruptcy or similar court could determine that some or all such funds are beneficially owned by Groundfloor or otherwise became available to Groundfloor’s creditors generally.

In a bankruptcy or similar proceeding of a Borrower, there may be uncertainty regarding our rights, if any, to access on your behalf any remaining unallocated funds in the Borrower’s sub-account.

We deposit the Loan Proceeds not advanced to the Borrower in the GRE 1 Borrower FBO Account. Under normal circumstances, in the event the corresponding Loan is discharged or cancelled before all Draws have been completed, we would return to each holder of the corresponding LROs an amount equal to such holder’s pro rata share of any portion of the Loan Proceeds not yet disbursed to the Borrower. This may not occur in the event of the Borrower’s bankruptcy or other similar proceeding. We believe that amounts held in a Borrower’s sub-account could be subject to claims of such Borrower’s creditors in the event of its bankruptcy or other similar proceeding or such funds could be used by a debtor in possession to fund its on-going operations or reorganization. Although we typically would have the senior lien on the underlying assets, and therefore should have first priority to receive the funds out of the insolvent Borrower’s estate arising from that lien, we expect that our ability to disburse funds out of the GRE 1 Borrower FBO Account may be prevented by a court and at a minimum will be significantly delayed while we seek a court order lifting the automatic stay or other such relief permitting us to withdraw the funds on your behalf. Our ability to retrieve such funds may be even more tenuous in the event we have taken a second or junior lien on the underlying assets. As such, investors may never receive or may suffer delays in receiving such funds in the event of a Borrower’s bankruptcy or similar proceeding.

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If the security of our investors and Borrowers’ confidential information stored in Groundfloor’s systems is breached or otherwise subjected to unauthorized access, your secure information may be stolen, our reputation may be harmed, and we may be exposed to liability.

The Groundfloor Platform stores the Borrowers’ and investors’ bank information and other personally-identifiable sensitive data. Any accidental or willful security breaches or other unauthorized access could cause your secure information to be accessed, publicly disclosed, or stolen and used for criminal purposes. Security breaches or unauthorized access to secure information could also disrupt our operations and subject us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the relevant software are exposed and exploited, and, as a result, a third party or disaffected employee obtains unauthorized access to any investor’s or Borrower’s data, our relationships with our investors will be severely damaged, and we, and Groundfloor Finance, could incur significant liability. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we, Groundfloor, and the third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our investors to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation (and that of Groundfloor Finance), and we could lose investors.

The Groundfloor Platform may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions.

The Groundfloor Platform may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. If a “hacker” were able to infiltrate the Groundfloor Platform, you would be subject to the increased risk of fraud or Borrower identity theft and may experience losses on, or delays in the recoupment of amounts owed on, a fraudulently induced purchase of a LRO. Additionally, if a hacker were able to access secure files, he or she might be able to gain access to your personal information. While Groundfloor Finance has taken steps to prevent such activity from affecting the Groundfloor Platform, if Groundfloor Finance is unable to prevent such activity, the value of your investment in the LROs could be adversely affected.

When you commit to purchase a LRO, you may commit funds toward your purchase up to 50 days prior to the time when your LRO is issued.

Once the Offering Period for a particular series of LROs commences, it will remain open for 30 days (unless it is fully subscribed with irrevocable funding commitments before the end of such period); however, we may extend that period in our sole discretion (with notice to potential investors) up to a maximum of 45 days. Investors’ commitments to purchase LROs become irrevocable following expiration of the Withdrawal Period. Commitments to purchase LROs made after expiration of the Withdrawal Period, if any, are irrevocable when authorized and may not be withdrawn. The issuance of the LROs is expected to occur as soon as possible (typically within five days) after the expiration of the Withdrawal Period. During the period between the time of your commitment and the time when your LRO is issued, you may not have access to the funds debited from your funding account or placed in escrow for closing. Because your funds do not earn interest, the delay in issuance of your LRO will have the effect of reducing the effective rate of return on your investment.

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Groundfloor Finance relies on third-party banks and money transfer agents to operate the Groundfloor Platform. If it is unable to continue utilizing these services, our business and ability of Groundfloor Finance to service the Loan may be adversely affected.

All payments are processed through the Groundfloor Platform. Because Groundfloor Finance is not a bank, it cannot belong to or directly access the Automated Clearing House (“ACH”) payment network, and it must rely on third-party payment agents and other FDIC-insured depository institutions to process our transactions, including payments of Loans and remittances to holders of LROs. Groundfloor Finance currently uses the services of Dwolla, Inc. and Wells Fargo for these purposes, but may change vendors at any time without prior notice to investors. Under the ACH rules, if Groundfloor experiences a high rate of reversed transactions (known as “chargebacks”), Groundfloor may be subject to sanctions and potentially disqualified from using the system to process payments.

Any significant disruption in service on the Groundfloor website or in Groundfloor Finance’s computer systems could reduce the attractiveness of the Groundfloor Platform and result in a loss of users.

If a catastrophic event resulted in a Groundfloor Platform outage and physical data loss, Groundfloor Finance’s ability to perform our servicing obligations would be materially and adversely affected. The satisfactory performance, reliability, and availability of Groundfloor Finance’s technology and its underlying hosting services infrastructure are critical to its (as well as our) operations, level of customer service, reputation and ability to attract new users and retain existing users. Groundfloor Finance’s hosting services infrastructure is provided, owned, and operated by a third party (the “Hosting Provider”). Groundfloor Finance also maintains a backup system at a separate location that is owned and operated by a third party. Groundfloor Finance’s Hosting Provider does not guarantee that users’ access to the Groundfloor website will be uninterrupted, error-free or secure. Groundfloor Finance’s operations depend on our Hosting Provider’s ability to protect its and our systems in its facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. If Groundfloor Finance’s arrangement with its Hosting Provider is terminated, or if there is a lapse of service or damage to its facilities, it could experience interruptions in our service as well as delays and additional expense in arranging new facilities. Any interruptions or delays in our service, whether as a result of Groundfloor Finance’s Hosting Provider or other third-party error, its own error, natural disasters or security breaches, whether accidental or willful, could harm Groundfloor Finance’s ability to service the Loan or maintain accurate accounts, and could harm our relationships with our users and our reputation. Additionally, in the event of damage or interruption, Groundfloor Finance’s insurance policies may not adequately compensate us for any losses that we may incur. Groundfloor Finance’s disaster recovery plan has not been tested under actual disaster conditions, and it may not have sufficient capacity to recover all data and services in the event of an outage at a Hosting Provider facility. These factors could prevent us from processing or posting payments on the Loan or the LROs, damage the Groundfloor brand and reputation, divert employees’ attention, and cause users to abandon the Groundfloor Platform.

Events beyond our control may damage our ability to maintain adequate records, maintain the Groundfloor Platform or perform our servicing obligations.

If a catastrophic event resulted in the Groundfloor Platform outage and physical data loss, our ability to perform our servicing obligations would be materially and adversely affected. Similar events impacting third-party service providers that our operations depend on, such as Groundfloor Finance’s Hosting Provider or payment vendor(s), could materially and adversely affect its (and our) operations. Such events could include, but are not limited to, fires, earthquakes, terrorist attacks, natural disasters, computer viruses and telecommunications failures. Groundfloor Finance stores back-up records in offsite facilities located in third-party, off-site locations. If Groundfloor Finance’s electronic data storage and back-up storage system or those of its third-party service providers are affected by such events, we cannot guarantee that you would be able to recoup your investment in the LROs.

Investors will have no control over GRE or Groundfloor Finance and will not be able to influence any related corporate matters.

The LROs grant no equity interest in GRE 1 or in Groundfloor Finance to purchasers, nor do they give purchasers the ability to vote on or influence any related corporate decisions. As a result, Groundfloor Finance will exercise 100% voting control over all of GRE 1’s corporate matters and Groundfloor Finance’s shareholders will continue to exercise 100% voting control over all of its corporate matters, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of the Company or our assets.

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The LROs will not restrict Groundfloor Finance’s ability to incur additional indebtedness.

Groundfloor Finance has substantially financed its early operations through the issuance of convertible notes, which converted to shares of Series Seed Preferred Stock pursuant to the terms of the Note Conversion Agreement, dated December 5, 2014. If Groundfloor Finance incurs additional debt after the LROs are issued, it may adversely affect its creditworthiness generally and could result in its financial distress, insolvency or bankruptcy. As discussed above, the financial distress, insolvency or bankruptcy of Groundfloor Finance could impair your ability to receive the payments you expect to receive on your LROs.

Neither GRE 1 nor Groundfloor Finance is subject to the banking regulations of any state or federal regulatory agency.

Neither GRE 1 nor Groundfloor Finance are subject to the periodic examinations to which commercial banks, savings banks and other thrift institutions are subject. Consequently, financing decisions and decisions regarding establishing loan loss reserves are not subject to period review by any governmental agency. Moreover, neither we nor Groundfloor Finance are subject to banking regulatory oversight relating to capital, asset quality, management or compliance with applicable laws.

Risks Related to the Tax Treatment of the LROs

The U.S. federal income tax consequences of an investment in the LROs are uncertain.

There are no statutory provisions, regulations, published rulings, or judicial decisions that directly address the characterization of the LROs or instruments similar to the LROs for U.S. federal income tax purposes. However, although the matter is not free from doubt, GRE 1 intends to treat the LROs as our indebtedness for U.S. federal income tax purposes. As a result of such treatment, the LROs will have OID for U.S. federal income tax purposes because payments on the LROs are dependent on payments on the corresponding Loan. Further, a holder of a LRO, other than a holder that is holding LROs in a tax deferred account such as an IRA, will be required to include the OID in income as ordinary interest income for U.S. federal income tax purposes over the term of the LRO as it accrues (which may be in advance of corresponding installment payments on the LRO), regardless of such holder’s regular method of accounting. This characterization is not binding on the IRS, and the IRS may take contrary positions. Any differing treatment of the LROs could significantly affect the amount, timing and character of income, gain or loss in respect of an investment in the LROs. Accordingly, all prospective purchasers of the LROs are advised to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase and ownership of the LROs (including any possible differing treatments of the LROs).

The LROs could be treated as contingent payment debt instruments for U.S. federal income tax purposes.

The LROs could be subject to Treasury regulations under which they will be treated as contingent payment debt instruments for U.S. federal income tax purposes. Should this occur, you may recognize interest income on the LROs significantly in excess of the effective interest payments received thereon. Also, under these Treasury regulations, a U.S. holder generally will recognize ordinary income, rather than capital gain, on a sale, exchange, conversion, repurchase or redemption of a LRO.

GRE 1’s ability to make payments on a LRO may be affected by our ability to match the timing of our income and deductions for U.S. federal income tax purposes.

Our ability to make payments on a LRO may be affected by our ability, for U.S. federal income tax purposes, to match the timing of income we receive from a corresponding Loan and the timing of deductions that we may be entitled to in respect of payments made on the LROs that we issue. For example, if the LROs, but not the corresponding Loan, are treated as contingent payment debt instruments for U.S. federal income tax purposes, there could be a potential mismatch in the timing of our income and deductions for U.S. federal income tax purposes, which could affect our ability to make payments on the LROs.

If the IRS disagrees with our characterization of the LROs for tax purposes, GRE 1’s ability to make payments on the LROs could be adversely affected.

The IRS is not bound by our characterization of the LROs, and it could treat the corresponding Loan as a debt owed to us (with interest received being treated as taxable income to us) but treat the LROs as equity (with interest payments being treated as nondeductible). Were this to occur, we would have taxable income without an offsetting deduction, and the additional tax obligations owed by us would reduce the cash available for payment of the LROs. As a result, we could be unable to fully repay the LROs even if the corresponding Loan Payments were repaid in full.

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Risks Related to Compliance and Regulation

If a fundamental change occurs in the information set forth in this Offering Circular, we may be required to suspend offering LROs until a PQA updating such information is qualified by the SEC, which may adversely affect our financial performance.

This Offering Circular relates to the issuance of LROs pursuant to Tier 1 of Regulation A under the Securities Act. Pursuant to the rules of Regulation A, we are required to file a PQA to reflect any facts or events arising after the qualification date of this Offering Circular (or the most recent PQA hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth herein. We also may be required to suspend ongoing offerings of LROs under this Offering Circular and/or delay offering additional series of LROs until such PQA is qualified by the SEC. If we or other entities affiliated with Groundfloor Finance are required to suspend offerings of LROs for an extended amount of time pending qualification by the SEC, the financial performance of Groundfloor Finance and of GRE 1 could be adversely affected.

If we or our affiliated companies are required to register under the Investment Company Act or the Investment Advisors Act of 1940, or become subject to the SEC’s regulations governing broker-dealers, our ability to conduct our business could be materially and adversely affected.

The SEC heavily regulates the manner in which “investment companies,” “investment advisors,” and “broker-dealers” are permitted to conduct their business activities. We believe we have conducted our business in a manner that does not result in the Company or its affiliates being characterized as an investment company, an investment advisor or a broker-dealer, as we do not believe that we engage in any of the activities described under Section 3(a)(1) of the Investment Company Act of 1940 or Section 202(a)(11) or the Investment Advisor’s Act of 1940 or any similar provisions under state law, or in the business of (i) effecting transactions in securities for the account of others as described under Section 3(a)(4)(A) of the Exchange Act or any similar provisions under state law or (ii) buying and selling securities for our own account, through a broker or otherwise as described under Section 3(a)(5)(A) of the Exchange Act or any similar provisions under state law. We intend to continue to conduct our business in such manner. If, however, we (or any of our affiliates) are deemed to be an investment company, an investment advisor, or a broker-dealer, we may be required to institute burdensome compliance requirements and our activities may be restricted, which would affect our business to a material degree.

Our Loan origination and servicing activities are subject to extensive federal, state and local regulation that could adversely impact operations.

GRE 1, and Groundfloor Finance to the extent it is acting as our agent, must comply with regulatory regimes, including those applicable to mortgage lending transactions, various aspects of which are untested as applied to the Groundfloor Platform. Certain state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other federal and state laws may apply to the origination and servicing of Loans originated through the Groundfloor Platform.

In particular, through the Groundfloor Platform, we may be subject to laws, including but not limited to:

•	state laws and regulations that require us to obtain licenses to originate Loans or which may impose requirements related to Loan disclosures and terms, debt collection and unfair or deceptive business practices; the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit creditors from discriminating against credit applicants on the basis of race, color, sex, age, religion, national origin, marital status, the fact that all or part of the applicant’s income derives from any public assistance program or the fact that the applicant has in good faith exercised any right under the federal Consumer Credit Protection Act or any applicable state law;

•	the Bankruptcy Code, which limits the extent to which creditors may seek to enforce debts against parties who have filed for bankruptcy protection;

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•	the Electronic Fund Transfer Act and Regulation E promulgated thereunder, which provide guidelines and restrictions on the electronic transfer of funds from consumers’ bank accounts; and

•	the Electronic Signatures in Global and National Commerce Act and similar state laws, particularly the Uniform Electronic Transactions Act, which authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures.

We and Groundfloor Finance may not always have been, and may not always be, in compliance with these laws. Compliance with these laws is also costly, time-consuming and limits our operational flexibility.

Failure to comply with these laws and regulatory requirements applicable to this business may, among other things, have a negative impact on GRE 1’s and/or Groundfloor Finance’s ability to originate and service Loans or maintain the Groundfloor Platform. In addition, any non-compliance could subject GRE 1 and/or Groundfloor Finance to damages, revocation of required licenses, class action lawsuits, administrative enforcement actions, rescission rights held by investors in securities offerings and civil and criminal liability, which may harm the business and the ability to maintain the Groundfloor Platform and may result in Borrowers rescinding their Loans.

Where applicable, GRE 1 and Groundfloor Finance seek to comply with state mortgage licensing, servicing and similar statutes. GRE 1 and Groundfloor Finance are aware that making Loans in certain U.S. jurisdictions may trigger local licensing requirements. GRE 1 and Groundfloor Finance work with local counsel in each jurisdiction in which Loans are financed to determine whether any licenses are required and, to the extent necessary, will seek to obtain such licenses and will comply with the relevant regulatory requirements before facilitating Loans to Borrowers in any such jurisdiction. If GRE 1 and/or Groundfloor Finance are found to not comply with applicable laws, we could lose one or more of our licenses or authorizations or face other sanctions or be required to obtain a license in such jurisdiction, which may have an adverse effect on our ability to continue to facilitate Loans through the Groundfloor Platform, perform servicing obligations or make the Groundfloor Platform available to Borrowers in particular states, which may harm the business.

If the Groundfloor Platform was found to violate a state’s usury laws, we may have to alter our business model and our business could be harmed.

The interest rates that are charged to Borrowers and that form the basis of payments to investors through the Groundfloor Platform must comply with the usury law of the jurisdiction where we originate each Loan. There is no uniformity among the states on the amount of interest that may be charged on commercial real estate lending. As a result, GRE 1 and Groundfloor Finance must monitor the interest rate limitations imposed by each jurisdiction where we originate Loans to ensure compliance, which reduces operating efficiency and may impact the attractiveness of the Loans offered to investors as well as the ability to apply late charges and penalty and default interest. In addition, if a Borrower were to successfully bring claims against GRE 1 and/or Groundfloor Finance for state usury law violations, and the rate on that Borrower’s Loan was greater than that allowed under applicable state law, GRE 1 and/or Groundfloor Finance could be subject to fines and penalties, which could possibly result in a decline in operating results.

Increased regulatory focus could result in additional burdens on our business.

The financial industry is becoming more highly regulated. There has been, and may continue to be, a related increase in regulatory scrutiny and investigations of the operations of peer-to-peer or micro-lending platforms as well as trading and other investment activities of alternative investment funds. Increased regulatory scrutiny and investigations may impose additional expenses on Groundfloor Finance and GRE 1, may require the attention of Groundfloor Finance’s senior management and may result in fines if Groundfloor Finance or GRE 1 are deemed to have violated any regulations.

As Internet commerce develops, federal and state governments may adopt new laws to regulate Internet commerce, which may negatively affect our business.

As Internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely. The Groundfloor Finance business could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to lending. The costs to comply with such laws or regulations could be significant and would increase operating expenses, and we may be required to pass along those costs to our investors in the form of increased fees. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the Internet. These taxes could discourage the use of the Internet as a means of commercial financing, which would adversely affect the viability of this business model.

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YOU SHOULD CONSULT WITH YOUR OWN ATTORNEYS, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO THE LEGAL, TAX, ACCOUNTING AND OTHER CONSEQUENCES OF AN INVESTMENT IN THE LROS.

PURSUANT TO INTERNAL REVENUE SERVICE CIRCULAR NO. 230, BE ADVISED THAT ANY FEDERAL TAX ADVICE IN THIS COMMUNICATION, INCLUDING ANY ATTACHMENTS OR ENCLOSURES, WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY PERSON OR ENTITY TAXPAYER, FOR THE PURPOSE OF AVOIDING ANY INTERNAL REVENUE CODE PENALTIES THAT MAY BE IMPOSED ON SUCH PERSON OR ENTITY. SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION(S) OR MATTER(S) ADDRESSED BY THE WRITTEN ADVICE. EACH PERSON OR ENTITY SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular, including the sections entitled “Risk Factors,” “Description of the Business of GRE 1 and of Groundfloor Finance,” “The LROs Covered by this Offering Circular,” “Plan of Distribution” and “Use of Proceeds,” contain forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions. These forward-looking statements include, but are not limited to, statements concerning the Company, its parent, Groundfloor Finance and affiliated companies, risk factors, plans and projections. You should not rely upon forward-looking statements as predictions of future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Offering Circular may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Except as required by law, neither GRE 1 nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this Offering Circular to conform these statements to actual results or to changes in our expectations.

You should read this Offering Circular, including the Project Summaries beginning on page PS-1 of this Offering Circular and the form of LRO Agreement beginning on page LRO-1 of this Offering Circular, and the documents that we reference in this Offering Circular and have filed with the SEC as exhibits to the Form 1-A of which this Offering Circular is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

INVESTOR SUITABILITY REQUIREMENTS

The LROs offered under this Offering Circular may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (i) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (ii) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

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DESCRIPTION OF THE BUSINESS OF GRE 1 AND OF GROUNDFLOOR FINANCE

Overview

GRE 1 and Groundfloor Finance

GRE 1 uses the Groundfloor Platform to source financing for real estate development projects. Through the Groundfloor Platform, investors can choose between multiple real estate development investment opportunities (each, a “Project”) and developers of the Projects (each, a “Borrower”) can obtain financing.

GRE 1 relies on Groundfloor Finance to operate the Groundfloor Platform, facilitate due diligence and underwriting reviews, coordinate payment to and from investors and developers through the use of various funding accounts described below, manage Loan advances and administer, service and collect on the Loans GRE 1 funds through the offer and sale of LROs.

The intended focus of the lending program operated by Groundfloor Finance and its affiliated companies, including GRE 1, is the commercial market for lending to developers of residential and small commercial real estate projects owned and occupied by parties other than the Borrower (or its Principal(s)). Proceeds from the Loans typically will be applied toward the Project’s acquisition and/or renovation or construction costs. In some circumstances, we may permit a portion of the proceeds from the Loan to be used by the Borrower to offset a portion of the purchase price of the property, works completed, or equity, but such offset will then reduce its amount of “skin-in-the-game” the Borrower would have in the Project (see below under “Description of the Business of GRE 1 and of Groundfloor Finance—Our Loans to Borrowers—Credit Risk and Valuation Assessment—The Grading Algorithm—‘Skin-in-the-Game’ ”).

All of the LROs being offered under this Offering Circular relate to residential real estate Projects. As a result, the discussions of the operations, due diligence and other aspects of this Offering described herein are designed specifically for residential projects.

GRE 1 was formed as a Georgia limited liability company in December 2016. Groundfloor Finance, a Georgia corporation, is GRE 1’s sole member and manager and parent company. Groundfloor Finance owns and operates the Groundfloor Platform. Groundfloor Finance began originating real estate loans in Georgia through a subsidiary in November 2013 and transitioned to multi-state operations through the sale of LROs under a Regulation A offering in September 2015. Groundfloor Finance is in the process of transitioning the offerings of LROs to one or more subsidiaries and, following qualification of this Offering Circular, intends to gradually discontinue its direct offerings of LROs, but will continue to host the offerings and solicit Borrowers through the Groundfloor Platform and provide Loan underwriting, origination, servicing, and administration services to GRE 1 and its other subsidiaries conducting offerings.

This Offering Circular relates to the issuance of LROs pursuant to Tier 1 of Regulation A (or available exemptions) under the Securities Act. Each series of LROs corresponds to a different Project to be financed by a commercial loan from GRE 1 (each, a “Loan”). The specific terms for each series of LROs being offered under this Offering Circular are set forth in the “The LROs Covered by this Offering Circular” below, the Project Summaries beginning on page PS-1, and the form of LRO Agreement beginning on page LRO-1. The amount of the LRO Payments owed to investors is dependent upon, and will not exceed, the amount of the Loan Payments collected on the corresponding Loan. In each case, the Borrower is the Borrower with respect to each Loan.

The Loans and LROs

Generally, the Loans related to the LROs range between $15,000 and $2,000,000, at interest rates that range, subject to applicable law, between 3% and 26%, and mature six months to five years from the date when the Loan is made. The terms of each series of LROs generally correspond to those of the corresponding Loan. For example, assuming a Borrower wishes to enter into a Loan covering $10,000, with an interest rate of 10% and a 12-month maturity date, the aggregate Purchase Amount of the LROs of the series corresponding to that Loan would be $10,000, with an Expected Rate of Return of 10% per annum, and a final payment date of 12 months from the date of issuance. The specific terms for each series of LROs being offered under this Offering Circular are set forth in “The LROs Covered by this Offering Circular” below, the Project Summaries beginning on page PS-1, and the form of LRO Agreement beginning on page LRO-1.

We may use the proceeds of the sale of the corresponding series of LROs to originate the Loan and, in those circumstances, we would close and fund the corresponding Loan on the original issue date of the LROs. However, in many circumstances, we, Groundfloor Finance, or a subsidiary of Groundfloor Finance may advance Loans prior to the qualification or sale of corresponding series of LROs. See “—How the Groundfloor Platform Operates—Loan Advances.”

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In addition to issuing the LRO and funding the Loans, we are authorized to administer, service and collect on the Loans. Groundfloor Finance acts as our agent in this respect. The Loan Proceeds remain in the GRE 1 Borrower FBO Account until disbursed pursuant to the terms of the Loan Agreement. Typically amounts are disbursed from the Loan Proceeds, less any fees and expenses included in the Loan Principal, to the Borrower from time to time as Draws. Under limited circumstances, for instance if the Loan Principal is $50,000 or less or when an amount greater than $50,000 is needed for the acquisition of a property, the full amount of the Loan Proceeds will be dispersed to the Borrower on the origination date of the Loan. The Borrower will use the Loan Proceeds to complete the Project, repaying principal and interest (either as a balloon payment at maturity or on a monthly/quarterly basis) to us. Within five business days of our receipt of such amounts, we will make the LRO Payments on the corresponding series of LROs. The LRO Agreement gives us sole discretion in applying amounts we receive from, or for the account of, the Borrower, with respect to the Loan, and we may make LRO Payments out of any funds at our disposal.

It is generally expected that investors would profit from the interest earned on the Loan, as each holder of a LRO will be entitled to an expected return that corresponds to the interest rate applied to the corresponding Loan (including any adjustments that may be made to account for any default, modification, etc.), net of certain fees and expenses. See “—Fees and Related Expenses” below.

We perfect a lien on the real estate and other assets underlying each Project to secure the Loan; however, investors in the corresponding series of LROs will not have any recourse against the Borrower or its Principals. Your recourse against us is limited to the amount of any LRO Payments we owe you (as determined pursuant to the terms of the corresponding LRO Agreement). The specific terms for each series of LROs being offered under this Offering Circular are set forth in the “The LROs Covered by this Offering Circular” below, the Project Summaries beginning on page PS-1, and the form of LRO Agreement beginning on page LRO-1.

Where Groundfloor Finance or one of its affiliates has advanced a Loan and holds that Loan on its own books, Groundfloor Finance or the affiliate may elect to sell the whole Loan or a portion of the Loan to a third party outside of this Offering. Alternatively, Groundfloor Finance or its affiliate may continue to hold the Loan on its own books and service the Loan with its own capital. Groundfloor Finance or one of its affiliates may also choose to offer series of LROs pursuant to a separately qualified offering statement under Regulation A or other exemptions from federal and state securities registration requirements.

Example LRO and Expected Yield

By way of illustration, assume we approve an acquisition and construction Loan with the following terms: $100,000 in principal amount, with a 10% interest rate over a 12-month term, and a balloon payment upon maturity. We would offer LROs covering $100,000 in aggregate Purchase Amount, at an Expected Rate of Return of 10%; with the final payment date of 12 months following the original issue date.

If the Borrower elects to include our origination and servicing fees (of $4,000 or 4%) and closing expenses (of $1,000) in the Loan Principal, upon funding of the Loan by investors, the Borrower’s FBO Account would be credited with $95,000 (equal to the entire Loan Principal of $100,000 less the $5,000 in fees and expenses, which we retain). Interest on the entire $100,000 would accrue beginning on the original issue date, through the 12-month term of the Loan, and, at the end of that 12-month term (assuming there are no additional fees and expenses incurred by the Company and no prepayment or default by the Borrower), the Borrower would pay us a total of $110,000 (equal to the entire Loan Principal of $100,000, plus $10,000 of accrued interest). We would, within five business days of receipt of these funds, disburse to each holder of the corresponding series of LROs an amount equal to such holder’s pro rata share of $110,000 (the total Loan Payment we received from the Borrower).

These payments are made directly into the investors’ funding accounts maintained on the Groundfloor Platform. (See “—How the Groundfloor Platform Operates—Investor FBO Accounts” and “—Project Funding and Payment of Expected Yield” below.)

If the Loan had been advanced prior to qualification of the corresponding series of LROs, the Loan would be amended in connection with the closing of the series of LROs to assign the Loan to GRE 1 from Groundfloor Finance or applicable subsidiary and to amend the maturity date to match the term of the corresponding series of LROs (i.e., 12 months in the example above). Interest that accrues on the advanced Loan before the issuance of the corresponding series of LROs is retained by GRE 1; thereafter, there would be no other difference between the original issue date and the payment of the Loan and corresponding series of LROs as described above. See “—How the Groundfloor Platform Operates—Loan Advances” below for more information on the loan advance program.

Background

Two types of customers use the Groundfloor Platform: real estate developers who are in need of project financing and retail investors looking for investment opportunities.

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Real estate is a trillion dollar industry in the United States.1 Real estate projects are financed through a variety of debt and equity transactions. Groundfloor Finance and its affiliated companies focus on financing real estate projects in the smaller market segments by providing debt financing. The prototypical project is an unoccupied single family or multifamily renovation costing between $15,000 and $2,000,000 over six months to a year, to be sold upon completion. Borrowers are offered term financing for the acquisition and development of real estate projects through the acquisition of land and/or an existing structure, for the purposes of new construction or renovation. In some circumstances, Borrowers may use a portion of the proceeds from the Loan to offset a portion of the purchase price of the property, works completed, or equity, but such offset will then reduce its amount of “skin-in-the-game” the Borrower would have in the Project (see below under “—Our Loans to Borrowers— Credit Risk and Valuation Assessment—The Grading Algorithm—‘Skin-in-the-Game’ ”). Borrowers may also receive Loans (for projects that have completed construction) intended to refinance other term debt or equity.

Groundfloor Finance provides an opportunity for retail investors to gain exposure to real estate investments by creating an investment product backed by secured real estate loans. On a risk adjusted basis, it is Groundfloor Finance’s belief (and our belief) that the LROs offered through the Groundfloor Platform provide a competitive potential return for retail investors when compared to more conventional investment products.

The Groundfloor Financing Model

The Groundfloor Finance business model serves as an alternative to, or substitute for, traditional sources of capital of financing for real estate projects with the aggregation of capital from investors using the Internet. Historically, real estate developers have utilized many sources of capital to finance projects, including traditional bank loans, equity investments, personal loans or borrowings, etc. Through the Groundfloor Platform, Borrowers are offered an alternative source of capital for real estate development projects, but one that is flexible enough to cover all of the costs associated with a particular project or to work in tandem with more traditional financing arrangements.

We believe that the advantages of our method of real estate financing include:

•	reduced project origination and financing request costs;

•	lower interest rates for financing of real estate projects;

•	attractive returns for investors;

•	the opportunity to promote community redevelopment by investing in local real estate projects; and

•	growing acceptance of the Internet as an efficient and convenient forum for investment transactions.

The Real Estate Project Development Process

A real estate project’s timeline can be divided into the following stages: Project Identification, Project Execution, and Project Stabilization or Exit.

Project Identification. During this phase, a developer must commit working capital to identify potential projects. Typically, projects can involve new construction or rehabilitation of an existing building. During this phase, the developer incurs certain planning and development costs as it undertakes the process of:

•	identifying a property to purchase for development or rehabilitation;

•	creating a development plan for a given property;

•	ensuring the feasibility of the development plan by checking zoning, tax records, undertaking environmental and engineering assessments, developing a construction plan and budget, etc.;

•	engaging contractors for specific aspects of the work that may be outsourced by the developer;

•	sourcing suppliers and vendors for materials and services in furtherance of the development plan; and

•	preparing information that will be required for a lender to underwrite project financing.

1 GDP-by-industry, Bureau of Econ. Analysis, http://www.bea.gov/iTable/iTable.cfm?ReqID=51&step=1#reqid=51&step=51&isuri=1&5114=a&5102=15.

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Project Execution. Once a project has been identified, the developer moves into the project execution phase. Financing arrangements may need to be put in place to cover the cost of acquiring the underlying property (such as the land for new construction or land and existing buildings(s) for rehabilitation or renovations).

Typically, real estate developers in the market segment that we address will utilize third-party engineering, procurement and construction services to complete projects. A general contractor, who is responsible for the majority of the work and the work undertaken by any subcontractors, is often engaged to complete the construction and development of a project. Alternatively, a developer may act as general contractor and undertake all or a portion of the work or engage subcontractors to do so. During this phase, the developer needs capital to pay contractors for work, suppliers for materials, and vendors for other goods and services. Construction timelines may vary depending upon the project size, the demand for contractors and other skilled trades, the availability of materials, and the ability of the developer to secure and deploy capital to ensure continued work on the project. The completion of construction is also dependent on inspections by government regulators to ensure projects meet building codes and any other regulations that are applicable in a given jurisdiction.

Project Stabilization or Exit. Following completion of construction and certification that a completed project meets any applicable codes and regulations, the developer must arrange to repay any development or construction finance that exists on the project. Repayment of existing financing arrangements may also occur before a project is completed, such as when a developer decides to refinance the project to take advantage of more favorable interest rates or for other reasons.

If the project is to be stabilized, the developer may act as the landlord of the property and lease the property to use the rental income to repay financing obligations over time. The developer typically obtains a multi-year mortgage from a bank, and the proceeds of the new mortgage will be used to repay the existing construction loans. Banks may require the developer to find tenants for a completed project, although tenancy is not always a prerequisite for obtaining such financing. This is known as take-out or permanent financing, because the new bank mortgage takes out any construction financing and effectively becomes the primary debt obligation on the underlying property.

Alternatively, the developer may exit the project by selling it. If the developer decides to exit by sale, the property must be marketed. The proceeds of the sale will then be used to repay any financing that remains on the property. A less common exit strategy is for the developer to pay off any land acquisition or construction financing with cash. This cash may come from the sale of other properties in the developer’s portfolio or it may be cash on hand.

Refinancing arrangements and property sales are subject to a detailed closing process, whereby current lenders on the property (such as the Company) must release any liens they hold in favor of the new lender or the purchaser. These types of closings can take several weeks to complete.

Financing Projects through the Groundfloor Platform

The Groundfloor Platform offers term financing for the acquisition and development of real estate projects in which we (or one of our affiliates) make a Loan to a real estate developer having a repayment term of six months to five years, at an annual fixed interest rate. The proceeds of this Loan may be applied toward the Project’s acquisition and/or renovation or construction costs. In some circumstances, we may permit a portion of the proceeds from the Loan to be used as a general credit facility for the business. We may also provide Loans (for projects that have completed construction) intended to refinance other term debt or equity. Where the loan is used to refinance other capital, it will function as bridge financing, it being understood that the Borrower will obtain permanent financing at a later date. We anticipate that bridge financing arrangements will not differ materially from the terms of our acquisition and construction financing arrangements, except with respect to the maturity of the Loan. We expect bridge Loans to mature in three to five years.

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To date, the Groundfloor Platform has offered only acquisition and construction financing on residential real estate projects.

The resulting Loans in all circumstances are secured by a lien covering the real estate and other assets underlying the Project. In most cases, our lien will be senior to the Borrower’s other financing obligations. See the Project Summaries beginning on page PS-1 for our lien position for each series of LROs offered under this Offering Circular. We confirm our lien position by conducting a title search of the property and obtaining title insurance on the property in connection with closing of the Loans, requiring the Borrower to represent and warrant in the Loan Agreement that there are no other encumbrances on the property and through various diligence steps undertaken in the course of our underwriting process. If we are financing a second lien Loan, the Borrower may provide the results of a title search performed, and title insurance obtained, by the first lienholder within a month of the submitted Application in lieu of performing a separate title search and obtaining title insurance. Borrowers typically use cash generated from the sale of a completed project or leasing arrangements, cash which comes from the proceeds of take-out or permanent financing provided by another lender or, less commonly, cash on hand to make payments on the Loan.

The Loan Documents with each Borrower will provide that such Borrower’s obligations under the Loan are recourse, which means that, in the event of nonpayment, we may collect any outstanding amount owed for the debt from the Borrower even after we have foreclosed on the collateral securing the debt. Even though the Loan obligations are recourse to the Borrower, in most cases, the Borrower’s assets are limited primarily to its interest in the related mortgaged property. Further, our remedies against the Borrower may be limited by state law in certain jurisdictions. For instance, some jurisdictions restrict a mortgagee’s right to seek a deficiency against the Borrower in the event the amount realized from a foreclosure sale is insufficient to repay the underlying debt, commonly referred to as anti-deficiency statutes. Moreover, in jurisdictions where deficiency actions are permitted, the burden of proof with respect to the adequacy of the amount realized from the foreclosure is often imposed on the party seeking the deficiency, such that deficiency actions may result in costly and protracted litigation. Further, some jurisdictions continue to apply the common-law doctrine of “election of remedies” pursuant to which a mortgagee must elect either to sue for recovery under the obligation or pursue foreclosure against the property subject to the mortgage lien. While such restrictions can frequently be waived as a matter of contract, the election of remedies doctrine represents a potential defense in certain circumstances. Since the Principals are not obligors under the Loan Documents, we are limited in seeking recourse for non-payment to the borrowing entity itself. If the Borrower fails to make payments on the Loan and our remedy is limited to the value of the property securing the Loan, you may lose some, or all, of the expected yield on your LROs.

Consideration of the Principal

The Groundfloor Platform does not offer financing for owner-occupied residential projects, and Loans will not finance any personal, family, or household purpose. All Loans are commercial in nature. Although the Groundfloor Platform only offers loans to legal entities (i.e., the Borrower), due to the nature of the real estate development business and the smaller market segment serviced through the business, the background and experience of the individual(s) who own and operate the borrowing entity (i.e., the Principal(s)) are important factors into the due diligence and underwriting process conducted on our behalf by Groundfloor Finance.

Some Borrowers are large legal entities that have been in existence for many years and have been formed (by a single person, or less frequently, a number of individuals) for the purpose of managing multiple real estate projects. In this situation, the industry experience, performance history and financial position of the Borrower itself may provide significant information to assess for purposes of the due diligence and underwriting process.

It is often the case, however, that a Principal with extensive experience developing real estate properties is simultaneously managing a number of separate projects through multiple legal entities. In this situation, the actual Borrower may have been formed recently for the sole purpose of acquiring and developing the property and the number of years that entity has been in existence, as well as the financial data and number and types of projects that the borrowing entity has completed, is extremely limited.

In other circumstances, this may be the first venture for a Principal in the real estate development industry or the Principal may have limited experience in the type of project being considered. For example, a Principal may have successfully completed a number of small residential remodeling projects (or a “fix and flip”), but is now proposing to engage in extensive renovation or ground up construction projects.

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Because of these different possibilities, the due diligence and underwriting process is not limited only to information about the borrowing entity. Irrespective of the history of the borrowing entity, doing so would fail to capture important information (both favorable and unfavorable) about the Principal and his/her other real estate development activities that we and our parent, Groundfloor Finance, believe should be considered in the due diligence and underwriting process. For instance, if we only looked at the history of the Borrower, we may fail to discover that the Principal has filed for personal bankruptcy during the past 12 months, which would be an automatic disqualification under the underwriting procedures. In fact, the goal is to encourage high quality, well-seasoned real estate developers to seek financing through the Groundfloor Platform because their projects are less risky than those sponsored by inexperienced or unsuccessful developers. Failure to give credit to the Principals for their hard work and good performance might cause the due diligence and underwriting process to misjudge the risks associated with the Project.

Thus, in addition to considering the specific information with respect to the Borrower under the Loan, the due diligence and underwriting process also considers the creditworthiness (through a review of FICO scores) and broader experience of the Principal. This includes the Principal’s industry experience beyond real estate development per se (such as activities as a real estate broker or as a general contractor of residential projects), as well as the real estate development activities undertaken by the Principal (through the Borrower and any other legal entities used for real estate development activities).

How the Groundfloor Platform Operates

Identification and Posting of Projects on the Groundfloor Platform

The financing of a Project generally commences with a Principal of a Borrower requesting financing through the Groundfloor Platform. He or she can go to a special landing page on the Groundfloor Platform where he or she may obtain a “Quick Rate Quote” by inputting certain project details into a web-based form. Based on this information, the Groundfloor Platform will provide an estimated interest rate, which represents the minimum interest rate we are prepared to offer. If the Principal is interested in pursuing a Loan through the Groundfloor Platform, he/she then registers with the Groundfloor Platform on behalf of the borrowing entity, agreeing to the Privacy Policy and Terms of Service. The Principal must then complete an on-line application (“Application”) on behalf of the borrowing entity so the Project will be assessed and the Loan underwritten prior to being listed on and offered through the Groundfloor Platform. Along with the Application, the borrowing entity must agree to a Master Services Agreement, which obligates it to supply truthful information to us in a timely fashion and outlines the process from Application intake to listing a Project on the Groundfloor Platform.

The Application generally requests the following information from the borrowing entity:

•	Background information about the borrowing entity, including:

o	name and address;

o	business organization type;

o	jurisdiction and date of formation (and number of years in business);

o	names, contact and background information of all Principals; and

o	whether the borrowing entity (or its Principals) has ever been subject to a bankruptcy, foreclosed on or involved in adverse litigation (including any formal action on a lien) with respect to any properties under its control.

•	Select historical and financial information about the borrowing entity, as well as experience and historical information about the Principal and other entities he or she operates:

•	Information about the Project, including:

o	legal address and a complete description of the property;

o	description of the project on an “as-completed basis” (meaning reflecting completion of the proposed repairs, renovations, enhancements, improvements and/or construction);

o	identity of any general contractors;

o	sources and uses, market data, blueprints, general contractor agreement, and project budget or Draw schedule;

o	description of any environmental risks related to the property (fire, soil erosion, etc.);

o	description of insurance held on the property;

o	description of any existing debt or encumbrances on the property;

o	amount of cash on hand to cover overruns; and

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o	proof of insurance, title, studies, assessments.

•	Details about the financing being requested, including:

o	type of Project (acquisition, acquisition/rehabilitation, new construction/development, refinance, etc.);

o	detail of existing capital in the Project, current revenue and primary source(s) of financing;

o	Loan amount and repayment terms requested;

o	estimation of the projected after repair value of the Project (and documentation to support that projection); and

o	projected start and completion dates and date funding is needed.

Borrowers represent and warrant to GRE 1 in the Loan Agreement that none of the disclosures, statements, projections, materials, assertions or other communications made by them or provided to us contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statement contained herein or therein not misleading.

All information in the Application is collected through the Groundfloor Platform electronically and assessed in detail by Groundfloor Finance’s underwriting team on our behalf. See “—Our Loans to Borrowers—Evaluation of Project Applications” below.

Once a significant number of Projects to be financed are identified, GRE 1 will file an offering statement on Form 1-A with the SEC and NASAA, or a PQA to a previously qualified offering statement, identifying the corresponding series of LROs to be qualified for offering under Regulation A. Once that offering statement is duly qualified, GRE 1 will post on the Groundfloor Platform a Project Summary for each Loan to commence offering the corresponding series of LROs.

From time to time, Groundfloor Finance may engage third parties to assist with the identification of developers and/or real estate development projects that may be suitable for financing through the Groundfloor Platform. Any Loans that result from these arrangements will be negotiated on an arms’-length basis and will be subject to standard diligence and underwriting procedures. Groundfloor Finance has not yet engaged any third parties to assist with the identification of developers and/or real estate development projects.

Loan Advances

Groundfloor has implemented a program to originate Loans prior to the completion of sales of the corresponding LROs by advancing the amount of funding needed to close the Loan. The program was enacted as a response to the number of series of LROs that were abandoned following qualification due to the Borrower obtaining the needed capital from alternative sources. Pursuant to this program, Groundfloor originates and advances Loans to Borrowers who have self-reported an immediate need for capital. These originations are typically undertaken by Groundfloor Holdings GA, LLC (“Holdings”), a wholly-owned subsidiary of Groundfloor Finance with no assets (other than the Loans that may be advanced from time to time), employees, or other business functions, although there may be instances that Groundfloor Finance or another affiliated entity will originate the advanced Loan.

The capital for these advances come primarily from the revolving credit facility with Revolver LLC described below and the ISB Note (as defined below), though Groundfloor reserves the right to fund the advances through other arrangements (such as cash on hand, by entering into additional borrowing arrangements and/or by entering into separate arrangements with third party originators). Once GRE 1 qualifies and fully subscribe a series of LROs that corresponds to an advanced Loan, all or a portion of the proceeds from the sale of the corresponding series of will be used to repay the advanced amount and the advanced Loan is also assigned to GRE 1.

The program specifically works as follows:

•	Groundfloor Finance underwrites Loans from its pipeline in the ordinary course and consistent with the stated policies and procedures described in this Offering Circular. See “—How the Groundfloor Platform Operates” and “—Our Loans to Borrowers.”

•	Once a decision on whether to finance a Loan is made and the terms to apply to the Loan, Groundfloor Finance will consider whether to advance the Loan. Groundfloor will advance money for Loans that have passed underwriting if one of two conditions are present: (1) a contract exists to purchase the property within 45 days of the Loan being approved from underwriting; or (2) the property has already been purchased and is in possession of the Borrower.

•	Groundfloor Finance directly, or a subsidiary of Groundfloor (including Holdings), will (on our behalf) originate Loans and advance funds to those Borrowers who meet the conditions outlined above. Holdings (or the entity advancing the Loan) will charge the same origination fee (and any servicing and administration fees that may become due prior to assignment of the advanced Loan to GRE 1) that otherwise GRE 1 would collect (if it had originated the Loan in the first instance). Holdings (or the entity advancing the Loan) and the Borrower enter into the same Loan Documents that we would otherwise use in the course of originating Loans. Holdings (or the entity advancing the Loan) will take out the same lien on the real estate underlying the Project that we would otherwise secure at closing. Interest immediately begins to accrue on the amount advanced; however, the interest earned prior to the original issue date of the corresponding LROs is not passed to investors. Instead, upon repayment of the Loan by the Borrower, GRE 1 will retain all the interest that had accrued on the advanced Loan between the date it was originated and the original issue date of the corresponding LROs.

•	Holdings (or the entity advancing the Loan) will often originate these advanced Loans before we seek qualification of the corresponding series of LROs; however, it may also originate Loans at any time during the offering process, including after such LROs have been qualified and while such LROs are being offered through the Groundfloor Platform.

•	LRO holders receive exactly the same rights and benefits, irrespective of whether the underlying Loan was advanced, and the Offering of each series of LROs proceeds in the ordinary course irrespective of whether (or when) the corresponding Loan has been advanced. The LROs are issued once the Offering of the series of LROs is fully subscribed with irrevocable funding commitments. Once this occurs with respect to an advanced Loan, Holdings (or the entity advancing the Loan) will assign or otherwise transfer the Loan (and the related Loan Documents) to GRE 1. GRE 1, as successor and assign, will assume Holdings’ security interest and lien position in the underlying Loan and Groundfloor Finance will continue to service the Loan and retain any related Company Fees and Expenses in the ordinary course. We will also modify the Loan Documents at this point, changing the maturity date to match the full term of the LRO (as stated in the corresponding Project Summary). This ensures that the advanced Loan and the corresponding LROs mature at the same time and investors are entitled to the full amount of the expected yield.

GRE 1 will not issue any LROs corresponding to any Loan unless the Offering of the corresponding series of LROs is fully subscribed. In this event (or if for any reason we are unable to qualify the corresponding series of LROs or the offering of such is terminated), the advanced Loan will continue to be held by Holdings (or the entity advancing the Loan), which may elect to sell the loan to a third party, modify it, or continue to service it as is.

Loan advances are typically funded from one of more lines of credit (such as the credit facility with Revolver, LLC) or borrowing arrangements (such as the ISB Note, as defined below) entered into by Groundfloor Finance or one of its subsidiaries. However, there may also be circumstances that we, or Groundfloor Finance or one of its subsidiaries could utilize operating capital for these purposes.

In the case of Loans that are advanced prior to qualification of the corresponding series of LROs, Borrowers may begin work on the Project immediately and by the time the corresponding LROs are sold, substantial work may have been completed. This would effectively reduce the amount of time the LROs may be held, as the Borrower is now closer to their proposed exit than when LROs were first offered and therefore may be able to prepay the Loan.

Information Made Available through the Project Summaries

Project Summaries. We prepare a Project Summary that is included in the Offering Circular and will be posted on the Groundfloor Platform for every Loan we intend to finance through the issuance and sale LROs by GRE 1 to investors through the Groundfloor Platform. The information contained in the Project Summary at commencement of the offering of a particular series of LROs, when read together with the remainder of this Offering Circular and the form of LRO Agreement, includes all of the information that we believe to be necessary in order for an investor to make an informed decision as to whether to invest in a particular series of LROs. The Project Summary will remain unchanged over the course of the Offering Period except, that as the offering of a particular series of LROs progresses, the Project Summary will be updated on the Groundfloor Platform to track the number of investors who have committed to purchase LROs to fund the Loan, the amount left to fund the Loan completely and the number of days left in the Offering Period for the specific Project (including any extension). In addition, if a Loan is advanced after the series of LROs corresponding to such loan has been qualified, but before such LROs have been issued, we will notify investors by e-mail within 48 hours of the advance, and update the Project Summary of the advanced Loan on the Groundfloor Platform within the same time period to reflect the status of the Loan. An offering circular supplement will also be filed with the SEC on EDGAR including the revised Project Summary. The Project Summary as posted on the Groundfloor Platform will also be updated to reflect the satisfaction of any of the closing conditions and to notify investors of the commencement of the Withdrawal Period, the suspension (if any) of this Offering Circular, or the abandonment or withdrawal (if any) of the offering of a particular series of LROs. See “—Project Funding and Payment of Expected Yield—Purchase of LROs” below.

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We believe that, in order to make an informed investment decision with respect to a particular series of LROs, an investor needs to have access to the Offering Circular and the information that is summarized in the Project Summary for that particular Project. Our goal is to provide this information to investors through a simple and streamlined disclosure process. At the time the Offering commences, the Project Summary for each series of LROs that we offer to investors will include the information illustrated below. The graphic illustrations set forth in Boxes A-I below are for illustration purposes only. The data reflects a “sample” Project and does not reflect the terms of any actual Loan (or corresponding series of LROs) that we are offering through the Groundfloor Platform.

Box A

Loan Overview (Box A). This information informs investors of the basic terms of the Loan as follows:

•	the name and address of the Project, the name of the Borrower, as the borrowing entity, and of any of its Principal(s);

•	the purpose of the Loan (acquisition, renovation, new construction, etc.), the lien position of the Loan (first lien or second lien), and the total amount of the Loan (i.e., the Loan Principal), which corresponds to the aggregate Purchase Amount of the corresponding series of LROs being offered;

•	the final letter grade (A through G) resulting from the Grading Algorithm (described below), the fixed annual interest rate assigned to the Loan, the projected term to maturity, and repayment terms of the Loan; which correspond to the Expected Rate of Return and final payment date (plus up to an additional five business days for administrative convenience) of the corresponding series of LROs and provides investors an understanding of whether to expect periodic LRO Payments or a LRO payment in a lump sum (which is typical of a balloon payment).

The overview will also reflect the amount of the Loan remaining to fund (initially reflected as the full Loan Principal), the number of days left in the offering period (initially reflected as 30 days) and the number of investors committed (initially reflected as 0) to purchase the corresponding series of LROs. As previously discussed, these amounts will be updated on the Groundfloor Platform as the offering progresses.

In addition, when viewed through the Groundfloor Platform, an investor can access the following information through hyperlinks (indicated by blue text on the Project Summaries):

•	the form of LRO Agreement that investors will agree to if they elect to invest in the series of LROs corresponding to the Loan—the standard form of LRO Agreement applicable to all series of LROs currently being offered—is included in the Offering Circular;

•	a map of the location of the Project; and

•	a PDF copy of the final Offering Circular and/or applicable PQA (via a link to an SEC “Internal Filing Directory”).

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Box B

FINANCIAL OVERVIEW

After Repair Value (ARV)
$175,000
$51,000
Total Project Costs
$124,000
GROUNDFLOOR
$80,000
$44,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$44,000	Loan To ARV	45.7%
Purchase Date	7/24/2014	Loan To Total Project Cost	64.5%

Financial Overview (Box B). The financial overview presents a graphic illustration of the various financial components of the Project individually, and comparatively, as a whole.

First, the financial overview will reflect the projected valuation of the “as-completed” Project, referred to as the “after repair value” or “ARV.” Groundfloor Finance relied on the Valuation Report (as defined below) to determine the ARV for a Project. The financial overview will also illustrate the total amount of debt on the Project, including the Loan the Borrower will receive from us (and its ranking), as well as any additional debt the borrowing entity has on the property, such as a first lien loan (when our Loan is in a second lien position) or any second lien loans we may permit on the Project (which is not customary). The illustration in Box B reflects the scenario where our Loan (of $80,000) will be the only debt on the Project, which currently is the most common structure for our financing arrangements.

Box B also reports the loan to ARV ratio, which is calculated by dividing the total amount of debt on the Project (including the Loan from us and any additional debt on the Project) by the ARV (as determined by the Valuation Report) (the “Loan to ARV Ratio”). As discussed in more detail below (see “—Our Loans to Borrowers—Credit Risk and Valuation Assessment—The Grading Algorithm”), the Loan to ARV Ratio is a significant factor in the Grading Algorithm.

The financial overview also reflects the anticipated amount of the total project costs, both in actual value (in terms of dollars) as well as relative to the total amount of debt on the Project (through the presentation of the ratio of loan to total project costs). “Total project costs” means the total amount of money needed to complete the Project, including all amounts borrowed from us or third parties, plus the “skin-in-the-game,” which is the amount of the Borrower’s money that is tied up in the Project after completion of our Loan, and any other equity contributed to the Project by parties other than the Borrower. (Groundfloor Finance and its affiliates do not typically finance Projects with third-party equity.)

The financial overview also reflects the magnitude of the cushion that is built into the Project. For these purposes, cushion means the difference between the total project costs and the ARV. More cushion means there is greater flexibility in the selling price of the property and thus less risk of default on payment of the Loan. The financial overview also reflects the purchase price of the property and the date the property was purchased. If the Loan will cover acquisition costs or if the property will be purchased with after commencement of the Offering of the corresponding series of LROs, the data will reflect the projected purchase price and a purchase date that is to be determined. We present data related to total project cost, cushion and the purchase price to provide investors greater insight into the structure of the overall Project contemplated by the Loan we will finance; however, these items are not among the factors considered as part of the Grading Algorithm.

The financial overview also reflects the “skin-in-the-game” (or how much of the Borrower’s money that is tied up in the Project after funding the Loan) in terms of actual dollars contributed and the degree to which that commitment covers or extends beyond the original purchase price of the Project. For example, the illustration in Box B shows that the property was acquired for $44,000 in July 2014 and the Borrower is seeking an $80,000 Loan from us to renovate the property. Total project cost is equal to $124,000, which is projected to result in a Project with an ARV of $175,000. The graphics in Box B illustrate that the Borrower (and its Principal) intends to proceed without contributing any additional cash to complete the renovations and that the entire renovation is being carried by our Loan. The Borrower could put more cash to work in addition to simply contributing the property itself, in which case the purchase price value would be less than the value represented by the “skin-in-the-game” bar, indicating that some of the Borrower’s capital is going to work on this Project in addition to our Loan. Alternatively, the Borrower could use some of the Loan to offset a portion of the purchase price of the property, works completed, or equity. In the case where purchase price is being offset, the purchase price value would be greater than the value represented by the “skin-in-the-game” bar and the amount of “skin-in-the-game” credited to the Borrower for purposes of the Grading Algorithm would be reduced by an amount corresponding to the offset, resulting in a lower raw score for the Loan (see below under “Description of the Business of GRE 1 and of Groundfloor Finance—Our Loans to Borrowers—Credit Risk and Valuation Assessment—The Grading Algorithm—‘Skin-in-the-Game’”). As discussed in more detail below (see “—Our Loans to Borrowers—Credit Risk and Valuation Assessment—The Grading Algorithm”), the amount of skin-in-the-game in relation to the amount of debt on the Project is a factor impacting the Grading Algorithm.

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Box C

Grading Factors (Box C). We use a graphic illustration to reflect how the Project scored on certain of the factors taken into account when determining the final letter grade through the Grading Algorithm. For example, if a specific factor is rated on an 8 point scale, and the specific factor in question for a particular Project was rated at the 5th level, Box C will show a score of 5 for that particular factor. We present this information so that investors can compare factors across Projects with similar grades and isolate and compare key factors that bear on the Grading Algorithm. Generally speaking, the higher the rating, the better the Loan scores.

Box D

Valuation Reports (Box D). We identify the projected value of the Project (typically reflecting the ARV) and the type of Valuation Report received to support that determination. Prior to determining the letter grade and corresponding interest rate we will apply to a Loan, the underwriting team always reviews materials supporting the projected valuation of the Project as reported by the Borrower in its Application (the “Valuation Report”). Groundfloor Finance accepts four basic types of Valuation Reports: a certified independent appraisal, a broker’s price opinion (a “BPO”), a Borrower provided appraisal or a list of comparable properties provided by the Borrower (referred to as Borrower provided comps). As discussed in more detail below, not all Valuation Reports are of the same quality or reliability, which is accounted for in the Grading Algorithm and the grade and corresponding interest rate applied to the Loan. (See “—Credit Risk and Valuation Assessment—The Grading Algorithm—Determination of Raw Score—Quality of Valuation Report).

Box E

Property Description (Box E). The Project Summary also features a Property Description, showing the property on a map (which is a hyperlink when accessed through the Groundfloor Platform), describing the facts of the property (type of structure, size, location, etc.) and briefly detailing the nature of the Project.

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Box F

Property Photos (Box F). We may also include photographs of the property, floor plans, architectural drawings and renderings in Box F. Items of this nature are not required as part of the due diligence and underwriting process and are not material to our decision to fund a Loan. Copies of each picture included on the Project Summaries through the Groundfloor Platform are also included in this Offering Circular, beginning on page PS-1. We include them on the Project Summaries, if available, for informational purposes only. We believe information of this nature may be of interest to visitors to the Groundfloor Platform, as it helps them to visualize and to distinguish different Projects.

Box G

Miscellaneous Information (Box G). Each Project Summary also identifies the investment risks specific to the Project and identifies any financing conditions that must be satisfied before the Loan will be funded (typically limited only to receipt of a clean title search; it being customary to obtain title insurance at closing of the Loan). The Project Summary also includes information about fees we charge Borrowers, certain cautionary language and a hyperlink (which is active on the Groundfloor Platform) to this Offering Circular and/or the appropriate PQA covering the corresponding LRO (via a link to a SEC “Internal Filing Directory”).

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Box H

Borrower Summary (Box H). Each Project Summary also presents information designed to provide investors certain historical and financial information about the Borrower, as well as its Principal(s) (by reflecting certain historical information about other real estate development businesses the Principal operates). This information, much of which is self-reported and not verified by us or by Groundfloor Finance in the course of its due diligence and underwriting process, is not designed to provide comprehensive disclosure about the Borrower or its Principals. See “Our Loans to Borrowers—Due Diligence and Authentication—Unverified Information” below.

As illustrated in Box H, we provide:

•	Information about Borrower:

o	Formation. We include the name and the date of formation of the borrowing entity.

o	Selected Financial Data. To provide a general snapshot of the financial position of the Borrower, we report the market value of all of the Borrower’s owned properties (as the “value of properties”) and the Borrower’s then current long and short term debt (as the “total debt”), each as of the most recently completed quarter (i.e., December 31, 2016). We also report the number of projects that are available for sale or rental (as the “unsold inventory”) and the number of projects that have been available for sale or rental for six months or more (as the “aged inventory”), each as of the most recently completed quarter. The value of the unsold inventory as well as any outstanding debt thereon will be reflected in the amounts reported under value of properties and total debt for the quarter. However, the value of properties and total debt may include amounts attributable to other properties owned by the Borrower. We also report the following data, in each case with respect to the prior calendar year (i.e., 2016):

▪	the number of real estate projects the borrowing entity successfully completed during the year (through the Groundfloor Platform or otherwise)—When we refer to a project being “successfully completed,” we mean that the property has either been sold or rent stabilized (it has been rented for at least 75% of the time since the reported completion date);

▪	the total revenue earned by the borrowing entity from real estate projects during the year; and

▪	the gross margin for the year. Expressed as a percentage, gross margin reflects the excess of total revenue earned by the Borrower during the year over total project costs for the year. For example, with self-reported revenue of $3,200,000 million, a self-reported gross margin of 32% indicates total project costs of about $2,176,000 million (with excess revenue of about $1,024,000, or 32% of $3, 200,000 million). A higher gross margin suggests there is more cash flowing from projects, which should allow for more cash available to pay down debt.

None of this information reflects the individual financial position of the Principal or that of any other entities that are operated by the Principal. All of this information is self-reported by the Borrower and none of it is verified by GRE 1 or by Groundfloor Finance. See “Our Loans to Borrowers—Due Diligence and Authentication—Unverified Information” below.

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•	Information about the Principal.

o	Focus. We include the name of the individual and his or her “focus,” meaning the type of projects that the Principal has historically developed. (Information with respect to the Principal’s focus is self-reported by the Borrower and is not verified by us or by Groundfloor Finance.)

o	Groundfloor History. We present information about the performance on loans the Principal has financed through the Groundfloor Platform. We collect our internal data with respect to all loans we have provided to any entity operated by the Principal (including the Borrower under the Loan proposed to be financed) since Groundfloor Finance began operations and report: (1) the total number of loans funded, (2) the total number of loans that have been repaid, and (3) performance record with respect to on-time repayment of the loans (reflecting the percentage of the loans that were repaid on time).

o	Historical Averages. We also present information reflecting recent past experience of the Principal in the real estate development industry. We present the average number of real estate development projects that the Principal has successfully completed (either through the borrowing entity or any other entity he or she operates) over a certain period of time (Box H reflects a three-year reporting period). We also report the average length of time it took to complete those projects over the same reporting period, the average amount of revenue earned (in terms of sales price or rental income on a per project basis), and the average total project costs (on a per project basis). All of this information is self-reported by the Borrower and none of it is independently verified by us or by Groundfloor Finance.

Materials Not Provided to Investors. As discussed in more detail below, when making a determination as to whether to underwrite a particular Loan, Groundfloor Finance (acting on our behalf) considers the information provided by the Borrower with its Application, such as appraisals or comps, zoning applications, permits, environmental studies, proof of insurance, project assessment reports, budget/Draw schedule and material agreements with any general contractors or subcontractors, etc. In the course of its diligence, Groundfloor Finance also collects additional information, such as an independently commissioned appraisal or BPO, automated valuation models, business assurance reports, credit score reports, etc., which are used to assess the Project and proposed Loan and to verify the information provided by the Borrower. Since all of the Loans offered for financing through the Groundfloor Platform satisfy the basic qualifications and financing requirements, investors are not provided access to all of the materials considered in the due diligence and underwriting process. We believe providing access to all of this information would prove overwhelming and confusing to investors. In addition, although financial information (such as balance sheet information) and/or tax returns may be received over the course of the Application and due diligence and underwriting process, we do not provide these materials to investors. These materials may be unreliable and, in many cases do not provide an accurate or complete picture of the financial condition of the Borrower, its Principals or any affiliated entities, such as subsidiaries, parents, or sister companies. This information is not considered over the course of our due diligence and underwriting process or when determining the final letter grade set through the Grading Algorithm. We do not rely on these materials (even when made available) to verify the limited financial information presented in the Project Summaries (discussed above) because these materials have not been independently verified (most financial materials received have not been reviewed or audited and the tax returns prepared without any accountant oversight). In addition, the materials provided may not track the data we report in the Project Summaries. For example, the financial information may cover only some of the entities controlled by the Principal, it may exclude the borrowing entity or may not cover the reporting period we are targeting.

We will not disclose the contact information, financial information (other than the limited financial data reflected on the Project Summaries discussed above), or credit score of the Principals or any other information that may be protected by privacy laws.

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Box I

GROUNDFLOOR INVEST BORROW LEARN ABOUT MY ACCOUNT 45

PROJECT COMPARISON TOOL

A

B

B

SHOW DIFFERENCES	INVEST REMOVE Click here to view the LRO Agreement	INVEST REMOVE Click here to view the LRO Agreement	INVEST REMOVE Click here to view the LRO Agreement
LOAN SUMMARY	1145 LUCILE AVENUE SOUTHWEST	5260 SOUTH LANDINGS DRIVE	1004 LEPLEY ROAD
ADDRESS	1145 LUCILE AVENUE SOUTHWEST, ATLANTA, GA 30310	5260 SOUTH LANDINGS DRIVE, FORT MYERS, FL 33919	1004 LEPLEY ROAD, HANAHAN, SC 29410
BORROWER	SLYK Lucile, LLC	Calcap, LLC	The Bryan Kelby Crabtree and Bethea Anne Crabtree Joint Living Trust
RATE	7.4%	9.6%	8.5%
PROJECTED TERM (MONTHS)	12	12	12
LOAN TO VALUE	70.0%	53.9%	81.8%
REMAINING AMOUNT / DAYS	$29,790 / 6	$267,070 / 14	$52,340 / 7
INVESTORS	307	179	197
PURPOSE	Acquisition & Renovation	Acquisition & Renovation	Acquisition & Renovation
LOAN POSITION	Senior	Senior	Senior
TARGET LOAN AMOUNT	$260,000.00	$372,090.00	$135,400.00
GRADE FACTORS	1145 LUCILE AVENUE SOUTHWEST	5260 SOUTH LANDINGS DRIVE	1004 LEPLEY ROAD
LOAN TO ARV SCORE	5 10	5 10	5 10
QUALITY OF VALUATION REPORT	4 4	4 4	3 4
SKIN IN THE GAME	3 10	2 10	2 10
LOCATION	4 8	4 8	4 8
BORROWER EXPERIENCE	5 5	5 5	5 5
BORROWER COMMITMENT	1 1	1 1	1 1
FINAL LOAN GRADE	A	B	B
VALUATION	1145 LUCILE AVENUE SOUTHWEST	5260 SOUTH LANDINGS DRIVE	1004 LEPLEY ROAD
AFTER REPAIR VALUE (ARV)	$426,900	$610,000	$225,000
ARV BASED ON	Certified Independent Appraisal	Certified Independent Appraisal	BPO
	INVEST Click here to view the LRO Agreement	INVEST Click here to view the LRO Agreement	INVEST Click here to view the LRO Agreement

Loan Comparison Tool (Box I). Investors may access a Loan Comparison Tool through the Groundfloor Platform. The Loan Comparison Tool allows investors to easily compare Projects offered under Regulation A through the Groundfloor Platform side by side, relative to multiple data points. To activate the tool, an investor selects the Projects they want to compare from the general landing page that identifies the Projects that are being offered for investment through the Groundfloor Platform (which could, in the future, include those that are being offered by other subsidiaries of Groundfloor Finance). Then, the investor clicks the Loan Comparison Tool button. A modal then appears that pulls key data about the selected Projects from their corresponding Project Summaries and presents that information in a tabular format (as represented in Box I). The Loan Comparison Tool does not include any of the information reflected in Box H above.

Investor Onboarding

You must register on the Groundfloor Platform and create a Groundfloor account before you can purchase any LROs. If you are a natural person, you must be at least 18 years of age and a U.S. resident. You may establish a separate account to make investments from a self-directed IRA or 401(k) account. When registering, you must agree to the Groundfloor Platform terms of service (the “Terms of Service”), including consent to receipt of disclosures electronically, and the Groundfloor Platform privacy policy (the “Privacy Policy”). To create an account, you must provide your name, address, and email address. An entity must provide the name of the entity, its address, and the name and email address of a contact person.

Before you may purchase one or more series of LROs, you must provide your Social Security number or taxpayer identification number and must consent to any applicable tax withholding statements. You must also agree to the rules, limitations, processes and procedures for originating, servicing and collecting Loans and for purchasing LROs through the Groundfloor Platform. These provisions are collectively contained in the Investor Agreement and the terms and conditions attached thereto (the “Terms and Conditions”), the Terms of Service and the Privacy Policy. You must also agree to the terms of the LRO Agreement corresponding to the particular Loan and the series of LROs you want to purchase purchasing when making a commitment to purchase such securities. (We refer to the Investor Agreement, including its Terms and Conditions, the Terms of Service, Privacy Statement and any LRO Agreement you may enter into as the “Investment Documents.”) We advise each investor to read all of the applicable Investment Documents before purchasing any LROs.

In addition, in connection with purchasing LROs, you must represent that you reside in a state where the LROs are registered or qualified, you satisfy applicable investor suitability requirements, and you have received the Offering Circular, which includes a discussion of the risks associated with the investment in the LROs under the “Risk Factors” section, as well as the PQA covering the LROs being purchased and all other applicable supplements and PQAs to the Offering Statement.

Investor FBO Accounts

You must register on the Groundfloor Platform and create a funding account maintained on the Groundfloor Platform before you can purchase any LROs. This funding account is a non-interest bearing demand deposit pooled account currently established at the FBO Servicer, Wells Fargo, “for the benefit of” all Groundfloor Investors (the “Groundfloor Investor FBO Account”). As discussed in more detail below, during the closing process, we also utilize a separate non-interest bearing demand deposit pooled account established “for the benefit of” purchasers of LROs to be issued by GRE 1 (the “GRE 1 Investor FBO Account”). Currently, Wells Fargo acts as the FBO Servicer for the Groundfloor Investor FBO Account and for the GRE 1 Investor FBO Account (collectively, the “Investor FBO Accounts”). We or Groundfloor Finance may change the identity of the FBO Service Provider where any of the Investor FBO Accounts are maintained at any time without prior notice to investors (we will post the name and address of the institution where we maintain the Investor FBO Accounts on the Groundfloor Platform and notify investors by email in the event the institution where any Investor FBO Account is maintained is changed). Investors have no direct relationship with the FBO Servicer in connection with the Investor FBO Accounts. Groundfloor Finance is the owner of the Groundfloor Investor FBO Account and GRE 1 is the owner of the GRE Investor FBO Account. However, each entity disclaims any economic interest in the assets in either of the Investor FBO Accounts and also provide that each investor disclaims any right, title or interest in the assets of any other investor in either Investor FBO Account. Each Investor FBO Account is FDIC-insured on a “pass through” basis to the individual investors, subject to applicable limits. This means that each investor’s balance is protected by FDIC insurance up to the limits established by the FDIC. Other funds that the investor has on deposit with the FBO Servicer, for example, may count against any applicable FDIC insurance limits. While investor funds are comingled with funds from other investors, the funds from each investor are separately accounted for on separate ledgers maintained for GRE 1 and for Groundfloor Finance. None of GRE 1’s corporate funds, Groundfloor’s corporate funds, or any corporate funds of any of our affiliated companies are ever held or commingled with the assets of investors in the separate Investor FBO Accounts. There are no restrictions on funds held in the funding account, and we, Groundfloor Finance and its affiliated companies disclaim any economic interest in such funds.

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Each investor may transfer funds into its Groundfloor account by authorizing an electronic transfer using the ACH network from the investor’s designated and verified bank account (or other means that may be permitted by the Funds Transfer Agent (as defined below)) to its funding account. Your pro rata share of any LRO Payments are also deposited directly into your funding account. Currently, Groundfloor Finance has contracted with Dwolla, Inc. to be the funds transfer intermediary among investors, the Groundfloor Platform, and accounts controlled by it any by GRE 1 (the “Funds Transfer Agent”). Groundfloor may change the identity of the Funds Transfer Agent at any time without prior notice to investors. (See “—Project Funding and Payment of Expected Yield—Purchase of LROs” below.)

Each investor can view its cash positions in their funding account (i.e., both Investor FBO Accounts), through an “Investor Dashboard” maintained on the Groundfloor Platform. These website features are effectively virtual sub-accounts. These recordkeeping sub-accounts are purely administrative and reflect balances and transactions concerning the funds in each of the Investor FBO Accounts. The Investor Dashboard allows investors to track and report funds committed to purchase LROs, as well as payments received from us (and other affiliated companies) related to LROs previously purchased, and to withdraw non-binding commitments (prior to expiration of the applicable Withdrawal Period) or uncommitted funds from its Groundfloor account

Funds of an investor stay in the Groundfloor Investor FBO Account indefinitely unless the investor takes steps to transfer non-irrevocably committed funds out of its funding account. Such funds may include:

•	funds in the investor’s sub-account never committed to purchase LROs;

•	funds committed to the purchase of LROs (before they become irrevocably committed to purchase LROs); or

•	payments received related to LROs previously purchased.

Only funds irrevocably committed to purchase LROs are held in the GRE 1 Investor FBO Account.

An investor must transfer funds held in its funding account to its own bank account to utilize the funds in any way other than investment in LROs. Upon request, Groundfloor will cause the Funds Transfer Agent to transfer funds in the Investor FBO Account to an investor’s verified bank account by ACH transfer, provided that such funds are not irrevocably committed to the purchase of LROs. (See “—Project Funding and Payment of Expected Yield—Purchase of LROs.”) An investor may transfer funds out of its Groundfloor account at any time (provided that such funds are not irrevocably committed to the purchase of LROs). Investors may withdraw non-binding commitments at any time before the expiration of the Withdrawal Period by accessing their Investor Dashboard and selecting “request withdrawal”. Funds withdrawn before the expiration of the Withdrawal Period will be released and made available in the investor’s funding account typically within 48 hours. Investors may withdraw uncommitted funds by accessing their Investor Dashboard on the Groundfloor Platform and selecting the option to move uncommitted funds held in the funding account back to their personal bank account. This transfer typically takes three to five business days to complete.

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Account Servicing

Groundfloor Finance handles payments to and from the Borrower and payments on LROs to our investors on our behalf. Heavy transaction volume into and out of the various accounts it maintains could increase the risk of bookkeeping and recordkeeping errors. Because payments flow through various financial intermediaries (such as the Funds Transfer Agent and the FBO Servicer), there is an auditable trail of money movement, and, in the case of a bookkeeping error, we believe Groundfloor Finance will be able to recreate transaction histories in order to correct the error. Groundfloor Finance maintains a sub-ledger with respect to each of our accounts that records all movements of funds into and out of each account, which is periodically reconciled with records of bank transaction history, as well as records on the Groundfloor Platform. Groundfloor performs nightly backups of its entire system, including transaction records of the Funds Transfer Agent and FBO account records.

Our Loans to Borrowers

Evaluation of Project Applications

GRE 1 relies on Groundfloor Finance to make underwriting decisions with respect to the Loans that are being funded through the sale of LROs. There is no guarantee that financing will be made available to Borrowers who apply for Loans through the Groundfloor Platform. Obtaining a “Quick Rate Quote” does not obligate us or Groundfloor Finance to proceed further with any Borrower. Groundfloor may decline an Application and refuse to finance a particular Project in its sole discretion and for any or no reason.

Completed Applications must first pass through Groundfloor’s due diligence and underwriting review process. The underwriting review process is similar to what a bank might undertake in determining whether to provide a home equity loan. First, Groundfloor Finance undertakes a preliminary assessment of an Application to confirm that it does not trigger any automatic disqualification conditions and, if not, to determine whether it clears due diligence procedures and satisfies the basic financing requirements. See “—Preliminary Assessment” below. Groundfloor conducts additional analysis on those Applications that pass the preliminary assessment using the proprietary Grading Algorithm to set the minimum pricing terms (interest rate, maturity, repayment schedule, etc.) that we will accept. See “—Credit Risk and Valuation Assessment—The Grading Algorithm” below.

Preliminary Assessment

Designed to identify those Projects that meet basic qualifications and financing requirements, the preliminary assessment involves a general review of the information and materials received with the Application as well as supplemental materials Groundfloor may obtain in the course of diligence.

Automatic Disqualification. Currently, Applications are automatically disqualified if:

•	the property is owner occupied (owner-occupied residential projects are not financed and Loans will not finance any personal, family, or household purpose. All Loans are commercial in nature);

•	one or more business assurance reports or public records obtained and reviewed in the course of diligence identifies, that, within the past 12 months of the date of the Application, either the Borrower or any of its Principals:

o	has filed for bankruptcy,

o	has had an adverse legal judgment imposed against any property under his/her/its control, and

o	has any property currently in foreclosure, subject to a foreclosure proceeding or foreclosed upon, or has had a lien that is in the process of being, or has been, acted upon in a court or other governmental agency;

•	the borrowing entity is not a U.S. domiciled entity, organized in one of the 50 states;

•	any Principal of the Borrower is not domiciled and resident in the U.S.;

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•	any Principal of the Borrower is younger than 18 years of age;

•	any Principal of the Borrower has been convicted of a felony involving fraud, deceit or dishonesty within five years of the date of the Application, including, without limitation, racketeering, forgery, embezzlement, obtaining money under false pretenses, larceny, or conspiracy to defraud;

•	any Principal of the Borrower has a FICO credit score of less than 500; or

•	the proposed loan term is longer than five years.

Where a Borrower is owned or operated by more than one Principal, theses assessments are undertaken with respect to each individual to confirm there are not present any factors that would trigger automatic disqualification of the Application.

The Grading Algorithm. After an Application clears the automatic disqualification criteria, the Application is processed through Groundfloor Finance’s proprietary credit risk and valuation assessment (which we refer to as the Grading Algorithm) to determine the letter grade and interest rate that will be applied to the Loan. Underwriting sets the terms of the Loan (term, letter grade, interest rate to be applied, repayment schedule, etc.) based off of this Grading Algorithm. See “—Credit Risk and Valuation Assessment—the Grading Algorithm” below.

Underwriting Criteria and Internal Policies. Finally, Groundfloor Finances considers whether to approve the Application in light of certain underwriting criteria and internal operational policies. These policies reflect Groundfloor’s business objectives in light of the needs of the marketplace created on the Groundfloor Platform at a given time and do not impact, and are not related to, the determination of the letter grade or interest rate applied to a particular Loan. Groundfloor Finance (as agent for GRE 1 in certain circumstances) will underwrite any Loan that: (1) is not automatically disqualified; (2) for which the Borrower has a completed Loan Application; (3) is in a jurisdiction in which Groundfloor Finance has decided to lend; (4) is in a geography in which Groundfloor Finance is not over-concentrated; (5) is a property that is desirable to the local market; and (6) for which the Borrower has accepted what Groundfloor Finance views to be appropriate leverage.

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Geographic concentration is dependent on the size of the local market. For example, having 10 outstanding Loans in a town of 50,000 may be deemed over concentrated, but having 50 outstanding loans in a major metropolitan area may be deemed acceptable. Likewise, a given property’s desirability changes with the local market. An urban starter house may be highly desirable in a fast growing city, but a larger suburban home may be better suited in a more mature locale. Groundfloor Finance’s idea of acceptable market concentration and property desirability changes with its assessment of local and macroeconomic conditions. In all Loans, Groundfloor Finance will urge Borrower’s to accept lower leverage. This increases the personal expenses of the Borrowers, as they must put their own capital to use. Because not every Borrower accepts this request, Groundfloor Finance will prioritize underwriting and taking to market loans where the Borrower has accepted lower leverage.

The Groundfloor Finance underwriting team meets regularly to assess the current Loan portfolio and pipeline, to make adjustments, as necessary, to underwriting decisions. The members of the underwriting team currently include Groundfloor Finance’s CEO, Brian Dally; Executive Vice President, Legal and Regulatory, Nick Bhargava; Director of Underwriting, Patrick Donoghue; and Head of Risk Management, Rich Pulido.

Due Diligence and Authentication

Borrowers must represent and warrant to us in the Loan Agreement that none of the disclosures, statements, projections, materials, assertions or other communications made by them or provided to us contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statement contained herein or therein not misleading. Notwithstanding these assurances, through the use of commercially reasonable efforts, Groundfloor Finances take steps on our behalf to verify and authenticate certain information provided and representations made by Borrowers. Licensed attorneys and/or real estate professionals are engaged to assist in the due diligence and closing process. For every Loan underwritten, Groundfloor Finance obtains a completed Application and a signed Master Services Agreement from the Borrower and reviews the materials provided by the Borrower. Various data vendors such as Zillow, CoreLogic, Trulia, Lexis, CDI Credit, Dun & Bradstreet, etc., and other public records are used to verify the information provided , as well as the accuracy of the representations made, by the Borrower (and its Principals) as well as the actual property details. Groundfloor Finance conducts credit, criminal background, bankruptcy and legal judgment searches on the Borrower and its Principals. It obtains business assurance reports and searches state and local records to determine whether an Application triggers any of the automatic disqualification criteria described above. Groundfloor Finance also assesses whether the Borrower or its Principals have any criminal convictions, federal tax liens, judgments, or other encumbrances and have not been party to any adverse litigation relating to their projects or properties. It checks state and local records to verify how long the Borrower has been in business and whether it is in good standing and to confirm that the Borrower is actually in possession of the property and the extent to which it has been encumbered. Groundfloor also may obtain proof of insurance and marketability assessments from the Borrower when environmental concerns arise.

Prior to closing, Groundfloor Finance will review a budget/Draw schedule (unless the Loan is for $50,000 or less or when an amount greater than $50,000 is needed for the acquisition of a property) and, at or in connection with closing, obtain evidence of a satisfactory title search and corresponding title insurance on the property covered by the Loans. If we are financing a second lien Loan, the Borrower may provide the results of a title search performed, and title insurance obtained, by the first lienholder within a month of the submitted Application in lieu of performing a separate title search and obtaining title insurance. Decisions as to whether additional information may be sought are made by Groundfloor during the course of its underwriting process.

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Valuation Reports. A Valuation Report for each Project is always reviewed prior to determining the letter grade and corresponding interest rate to be applied to a Loan. In the case of a Loan to finance acquisition and/or reconstruction (which is a majority of our Loans), the Valuation Report will reflect an estimate of the projected ARV of the Project. The Valuation Report reflects the projected value of the land if the Loan is to finance ground-up construction. As discussed in more detail below, the valuation of the Project weighs heavily in the Grading Algorithm and the determination of the final letter grade (and thus the minimum interest rate) assigned to a particular Loan. As such, during the course of its underwriting process Groundfloor carefully reviews each Valuation Report received. Groundfloor may refuse to accept a Valuation Report that it finds unsatisfactory, inaccurate or unreliable, in which case, we will not consider financing the related Loan until the deficiencies are remedied or a new Valuation Report is received. The evidence used to calculate the ARV for a given Loan may be made up of a composite of different Valuation Reports of the same type at the discretion of the underwriters. For example, ARV may be determined by utilizing a composite of two or more BPOs, if available. We will not use composites from different types of Valuation Reports.

For Loans under $250,000, Borrowers may choose the type of Valuation Report they want considered in the underwriting process. Groundfloor may commission (at the Borrower’s expense) a certified independent appraisal or a BPO on the Project or the Borrower may provide a Borrower provided appraisal or a collection of comparable property listings (or “comps”); however, Groundfloor will always commission a certified independent appraisal for Loans of $250,000 or more.

Reliance on Borrower Provided Comps. Due to the costs associated with the preparation of a certified independent appraisal or a BPO, Borrowers often elect to provide a list of comparable properties to support the projected ARV of a Project. These types of Valuation Reports are viewed as the lowest quality and least reliable of the four types of Valuation Reports accepted. The Grading Algorithm factors in the increased risk associated with these types of Valuation Reports. However, in light of the significance placed on the ARV in determining the letter grade and minimum interest rate applied to the Loan, Groundfloor Finance has established the following set of conditions that must always be satisfied when a Borrower elects to support its Application with Borrower provided comps.

Requirements for Use of Borrower Provided Comps. Borrowers must supply information with respect to no less than three comparable properties (although more than three comps will be accepted) to support the projected ARV claimed by the Borrower. With respect to each comparable property received, Groundfloor first locates the listing of that comparable property from a Multiple Listing Service (or “MLS”), which is a kind of bulletin board that identifies recent local real estate listings. It uses the MLS listing to confirm that the information presented by the Borrower is accurate (i.e., it has not been altered). If the comp information provided by the Borrower is different from what Groundfloor finds in the MLS listing, Groundfloor will not consider financing the related Loan until the inaccuracies are corrected or the Borrower provides Groundfloor with a new comparable property that satisfies our criteria (or a more reliable form of Valuation Report with respect to the Project under consideration).

In limited circumstances, Borrowers may rely on a comparable property for which there is no MLS listing, which can be the case if the comparable property has not been recently listed for sale. In this event, Groundfloor utilizes an online valuation tool called an automated valuation model (or “AVM”) to produce a report which is used to verify the comp. The AVM report is a tool often used by banks and other lending institutions in the course of their underwriting procedures. It provides a calculated estimate of a probable selling price of a residential property, even when a home is not for sale, through the analysis of public record data combined with a computerized algorithm. Groundfloor currently obtains AVM reports from Red Bell Real Estate and Clear Capital, but may change vendors at any time without prior notice to investors. Groundfloor uses the AVM report in much the same way as it uses the MLS listing, inasmuch as, if the information provided by the Borrower is inconsistent with respect to the information in the AVM report, Groundfloor will not consider financing the related Loan based off of the flawed information.

Once the information provided by the Borrower with respect to the comparable property has been confirmed through the MLS listing or the AVM report, as the case may be, the comparable property must also:

•	be representative of the Project—this means that the comparable property must be of the same scope as the Project on an as-completed basis. For instance, if as-completed, the Project will be a three bedroom, two bath, single-family residence, on a half-acre lot, without any special features (like a multi-car garage, in-ground swimming pool, etc.), then the comparable property generally must be substantially similar to those characteristics;

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•	be located in the same zip code or, only to the extent available, the same school district as the Project; and

•	reflect a value not less than 85% of the ARV of the Project as reported by the Borrower. For instance, if the ARV of the Project is estimated to be $100,000, the MLS listing or the AVM report, as the case may be, for the comparable property must reflect a value of $85,000 or more. Groundfloor would not accept a comparable with less than $85,000 to support the valuation of the Project at an ARV of $100,000.

If any of these conditions are not satisfied, Groundfloor will reject the Application, and not consider financing the Loan until the Borrower provides a new comparable property (that satisfies the criteria) or Groundfloor obtains another form of Valuation Report.

Reliability of Information. When undertaking its diligence, Groundfloor strives to source data from the most reputable and reliable vendors and resources, however, this data may not always be accurate or dependable. For example, Zillow and AVM vendors determine their estimated property valuations through statistical analysis of historical data and current market information. There may be errors in the underlying data used in the calculation of these estimates, which could compromise the reported property valuation. Further, in addition to the risks discussed above specifically with respect to Borrower provided comps, the reliability of the data contained in the Valuation Reports (and any resources used to judge those reports) depends, in part, on the methods used to collect the data, the expertise of the third party that prepared the report, as well as the appropriateness of the valuation approaches and underlying assumptions that have been used to reach the conclusions presented. Although the Valuation Reports received (other than Borrower provided comps) typically are prepared by real estate professionals who are familiar with the market area of the subject Project, they may not reflect the actual value of a particular project. Only market forces will dictate the ultimate value of any real property.

Although Groundfloor uses various valuation resources to provide a backstop comparison to the Borrower provided comps as part of its due diligence process, these typically report the listing price or estimated market value, as opposed to the proposed ARV typically captured by a Valuation Report. As a result, none of those valuation resources offer a direct comparison. Groundfloor’s ability to access the reports to backstop the Borrower provided comp can be limited, as some MLS systems restrict access to licensed real estate brokers and Groundfloor must pay additional fees for AVM reports. There are also increased risks with certain valuation resources in that there could be flaws in the mathematical model being implemented. For instance, the model may depend on unreliable or inaccurate data, or fail to test results against other valuation models or actual sales data in the particular market. Care must also be taken to select a vendor that offers tools that are better suited to certain kinds of lending. For example, unlike our current vendor, CoreLogic, which primarily delivers specific valuation data, other AVM vendors, like Desktop Underwriter®, provide additional services, such as document management and benchmarking against federal loan data, which may alter the context of the report.

The Valuation Reports and any AVMs Groundfloor may obtain are generally prepared solely for its use in connection with our Loan underwriting process, so we do not provide them to investors. Neither we nor Groundfloor Finance (or its affiliated companies) play any role in the preparation of any valuation resources or any other materials provided by the Borrower that may be referenced in a Project Summary, and, while we view the data contained in a Valuation Report, MLS listing, AVM report or other valuation resource as helpful, we do not use these materials as the sole basis for a funding decision.

Unverified Information. Other than as discussed above, neither we nor Groundfloor independently verifies the information provided by Borrowers, and while, in connection with the Loan Agreement, Borrowers represent that any information they provide to us is accurate, such information may nevertheless be inaccurate or incomplete. For example, there is no independent verification of the information about the financial condition and past business experience of the Borrower and business experience of its Principals, including much of the data contained in the Borrower Summary (Box H) of the Project Summary, the proposed costs of a given construction project or the capabilities, and the experience of any contractors or sub-contractors. Further, the information the Borrowers supply may be inaccurate or intentionally false. If information provided by Borrowers turns out to be false or misleading, you may lose part or all of the Purchase Amount you pay for a LRO. In general, information available on the Groundfloor Platform and in this Offering Circular with respect to the LROs being offered hereby is subject to Rule 10b-5 of the Exchange Act and to the liability provisions of the Securities Act. Potential investors should note that on occasion courts have taken the position that plaintiffs who have failed to exercise adequate caution in analyzing the risks associated with reliance upon unverified information may be precluded from asserting a claim for misrepresentation. Although we do not believe this would impact our overall liability under Rule 10b-5 of the Exchange Act and the liability provisions of the Securities Act for information provided to you in connection with this Offering, we advise you that your recourse may be limited in the event information that is self-reported and not independently verified turns out to be false or misleading.

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Credit Risk and Valuation Assessment—the Grading Algorithm

Once Projects pass the preliminary assessment and thus meet the basic qualifications and financing requirements to be funded through the Groundfloor Platform, the Groundfloor underwriting team undertakes an assessment of each Project and the proposed terms of the underlying Loan to finalize the pricing terms (interest rate, maturity, repayment schedule, etc.) that we will accept.

Groundfloor uses its proprietary Grading Algorithm to assign one of seven letter grades, from A to G, to each Project. The letter grade generally reflects the overall risk of the Loan. In general:

Each letter grade corresponds to the minimum fixed interest rate we will offer to a Borrower, subject to applicable law, with respect to a particular Project and the corresponding Loan. At this time, the standard annual fixed interest rates for each letter grade are as follows:

The interest rates for a given letter grade represent the floor, or minimum amount, we will offer to a Borrower with respect to a particular Loan, subject to applicable law. If permitted by law, we may agree with a Borrower to increase the actual interest rate that will be paid for a particular Loan to make it more marketable and to help ensure that the Project receives funding. Under no circumstances will we decrease the interest rate charged for a Loan with a given letter grade unless otherwise required to do so by law. If a decrease is required by law, we may elect not to fund the Loan. If we do elect to proceed with the Loan at a lower interest rate, we will notify potential investors that the interest rate is lower than would typically be the case for a Loan of that quality.

The Grading Algorithm. The Grading Algorithm was developed by Groundfloor’s management team in consultation with outside advisors in light of the general type of residential real estate projects currently financed through the Groundfloor Platform. The algorithm applies a two-step proprietary mathematical formula. Groundfloor assigns a scale to each factor. The higher a Project rates with respect to a particular factor, the better the Loan scores. The higher the score, the lower the interest rate we offered on the Loan.

Representing a quantifiable assessment of the risk profile of a given Project, the Grading Algorithm helps compare and contrast the relative risks of certain quantifiable characteristics across properties. The Grading Algorithm determines a proposed base-line interest rate which reflects the given risk profile of a Project when it is underwritten. The lower the risk profile, the lower the interest rate we will agree to with respect to a particular Loan.

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The Grading Algorithm factors in the following indicators that take into account (i) the valuation and strength of a particular Project and (ii) the experience and risk profile of the Borrower:

Valuation and Strength of Project	Experience and Risk Profile of Borrower

•     the Loan to ARV Ratio of the Loan,

•     the quality of the Valuation Report provided to us (supporting the determination of the Loan to ARV Ratio),

•     the nature of the security interest (first lien or second lien) we obtain for the Loan, and

•     the location of the Project.

•     the experience of the Principal as well as the borrowing entity,

•     the Principal’s commitment to real estate development,

•     the amount of “skin-in-the-game” committed to the Project, and

•     the credit quality of the Principal(s).

As stated above, the Loan to ARV Ratio for the purposes of the Offering is determined by dividing the total amount of debt on the Project (including the Loan from us and any additional debt on the Project) by the ARV (as determined by the Valuation Report). For instance, the Loan to ARV Ratio for a $100,000 loan would be 10% for a property with a $1 million ARV but it would be 50% for a $500,000 ARV.

Determination of Raw Score. First, Groundfloor uses a proprietary mathematical formula to rank the Projects on a scale of 0-100, resulting in a raw score for each Loan we propose to finance. The raw score is determined utilizing a weighted scale that takes into account, to varying degrees, the factors that impact the valuation and strength of the Project (such as the quality of the Valuation Report and the location of the Project) as well as those that reflect the experience and risk profile of the Borrower and its Principals. Each of the factors used to calculate the raw score are described in more detail below in order of their ranking based on weight, from highest weighted (most important) to lowest weighted (least important).

Quality of Valuation Report – As discussed in more detail below, the Loan to ARV Ratio represents a significant factor in determining the final letter grade for each Loan. Groundfloor obtains one of four different kinds of Valuation Reports with respect to each Project which is used to calculate the Loan to ARV Ratio; however, not all Valuation Reports are of the same quality or reliability. The reliability of the data contained in those reports depends, in part, on the methods used to collect the data, the expertise of the third party that prepared the report, if any, as well as the appropriateness of the valuation approaches and underlying assumptions that have been used to reach the conclusions presented. For instance, a certified independent appraisal is a report that is prepared by a certified appraiser, who is subject to various professional standards. The appraiser’s report has set criteria, and the appraiser will look at specific property characteristics to determine a valuation, adjusted for local market conditions, etc. Compare this with a BPO, which is a report, with no fixed criteria, but which generally assesses a property’s value by comparing it against several similar properties in the same market. The BPO may be further adjusted by a documented walk-through of the property. This report is prepared by a licensed realtor in the same jurisdiction as the property, but is generally considered to be less accurate than a report from a certified appraiser. Still, a BPO is generally a more accurate assessment of a property’s value than comparable property information because the realtor preparing the report usually has local market expertise and, if not directly familiar with the property in question, is usually familiar with the comparable properties used in the BPO (for example, the realtor may have listed, bought, or sold one of the comparable properties).

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The quality of the Valuation Report is assessed on a four-point scale as follows:

Type of Report – Score (with description)	Characteristics

Certified Independent Appraisal – 4

(This is an independent appraisal that is prepared by a certified appraiser. It is exclusively commissioned to evaluate the Project associated with the specific Application. It is recently prepared (within one month) and is delivered directly to us by the appraiser.)

Highest quality. Most expensive and time consuming to prepare. Prepared by a licensed or certified appraiser.

Broker’s Price Opinion – 3

(A BPO is a report that is prepared by a licensed realtor. The realtor generally compares the property to several similar properties in the local market and may make further adjustments based on a site visit or walk-through. It is exclusively commissioned to evaluate the Project associated with the specific Application. It is recently prepared (within two months) and is typically delivered directly to us by the realtor.)

Good quality. Cheaper and faster to prepare. Prepared by a licensed realtor with local market knowledge.

Borrower Provided Appraisal – 2

(This is an appraisal that the Borrower commissioned on the property at some point in the past six months prior to the Application date and has on hand. While the appraiser is still subject to the customary professional standards, the appraisal is not commissioned for purposes of our Loan and it may not be as recent, thus the valuation will be less current, and there may be greater risk that changes in the market could negatively impact the valuation.)

Good quality. Previously prepared. Prepared by a licensed or certified appraiser, but not commissioned by us.

Borrower Provided Comps – 1

(This is a collection of comparable property listings gathered and prepared by the Borrower. The listing may be from a listing service website or they may be from a book of listing from various real estate agencies.)

Lowest quality. No cost, easily prepared. Data collected by Borrower. Highest Risk.

Rather than requiring Borrowers to always provide a certified independent appraisal, which is the highest quality but most expensive and time consuming to prepare, the quality of the Valuation Report being provided for each Loan is accounted for through the Grading Algorithm by assigning scores (and thus more points towards the raw score) to the higher quality, more dependable Valuation Reports.

“Skin-in-the-Game” – Real estate developers who have a significant amount of their own money tied up in a project, especially relative to the amount they are borrowing, are less likely to default. Thus, the more skin-in-the-game a Borrower has in a Project relative to the amount they are borrowing, the lower the risk of the Project. A Borrower’s skin-in-the-game is assessed on a 10-point scale. The higher the ratio of the Borrower’s skin-in-the-game to the total amount of debt on the Project, the higher the score and thus more points earned towards the raw score.

Location – The location of a Project can impact valuation. For residential properties, lower-risk Projects will be in zip codes representing strong real estate markets. Groundfloor has adopted a proprietary formula for assessing the residential real estate market in a particular zip code. It uses Zillow’s Home Value Index as the data set for our analysis, which can be downloaded from the Zillow website. By obtaining the Home Value Index for a given zip code, Groundfloor can compare that zip code to the average home value for the state in which that zip code is located. Zip code home values that are above the state’s average home value represent stronger real estate markets and therefore less risk. Property locations are assigned to an eight-point scale, based on whether or not a given zip code’s average home value is above or below the state’s average home value (calculated for the most recent month for which data is available).

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In awarding points for location, Groundfloor compares the home values in the Project’s zip code to home values for the Project’s state by first calculating the state’s home value mean (the average price of a home in the state) and standard deviation (this is a measure of dispersion computed as the square root of the summation of the squared difference of each zip code’s average home value from the state’s mean home value divided by the number of zip codes in the state) based on all available zip codes in the Project’s state. The z-score (the difference in standard deviation units between the average price of a home in the Project’s zip code and the average price in the Project’s state) is then calculated for the Project’s zip code. Points for the location of a particular Project are assigned based on the z-score for the Project’s zip code, with higher scores being awarded for z-scores that are above a state’s home value mean, and fewer points for z-scores that are below. Locations are divided into the following eight categories (highest to lowest score):

Location – Score (with description)
Very High Value (z-score > +3) – 8 (The Home Value Index for this zip code is significantly higher than the average home value for the state.)
High Value (z-score ≥ +2, but < +3) – 7 (The Home Value Index for this zip code is much higher than the average home value for the state.)
Above Average Value (z-score ≥ +1, but < +2) – 6 (The Home Value Index for this zip code is higher than the average home value for the state. This is generally a more desirable location.)
Average Value (z-score ≥ +0, but < +1) – 5 (The Home Value Index for this zip code is similar to or slightly above the average home value for the state. This is the typical home for the state.)
Below Average Value (z-score ≥ -1, but < 0) – 4 (The Home Value Index for this zip code is slightly below the average home value for the state.)
Low Value (z-score ≥ -2, but < -1) – 3 (The Home Value Index for this zip code is below the average home value for the state.)
Very Low Value (z-score ≥ -3, but < -2) – 2 (The Home Value Index for this zip code is much lower than the average home value for the state.)
Lowest Value (z-score < -3) – 1 (The Home Value Index for this zip code is significantly lower than the average home value for the state.)

Zillow’s Home Value Index is based on a combination of factors, including sales data. However, as with any third-party data source, there may be inherent problems with Zillow’s methodology or data set that could cause our related assessment to be inaccurate.

Borrower Credit Quality – Each Loan is rated based on the FICO credit score of the Principals. As entities, the Borrowers, which are the obligors under the Loan Documents, do not have FICO credit scores for Groundfloor to consider in evaluating the Project. Although the Principal(s) are not personally liable for the Loan, we believe his or her FICO credit score is a relevant factor in understanding the individual practices regarding debt management of the persons who will ultimately be responsible for managing the Project and servicing the debt. Lower-risk Borrowers have good credit ratings (typically a FICO credit score above 700) from established credit rating agencies. The higher the FICO credit score, the more points towards the raw score. The minimum credit rating accepted is a FICO credit score of 500. Groundfloor may receive multiple credit scores when there is more than one Principal involved with a Borrower. Groundfloor will always use the lowest FICO credit score to rate any given Loan. We do not disclose any information about the FICO credit scores collected in the course of our underwriting procedures due to privacy concerns.

Experience – Lower-risk Borrowers will have significant experience in real estate development (in terms of years and number of projects developed) and will have successfully completed projects of the a similar type and scope.

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Each Project is rated on a five-point scale, based on the Borrower’s total years of experience, giving credit only for those years in which the Borrower (or its Principal(s)) has had at least one completed real estate project. For example, if a Borrower claims to have been involved with the real estate industry for three years, but can only document having successfully completed projects in two of those years, Groundfloor will only credit the Borrower with two years of experience for purposes of the Grading Algorithm. A Borrower is only credited with successfully completed projects. The Projects Groundfloor gives credit for must also be similar in type and scope to the Project being financed by the Company, which factors are weighed on an interrelated basis. If a developer only has experience with small renovations, it will not get experience credit if the Project being financed is a comprehensive rehabilitation or a substantial new construction project. However, if the developer has undertaken comprehensive rehabilitations, he will receive experience credit for a new construction project.

Recognizing that some individuals move into real estate development after being involved long-term in other relevant industry activities in the real estate industry, credit is assigned for the following activities: (i) licensed real estate brokers will be credited with one year of experience for each year they have sold at least three properties and (ii) general contractors and trades will be credited with one year of experience for each year they have participated in two or more successfully completed projects of the type and scope under consideration.

This assessment is based on information that is self-reported by the Borrower, and therefore has not been independently verified. The higher the score, the more points added towards the Project’s raw score. The scores for experience are assigned as set forth in the table below, with the higher scores yielding more points added towards the Project’s raw score:

Years of Experience	Score
> 8	5
5-8	4
2-5	3
1-2	2
0-1	1

Commitment – Borrowers who are in the real estate development business on a full-time basis are also considered to be lower-risk. As such, more points are assigned to those Projects where the Principals are working full-time, rather than pursing real estate development on a part-time basis.

Rating Adjustments and Letter Grade. Once the raw score for a particular Loan is determined, the rating is adjusted based on the Loan to ARV Ratio and the quality of the security interest we will obtain in connection with the Loan. This adjustment yields the final letter grade, which reflects the assessment of the overall risk of the loan.

The Loan to ARV Ratio of the Project represents a significant factor in determining the final letter grade set through the Grading Algorithm. Lower-risk Projects will have a higher valuation (based on the Valuation Report provided by the Borrower) than the amount of total debt on the Project. For low risk first lien Projects, the Borrower’s Loan to ARV Ratio will be more than 50%. Higher-risk first lien Projects have a Loan to ARV Ratio in excess of 70%. If we will not finance properties where the total debt exceeds the reported value of the property if we are expected to hold a second lien on the property.

The Grading Algorithm uses a 10-point inverted scale to score Loan to ARV Ratio. A higher score means lower risk. Every Loan starts with 10 points and points are subtracted as the Loan to ARV Ratio increases. For example, a Loan with a 40% Loan to ARV Ratio will have 4 points subtracted and will be scored a 6. The following table sets forth the rating adjustments imposed on the raw score, based on the loan to ARV score of Loans that are secured by a first lien:

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Rating Adjustments on First Lien Loans
Loan to ARV Score (corresponding Loan to ARV Ratio)
Raw Score	10 (10%)	9 (20%)	8 (30%)	7 (40%)	6 (50%)	5 (60%)	4 (70%)	3 (80%)	2 (90%)	1 (100%)
90-100	A	A	A	A	A	A	B	C	C	C
80-89	A	A	A	A	B	B	C	D	D	D
70-79	A	A	A	B	C	C	D	E	E	E
60-69	A	B	B	C	D	D	E	F	F	F
50-59	B	C	C	D	E	E	F	G	G	G
40-49	C	D	D	E	F	F	G	-	-	-
>40	D	E	E	F	G	G	-	-	-	-

The following table sets forth the rating adjustments imposed on the raw score, based on the loan to ARV score of loans that are secured by a second lien:

Rating Adjustments on Second Lien Loans
Loan to ARV Score (corresponding Loan to ARV Ratio)
Raw Score	10 (10%)	9 (20%)	8 (30%)	7 (40%)	6 (50%)	5 (60%)	4 (70%)	3 (80%)	2 (90%)	1 (100%)
90-100	A	A	A	B	B	C	D	E	-	-
80-89	A	B	B	C	C	D	E	F	-	-
70-79	B	C	C	D	D	E	F	G	-	-
60-69	C	D	D	E	E	F	G	-	-	-
50-59	D	E	E	F	F	G	-	-	-	-
40-49	E	F	F	G	G	-	-	-	-	-
>40	F	G	G	-	-	-	-	-	-	-

The smaller the Loan to ARV Ratio, the higher the score. Higher grades are awarded for higher scores. The rating adjustment can have a negative or positive impact on the raw score. For instance, when the Loan to ARV Ratio is significantly high, this means that a larger portion of the value of the property is being leveraged and there is less cushion between the amount borrowed and the projected value of the Project. The smaller cushion leads to greater risk of default. As a result, the loan to ARV score will be low and the raw score will be adjusted downward. With the same concept in mind, when the Loan to ARV Ratio is significantly low, a small portion of the property is being leveraged and there is a larger cushion between the amount borrowed and the projected value. In this circumstance, Groundfloor may increase the final letter grade, despite the Project initially receiving a lower raw score. This reflects lower risk in the case of default because the underlying property value is substantially larger than the credit exposure. In some instances, the Loan to ARV Ratio may be so significant that we will not fund the Loan under any circumstances (which is indicated by the dash (-) in the tables above).

There are maximum Loan to ARV Ratios for certain Project types beyond which Groundfloor will not accept. For all second lien loans, the Loan to ARV Ratio will not exceed 80%. For rehabilitation of an existing structure or construction of a new structure on developed, serviced land, the Loan to ARV Ratio will not exceed 85%. For Loans which are used for the combined acquisition and rehabilitation of an existing structure or the combined acquisition and construction of a new structure on developed, serviced land, Loan to ARV Ratio will not exceed 85%. For Loans to acquire or build raw, unserviced, undeveloped land, the Loan to ARV Ratio will not exceed 100% of the value of the underlying land. In addition to the above, we intend to comply with all real estate statutes and regulations with respect to loan-to-property value ratios, including those set forth in California Business and Professions Code section 10232.3, if applicable.

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Presentation of Information in Project Summaries. Due to the proprietary nature of the Grading Algorithm, we do not disclose to investors the particular weights of the different factors for determining the raw score. However, to help investors assess the underlying data that leads to Groundfloor’s underwriting decisions, we identify on the Project Summary how each Loan scored relative to these factors in addition to ordering the discussion above by relative weight for each factor. An investor can also compare the grading factors across multiple Loans using the Loan Comparison Tool. See “—How the Groundfloor Finance Platform Operates—Information Made Available through the Project Summaries.”

Our Loan Arrangements

The terms of our Loans with the Borrowers are governed by the Loan Documents, including the Loan Agreement, a promissory note, certain mortgage instruments (including a deed of trust or similar security document) and other documents or instruments evidencing or securing the Loan. The exact documentation necessary to complete the Loan may vary on a case-by-case basis. However, our form Loan Agreement and corresponding promissory note are based on standard industry agreements.

Through the Loan Agreement, the borrowing entity makes representations and warranties to us as to the accuracy of any information provided in the course of applying for and receiving funding from GRE 1 through the Groundfloor Platform. We use commercially reasonable efforts to verify or authenticate such representations and warranties made by the borrowing entity. See “—Due Diligence and Authentication” above.

The Loan Agreement structures the terms of the Loan, including the interest rate, the maturity date, the frequency of interest payments, and the budget and/or Draw schedule. These terms are reflected in the corresponding promissory note. When a Loan is subject to a Draw schedule (which is typically the case, but always used for Loans in excess of $50,000 unless an amount greater than $50,000 is needed for the acquisition of a property), the funds of the Loan stay in the GRE 1 Borrower FBO Account, which is an account maintained at FBO Servicer titled in our name “for the benefit of” Groundfloor Borrowers.

Groundfloor Finance manages the draw and payment process with Borrowers on our behalf. The Borrower must submit requests for Draws by providing evidence that certain agreed-upon requirements have been met on a prescribed form to receive Loan funds. The request will contain a list of work that has been done, the amounts owed for such work, and to whom payment is owed for such work. In all cases, unless otherwise waived, the Borrower must submit invoices for the activities outlined in the Borrower’s budget as the intended uses of the Loan Proceeds (the “Budgeted Activities”) that are the subject of the request. We may, in our sole discretion, add additional evidentiary requirements to the Loan Agreements with first-time Borrowers and less experienced Borrowers. For instance, these Borrowers may need to provide copies of paid receipts, statements of accounts, pictures or video evidence of completed work, certifications by an engineer, architect, or other qualified inspector, construction lien waivers from the Borrower’s contractor and from the suppliers (if any) for all Budgeted Activities covered by the request, lien subordination agreements, indemnifications, and endorsement to our title insurance loan policy (or a satisfactory commitment to issue such an endorsement) insuring that, as of the date of the request, our security interest is superior to any liens or potential liens for work performed or materials delivered. Groundfloor may also conduct site visits during the course of the project.

If satisfied with the Draw request and the evidence submitted, Groundfloor will remit payment either to the Borrower or directly to the trades or vendors who are owed payment. Our preference is to pay trades and vendors directly where Draws are used, but our ability to do so is determined by the willingness of the trades or vendors to be directly paid by us. If the trade or vendor expects to be paid in cash, we will instead remit payment to the Borrower, and the Borrower will settle the invoice.

The Loan Agreement contains standard terms and conditions regarding default, bankruptcy, and other non-payment contingencies. A deed of trust, or similar instrument, is entered into by the borrowing entity in conjunction with the execution of the Loan Agreement and is further used to secure our lien position.

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Groundfloor holds all Loan Proceeds not advanced to the Borrower on the loan origination date in the GRE 1 Borrower FBO Account, which is a non-interest bearing demand deposit pooled account. All funds to be applied to the remaining Draws for a particular Loan are held in this GRE 1 Borrower FBO Account until so advanced to the Borrower. Borrowers have no direct relationship with FBO Servicer in connection with the GRE 1 Borrower FBO Account. GRE 1 is the owner of the GRE 1 Borrower FBO Account; however, we disclaim any economic interest in the assets in the GRE 1 Borrower FBO Account (other than as may be enforced through its security interest in the underlying Project) and also provide that each Borrower disclaims any right, title or interest in the assets of any other Borrower in the GRE 1 Borrower FBO Account until disbursed. We use a separate collection account (owned and titled in the name of the Company) maintained at FBO Servicer to hold the payments collected from Borrowers. Following receipt of Loan Payments, we promptly use intra-bank transfers to move sufficient funds to cover the corresponding LRO Payments to the appropriate Groundfloor Investor FBO Accounts of the investors in the series of LROs corresponding to the Loan.

We will charge Borrowers origination (which typically range between 2% and 6% of the Loan Principal) and servicing fees (which typically range between 0.5% and 2% of the Loan Principal), which typically will be included in the total amount of the Loan. In addition, in some circumstances we may charge additional processing fees to the Borrower or deduct a collection fee from any delinquent amounts that we are able to collect before distributing the remainder to holders of LROs. Borrowers are also responsible for paying closing costs (such as brokerage fees or legal expenses) as well as the costs of obtaining the title search and title insurance. The borrowing entity may elect to include these costs in the total amount of the Loan financed through the Groundfloor Platform. Typically, the combined costs of closing, title search, and title insurance range from $500 to $3,500. See “—Fees and Related Expenses.”

Loan Payments are secured obligations of the Borrower. Loan Payments are generally secured by a first lien security interest in the assets owned by the borrowing entity related to the specific Project, including the real property itself, any structures or buildings on the property, any materials purchased with Loan Proceeds for Project use and any improvements made thereon. We may agree, in some circumstances, to hold the junior security interest with respect to a particular Loan. For example, we may agree to hold a junior security interest on a new construction loan where a regulated banking institution is the senior secured lender, and where the total amount of debt on the property does not exceed the expected market value. See the Project Summaries beginning on page PS-1 for our lien position for each series of LROs offered under this Offering Circular. For Projects where we take a junior security interest, if any, the terms of that subordinated security interest will be clearly disclosed in this Offering Circular and the corresponding Project Summary. Since the Principals are not obligors under the Loan Documents, we are limited in seeking recourse for non-payment to the Borrower itself. See “—Project Funding and Payment of Expected Yield—Servicing and Collection of Loans Generally” for more information about our collection procedures and policies.

Project Funding and Payment of Expected Yield

Purchase of LROs

LROs are offered and sold to investors who reside in one of the states or jurisdictions where our offering of the LROs is qualified and who meet applicable suitability requirements. Investors must also have sufficient funds available in their Groundfloor account to make the desired investment.

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Posting of the Listing to the Groundfloor Platform. We will commence the offering of a particular series of LROs promptly after qualification of an offering statement (or of any PQA thereto) covering such securities by posting to the Groundfloor Platform a Project Summary corresponding to the underlying Loan. Once the Offering Period for a particular series of LROs commences, it will remain open for 30 days (unless it is fully subscribed with irrevocable funding commitments before the end of such period); however, we may extend that period in our sole discretion (with notice to potential investors) up to a maximum of 45 days. During the Offering Period, information relating to a specific offering and instructions for purchasing the series of LROs corresponding to a particular Project and Loan will be available on the corresponding Project Summary on the Groundfloor Platform.

We issue LROs in denominations of $10 and integral multiples of $10. The aggregate Purchase Amount of all LROs of a particular series will equal the Loan Principal of the corresponding Loan. We offer each series of LROs at 100% of the Loan Principal.

Non-Binding Commitments. You may purchase a LRO by opening the Project Summary on the Groundfloor Platform and indicating the Purchase Amount you want to invest (in denominations of $10 and integral multiples of $10), subject to the maximum investment amount, if any, imposed on the offering. You will then be prompted to confirm the “commitment” to purchase such amount of that series of LROs. After such confirmation, the commitment serves as a pre-authorization to debit your Groundfloor account. If you do not have sufficient funds in your Groundfloor account, you will be prompted to link your bank account so the appropriate amount may be transferred to you funding account via ACH.

Funds that have been used to commit to this non-binding commitment remain in your Groundfloor account but are set aside for the indicated purchase. No money is transferred from your Groundfloor account (or the Groundfloor Investor FBO Account) at this stage. The commitments do not represent binding obligations and will not become irrevocable until the expiration of the Withdrawal Period. You may withdraw your non-binding commitments at any time before the expiration of the Withdrawal Period by accessing your Investor Dashboard and selecting “request withdrawal.” Funds you withdraw from your Groundfloor Account before the expiration of the Withdrawal Period will be released and made available in the your Groundfloor account typically within 48 hours, after which time you may elect to transfer such funds to your bank account or make a commitment towards a different Project.

The Withdrawal Period. Once (i) we receive sufficient non-binding commitments to fully subscribe the Loan and (ii) all of the financing conditions have been satisfied (other than the completion of the title search and obtaining valid title insurance), we will notify (by email and through a notice on the Project Summary) those investors who have completed non-binding commitments for the Project that they have 48 hours to withdraw their funds (the “Withdrawal Period”). Commitments may be withdrawn prior to the expiration of the Withdrawal Period by accessing the Investor Dashboard and selecting “request withdrawal.” Commitments not withdrawn before the expiration of the 48-hour Withdrawal Period will automatically convert into binding and irrevocable commitments to purchase the LROs relating to the corresponding Project and cannot be withdrawn or committed to purchase additional LROs. Commitments to purchase LROs made after expiration of the Withdrawal Period, if any, are irrevocable when authorized and may not be withdrawn.

All funds that are irrevocably committed to purchase LROs are immediately segregated from those held in the Groundfloor Accounts by transferring them into the GRE 1 Investor FBO Account. GRE 1 will hold these funds in the GRE 1 Investor FBO Account until issuance of the LROs.

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Issuance of LROs. GRE 1 will issue the corresponding series of LROs as soon as possible (typically within five days) after the expiration of the Withdrawal Period (and once the offering is fully subscribed with irrevocable funding commitments). LROs are issued electronically, in “book entry” form, by means of registration of each investor’s ownership in our records. Unless previously advanced, the closing and funding of the Loan will occur on the original issue date of the LROs. You will be notified within two business days (by email and through a notice on the Project Summary) when the LROs have been issued. .) The email notice will include confirmation of the original issue date, final payment date, and extended payment date for such series of LROs (as well as information on how to access the final version of the LRO Agreement through the Groundfloor Platform), an active hyperlink to the uniform resource locator (URL) where the final Offering Statement (which includes the final Offering Circular) may be obtained via EDGAR, and the contact information where a request for a copy of the final Offering Circular can be sent. (You may also access this information on your Investor Dashboard.)

Abandonment and Withdrawn Offerings. We may abandon or withdraw an offering of a particular series of LROs at any time prior to issuance. For example, we will abandon the offering of a series of LROs in the event the Borrower withdraws its funding request or in the event it is not fully subscribed by the end of the Offering Period. Prior to the enactment of the loan advance program, the majority of the series of LROs that were abandoned by Groundfloor Finance following qualification were due to the Borrower obtaining the needed capital from alternative sources. With the enactment of the loan advance program, we do not expect the rate of abandoned series to be as high in the future for this Offering as compared to prior offerings by Groundfloor Finance. In addition, if we determine prior to issuance of the corresponding series of LROs that the Borrower’s financing request contains materially inaccurate information (including unintended inaccuracies, inaccuracies resulting from errors by us, or inaccuracies resulting from changes in a Borrower’s financial position, experience, or credit profile or was posted illegally or in violation of any order, writ, injunction or decree of any court or governmental instrumentality, for purposes of fraud or deception, etc.), we would abandon the offering of the corresponding series of LROs. We will notify you by email if we abandon an offering of one or more series of LROs to which you have made a commitment. In the event we do so, we will promptly (but under no circumstances more than 48 hours following our determination to abandon the offering) release all funds (without interest) committed to purchase that series; after which, you may elect to transfer such funds to your bank account or make a commitment to purchase a different series of LROs.

Offerings are typically withdrawn due to the need to correct or modify specific disclosures about the terms of the related series of LROs and the series of LROs that correspond to Loans that are withdrawn are typically re-qualified at a later date. So we would withdraw (rather than abandon) an offering of LROs in the event we are required to amend or update material information contained in this Offering Circular or any PQA related to the specific terms of the LROs (or the corresponding Loan). More often than not, we withdraw Loans from an offering before commencing the Offering Period for the corresponding LROs. However, if commitments have been made towards a series that is withdrawn, we will promptly (but under no circumstances more than 48 hours following our determination to withdraw the offering) release all funds (without interest) committed to purchase that series; after which, you may elect to transfer such funds to your bank account or make a commitment to purchase a different series of LRO.

Terminated or Suspended Offerings. We may be required to terminate or suspend on-going offerings of LROs in the event we are required to amend or update certain material information about GRE 1 and/or Groundfloor Finance contained in this Offering Circular. Although we are permitted to provide updates about our company by filing supplements with the SEC, any facts or events arising after qualification which, individually or in the aggregate, represent a fundamental change in the information set forth in these disclosures may only be updated or revised though filing and qualifying a new Offering Statement or a PQA with the SEC. Thus, in the event we are unable to use a supplement to update our disclosures adequately for these fundamental changes (such as to update to stale financial information or outdated factual information), we may be forced to terminate or suspend our offerings. Similarly, we may be required suspend offerings to address comments that may be raised by the SEC during the continuous offering process.

Making Commitments through Groundfloor Accounts. You fund commitments through your Groundfloor funding account or by direct ACH transfer from your bank account to your Groundfloor account.

You fund your Groundfloor account by linking your bank account and transferring money via ACH transfer, as provided by our Funds Transfer Agent. For example, when you register for an account and then elect to purchase a LRO, you will first be prompted to link your bank account and transfer funds to your Groundfloor account in order to complete the purchase. Groundfloor may allow, to the extent permitted by applicable law, you to fund your Groundfloor account through other means, such as PayPal, BitPay, Google Wallet, or other online payment systems. If a funds transfer is required before completion of a commitment, the commitment will be completed as one action if there are sufficient funds in the bank account. Neither we nor Groundfloor are responsible for any fees you may be charged by your banking institution as a result of any transaction involving your Groundfloor accounts, including in which there are insufficient funds available to complete the transaction.

Once you confirm the non-binding purchase order for a particular series of LROs, the funds allocated for such investment are set aside in your funding account. Commitments made prior to the expiration of the Withdrawal Period may be withdrawn at any time. Commitments made after expiration of the Withdrawal Period, if any, are irrevocable when authorized and may not be withdrawn. If you have insufficient funds in your funding account when making a commitment, you will be prompted to fund your Groundfloor account with the difference via ACH transfer.

Commitments not otherwise withdrawn or made after the expiration of the Withdrawal Period are irrevocable and the funds immediately transferred to the GRE 1 Investor FBO Account. Irrevocably committed funds may not be withdrawn from your funding account or committed to other Projects, unless we abandon or withdraw the offering of the series of LROs (or terminate or suspend our offering generally), each as described above.

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Servicing and Collection of Loans Generally

Following the sale of LROs and the funding of the corresponding Loan, Groundfloor Finance will begin servicing the Loan on our behalf. The LRO Agreements gives us (and our agents) broad powers in administering, servicing, collecting and enforcing the Loan. See “—Remedies” below. The LRO Agreement generally permits us (and our agents) to take certain actions when administering, servicing, collecting and enforcing the Loans (such as to give or withhold extensions, waivers, etc. or to change the payment date or reduce the principal amount or the rate of interests owed), without your consent, provided that we have reasonably and prudently determined that such action will not be materially adverse to the holders of the LROs. In addition, in undertaking this broad authority to administer, service, collect and enforce the Loans, we and Groundfloor Finance (as our agent) are required to use commercially reasonable efforts prior to the extended payment date to pursue, either directly or through our representatives, (i) the collection of any amounts owing to us under the Loan Documents (to the extent constituting Loan Payments) and (ii) the exercise of our remedies upon a breach or default under the Loan Documents or in order to avoid the occurrence thereof, in each case, to the extent warranted in our business judgment and consistent with reasonable commercial standards of fair dealing and in accordance with industry standards customary for loans of the same general type and character as the Loans in order to maximize the amount of LRO Payments to be made under the terms of the LRO. We refer to these requirements, generally, as our “servicing standards set forth in the LRO Agreement.” See “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents” below.

Our obligation to make any LRO Payments will automatically terminate (and the LRO shall be of no further force or effect) once all of the Purchase Amount of, and Accrued Return earned on, the LRO through the date of payment is paid in full. Due to our ability to prepay the Loan (and in light of these broad powers to administer, service, collect and enforce a Loan, particularly in the context of a Borrower default), our payment obligation may be satisfied by making LRO Payments to investors of an amount that may be more or less than the expected yield, on a date different than originally specified.

Notwithstanding our broad powers, in circumstances other than Borrower default or prepayment, the modification of a term of a Loan (e.g., a reduction in the interest rate charged on the Loan) could be deemed to be a material modification of the terms of the corresponding series of LROs. In such instance, it is possible that the modified series of LROs would constitute a new security under the Securities Act and under applicable State securities laws. Before implementing any modification to the terms of a Loan (other than in circumstances involving Borrower default or prepayment) that would cause the corresponding series of LROs (as modified) to constitute a new security, we will be required to either register the offer of the modified LRO under Section 5 of the Securities Act and under applicable State securities laws or find an exemption from such registration requirements.

Administration and Servicing Logistics. Groundfloor Finance has set up an automated accounting system to track payments received from the Borrower. Groundfloor Finance (as our agent) is responsible for billing, payment collection, debt status tracking, and all other tasks required to efficiently service the Loan. Loan Payments by the Borrower are handled by debiting its bank account by ACH transfer or by wiring funds where the Loan Agreement allows for balloon payments or non-amortizing payments. If the Borrower elects to pay by check, we reserve the right to charge the Borrower for any check processing fees we incur. We retain all of any check processing and other processing fees we receive to cover costs. Each time a payment request is denied due to insufficient funds in the Borrower’s account or for any other reason, we may assess (and retain) an unsuccessful payment fee to the Borrower to cover any costs that result therefrom. See “—Fees and Related Expenses.”

Groundfloor services payments with respect to the outstanding LROs on our behalf. LRO Payments will be made within five business days of receipt by us of Loan Payments with respect to the corresponding Loan. The LRO Agreement gives us sole discretion in applying amounts we receive from, or for the account of, the Borrower, with respect to the corresponding Loan. We may make LRO Payments out of any funds at our disposal directly to the investor’s funding account. Investors may not request that these payments be made directly to their bank account. We provide reports and other investor communications via electronic communication through email or by posting updates on the Groundfloor Platform. (See “—Investment Documents” below.)

Remedies. In the event a Borrower fails to make payment within 15 days of the due date, such failure constitutes a default, and we have the option to pursue various remedies. We can charge a late charge equal to the lesser of (i) 4% of the amount of the unpaid payment or (ii) the maximum amount permitted to be charged under applicable law. We could also apply a default rate equal to the lesser of (i) 20% per annum or (ii) the maximum rate permitted to be charged under applicable law, and/or pursue various remedies made available to us under the Loan Documents, at law or in equity. Late charges and the default rate are applied to the outstanding amount then owed and calculated from the original date the payment was due. The LRO Agreement characterizes late charges and default interest as Collection Proceeds, thus our obligation to make LRO Payments includes amounts equal to any late charges and/or default interest, as applicable, we may receive with respect to the corresponding Loan prior to the extended payment date (in each case, less any Collection Costs we (or our agents) incur). See “—Fees and Related Expenses” below for more information.

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When a Borrower fails to make payment within 15 days of the due date, such failure constitutes a default and our current policy is: first, to impose the late charge; then, if the amounts remain overdue after an additional 30 days (or 45 days after the scheduled payment date or maturity date, as the case may be), we will begin to charge default interest and Groundfloor Finance (acting on our behalf) will promptly begin taking steps in accordance with the servicing standards set forth in the LRO Agreement to remedy the default (as discussed below). We may deviate from this policy, subject to the servicing standards set forth in the LRO Agreement, depending on the circumstances of the missed payment. When making a decision to exercise remedies (including whether to put the Borrower in default), we (and Groundfloor Finance acting on our behalf) will act in accordance with the servicing standards set forth in the LRO Agreement. Many factors are taken into consideration, such as payment history, general credit worthiness, the prospects of repayment, the current status of the project, the amount of addition time needed and cost involved (in each case if any) to complete the project, whether there is other collateral that may be pledged to secure obligations, the value of the collateral, the applicable real estate market, whether the value of the collateral is likely to decrease or increase, the time and costs involved to foreclose and dispose of the collateral, and the costs to maintain the collateral.

In addition we have the option to increase the interest rate applied to the Loan where circumstances allow, subject to applicable law and the servicing standards set forth in the LRO Agreement, as a penalty in the event of an extension or modification. Acting on our behalf, Groundfloor uses its discretion in accordance with the servicing standards set forth in the LRO Agreement when determining whether to apply penalty interest to a modification (separate and apart from late charges and/or default interest that may already be imposed), and it makes a determination about whether to apply a penalty (and the amount, if any) on a case-by-case basis. In many cases the penalty rate is set lower than the applicable late charge to encourage Borrowers who are in default to pursue an extension or modification before missing a payment or continued default. As a result, based on current policy (which Groundfloor may deviate from in its sole discretion, subject to the servicing standards set forth in the LRO Agreement), when extending the Loan, the penalty rate is typically set based on the length of the extension. If the extension is for one month, typically no penalty interest is charged. If the extension is for two months, typically penalty interest of 1%, is charged and, if it is extended for three months or more, typically penalty interest of 2% is charged. (In all instances, the penalty charged is subject to applicable law.) If the Borrower has previously requested an extension, typically the penalty interest is 2%. Groundfloor Finance will not grant an extension beyond six months in any instance. All other material modifications (such as changing the payment schedule, etc.) are typically subject to penalty interest of 1%. The LRO Agreement characterizes penalty interest as Collection Proceeds, thus our obligation to make LRO Payments includes any such amounts we may receive with respect to the corresponding Loan prior to the extended payment date (less any Collection Costs). See “—Fees and Related Expenses” below for more information.

Acting on our behalf, Groundfloor may also in its sole discretion and subject to the servicing standards set forth in the LRO Agreement decide to do a “workout” with the Borrower (either before or after a missed payment). This may include modifying the loan terms to change the payment date, reduce the principal amount or rate of interest, change the time or manner of making Loan Payments, or amend any other material Loan term. Any such modification would be done in strict compliance with the servicing standards set forth in the LRO Agreement. The modifications contemplated during a “workout” would be made, common to loan servicing practices, where a reasonable forbearance or extension of time for payment to be received would prevent a Borrower from defaulting entirely on the Loan or filing bankruptcy. The LRO Agreement characterizes payments of reduced principal or interest on the Loan as Collection Proceeds, thus our obligation to make LRO Payments includes any such amounts we may receive with respect to the corresponding Loan prior to the extended payment date (in each case, less any Collection Costs). See “—Fees and Related Expenses” below for more information. We may charge the Borrower (and retain) a loan modification fee in connection with any modification of the Loan. Whether we charge a modification fee (and the amount of such fee) will vary based on the modification, the complexity and time involved to negotiate and document the modification, the increased burden or administration required to service the modified Loan, and other facts and circumstance that may exist at the time of the modification.

Finally, acting on our behalf, Groundfloor may, in its sole discretion in accordance with the servicing standards set forth in the LRO Agreement, seek to remedy a default by taking steps to exercise our security interest and take possession of the assets of the Project. This typically would involve, among other things, foreclosing on any real property pledged as the security interest. In order to recover amounts due under the Loan, when we are able to take possession of the underlying asset, we would sell the Project assets and repay the LRO out of the proceeds of the sale. Alternatively, rather than taking possession of the assets, we may elect to assign or sell our rights to the Loan to a third party (potentially at a discount or “below par”) for payment of all or some of the outstanding amounts owed by the Borrower. The LRO Agreement characterizes the amounts we may receive as a result of these activities as Collection Proceeds, thus our obligation to make LRO Payments includes amounts equal to any such payments we may receive with respect to the corresponding Loan prior to the extended payment date (in each case, less any Collection Costs). See “—Fees and Related Expenses” below for more information. See “General Terms of the LROs—Collection Proceeds, Costs, and Expenses” below for more information.

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When making a decision to exercise remedies (including whether to put the Borrower in fundamental default and pursue foreclosure or similar collection remedies or to waive penalties that have accrued), Groundfloor will act in accordance with the servicing standards set forth in the LRO Agreement and, in the course of its assessment of how to proceed, it will consider various factors such as payment history, general credit worthiness, the prospects of repayment (particularly without loss of principal or of expected return), the current status of the Project, the further time needed and cost (in each case if any) to complete the Project, whether there is other collateral that may be pledged to secure obligations, the value of the collateral, the applicable real estate market, whether the value of the collateral is likely to decrease or increase, the time and costs involved to foreclose and dispose of the collateral, and the costs to maintain the collateral.

The normal collection process changes in the event of the bankruptcy of the Borrower and, potentially, of the Principal (which also constitutes a Borrower default). When we receive notice of the bankruptcy, as required by law, Groundfloor (acting as our agent) will cease any and all automatic payments on the Loan and defer any other collection activity. We will put a freeze on any funds held in the GRE 1 Borrower FBO Account on behalf of such Borrower. If we are in a senior secured position, Groundfloor (acting as our agent) will execute our rights to the fullest extent to recover funds in any subsequent bankruptcy proceeding, which may include the filing of a proof of claim and attempts to obtain relief from stay to foreclose on the assets that secure the Loan. We may pursue additional relief beyond the proof of claim, depending upon certain factors including our view of the costs and benefits to us of any proposed action. Notwithstanding our security interest, in the event of the Borrower’s bankruptcy, if the Borrower has other creditors senior to the Company, the bankruptcy court may refuse to grant relief from stay to enable us to foreclose on the Borrower’s assets, including funds that are set aside in the Borrower’s sub-account in the GRE 1 Borrower FBO Account. Moreover, if an existing mortgage lender to the Borrower has foreclosed on the Borrower’s property, our agents may be unable to gain access to the premises to take possession of any underlying materials which may be part of our security interest. The LRO Agreement characterizes all amounts received prior to or in connection with a Borrower bankruptcy as Collection Proceeds, thus our obligation to make LRO Payments includes any such amounts we may receive with respect to the corresponding Loan prior to the extended payment date (less any Collection Costs). See “—Fees and Related Expenses” below for more information.

Status of Loans. Our obligation to make LRO Payments is limited, in all circumstances, to an amount equal to the holder’s pro rata share of the amount of Loan Payments, if any, actually received on the corresponding Loan. Investors who have purchased LROs are able to monitor the payment status of the corresponding Loan as “Current,” “Late” (followed by the number of days late), “Repaid,” “Defaulted” or “Written-Off” through the Investor Dashboard, but cannot participate in or otherwise intervene in the collection or enforcement process. We generally characterize the collection status of our Loans as:

•	repaid (i.e., all Loan Payment obligations have been made),

•	“current” (i.e., no events of default have occurred, all payment obligations have been met or none are yet triggered),

•	subject to “workout” (i.e., there has been one or more payment defaults on the Loan and we have negotiated a modification of the original terms that does not amount to a fundamental default), which may delay payment to the holders of the corresponding LROs (as is the case with an extension) or result in such holders receiving less than the original Expected Return (as would be the case if we agreed to reduce the interest owed on the Loan),

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•	subject to a “fundamental default” (i.e., where a loan has defaulted and it is more likely than not that we will not be able to collect 100% of the principal amount of the Loan by the Extended Payment Date of the corresponding LRO), or

•	“written off” (i.e., we have determined that all or a portion of the Loan has been uncollectable).

For instance, any default tied to a bankruptcy (or pending bankruptcy or placing into receivership) of the Borrower is deemed to be a fundamental default. In addition, a fundamental default would occur when the Borrower has entered into a payment default (i.e., failed to make a payment when due) and, due to circumstances surrounding the Project and relative to the Borrower, Groundfloor (acting on our behalf) must either (1) modify the Loan in a manner that reduces the principal amount below 100%, (2) put the property into foreclosure, (3) sell the note, or (4) pursue other remedies, in each case that would reasonably be expected to result in less than full payment of the original principal amount of the loan by the Extended Payment Date. We do not consider a payment default, either by itself or in combination with one or more extensions or other work-out arrangements that contemplates full repayment of the original principal amount of the Loan, to amount to a fundamental default.

Fees and Related Expenses

The LRO Agreement provides that, subject to the application of Loan Payments received as Collection Proceeds and our ability to prepay the LRO, we will pay to each holder of a LRO the Purchase Amount of, and the Accrued Return earned on, the LRO through the date of payment as LRO Payments. Our obligation to make LRO Payments is limited, in all circumstances, to an amount equal to the holder’s pro rata share of the amount of Loan Payments, if any, actually received on the corresponding Loan. For these purposes, LRO Payments include all payments or prepayments of principal and interest under the Loan as well as amounts received, whether prior to or in connection with a Borrower bankruptcy or in connection with any exercise of our powers to administer, service, collect and enforce the terms of the Loan or of the Loan Documents, including, without limitation, amounts received (i) as late charges and default or penalty interest, or as payment of any principal or accrued interest on the Loan that may be reduced, or (ii) in connection with the enforcement of any security interest in the assets pledged to secure the Loan, or (iii) in connection with a sale of our rights, title and interest under the Loan Documents, in each case net of any Company Fees and Expenses (as defined below), Collection Costs (as defined below), loan modification fees, and fees deducted by a backup or successor servicer (the categorization of all such items to be determined by us or our agent in a manner consistent with the Loan Documents (collectively, the “Collection Proceeds”).

For all Loans, Borrowers are charged an origination fee and a servicing fee. The origination fee (which typically ranges, between 2% and 6% of the principal loan amount requested by the Borrower) are charged by the Groundfloor entity that originates the Loan (either as an advance or upon issuance of the LROs). In most instances, the origination fees are included in the total amount of the Loan financed through the Groundfloor Platform. Less frequently, a Borrower will directly pay the origination fee at closing. Borrowers are also responsible for paying closing costs (such as brokerage fees or legal expenses) as well as the costs of obtaining the title search and title insurance. The Borrower may elect to include these costs in the total amount of the Loan financed through the Groundfloor Platform or may directly pay these expenses at closing. Typically, the combined costs of closing, title search, and title insurance range from $500 to $3,500. All of these fees and reimbursements are retained by us or by the Groundfloor entity that originates the Loan. None are included in the amount of LRO Payments distributed to investors.

We also charge fees in connection with servicing and administering the Loan Documents. Servicing fees (which typically range between 0.5% and 2%) are collected with payment of every draw or upon repayment of the Loan. Administrative fees also include check processing and servicing or administrative fees incurred in connection with facilitating Draw payments, upon repayment of the Loan and/or other disbursements of loan proceeds and fees imposed on us or our agent in respect of a Loan when our payment request is denied for any reason, including, but not limited to, non-sufficient funds in the Borrower’s bank account or the closing of such bank account. (We refer to these fees, as well as the origination fees retained by us or our affiliates as the “Company Fees and Expenses”). Unless otherwise paid by the Borrower, we typically deduct these Company Fees and Expenses from undrawn Loan Proceeds; however, if insufficient Loan Proceeds remain available to cover those amounts, we will invoice the Borrower directly for those fees and expenses. LRO Payments do not include amounts equal to any Company Fees and Expenses.

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We do not currently charge any prepayment fees or penalties. We currently do not incur fees or expenses in connection with the engagement of a backup or successor servicer. In the event we do incur such fees and expenses in the future, we would retain any reimbursements received from Borrowers to cover such fees and expenses or may reduce LRO Payments by such amounts.

We may charge the Borrower (and retain) a fee in connection with an extension or modification of the Loan. Whether we charge a modification fee (and the amount of such fee) will vary based on the modification, the complexity and time involved to negotiate and document the modification, the increased burden or administration required to service the modified Loan, and other facts and circumstance that may exist at the time of the modification. See “—Project Funding and Payment of Expected Yield—Servicing and Collection of Loans Generally.” We typically deduct modification fees from undrawn Loan Proceeds; however, if insufficient Loan Proceeds remain available to cover the loan modification fee, we invoice the Borrower directly for these expenses. LRO Payments do not include loan modification fees.

In the event a Borrower fails to make payment on a due date, we have the option to pursue various remedies, including imposing a late charge or charging interest at a default rate. In addition, we may increase the interest rate applied to the Loan, subject to applicable law, as a penalty in the event of an extension or modification. See “—Project Funding and Payment of Expected Yield —Servicing and Collection of Loans Generally.” LRO Payments include amounts equal to any late charges, default interest and/or penalty interest received with respect to the corresponding Loan prior to the extended payment date.

Any and all Collection Proceeds received will be applied (i) first, to all costs and expenses of any nature whatsoever incurred by us or our agents for the maintenance, preservation, defense, protection, sale, other disposition, collection and enforcement of the Loan Documents, including without limitation court costs and reasonable attorneys’ fees, expenses (including those associated with the defense or any related action, claim or demand) and disbursements (the “Collection Costs”), (ii) second, to any earned and unpaid Accrued Return owed on the LRO, and (iii) third, to the Purchase Amount of the LRO then outstanding. We will pay each holder of a series of LROs an amount equal to such holder’s pro rata share of the Collection Proceeds (net of Collection Costs) secured with respect to the corresponding Loan prior to the extended payment date. Payment of amounts corresponding to certain Collection Proceeds (such as late charges, default interest or penalty interest charged on the Loan) could automatically increase the total amount of the LRO Payments owed to you under the terms of the LRO Agreement. Prepayment of the LRO and payment of amounts corresponding to other types of Collection Proceeds (such as amounts resulting from any reduction in outstanding principal and accrued interest on the Loan, we (or our agent(may agree to, or of amounts received in connection with the enforcement of any security interest in the assets pledged to secure the Loan, or in connection with a sale of our rights, title and interest under the Loan Documents) or, if we (or our agent) elects to write-off the Loan, could automatically decrease the total amount of the LRO Payments owed to you under the terms of the LRO. See “General Terms of the LROs—Collection Proceeds, Costs, and Expenses” below.

The chart below summarizes the current treatment of the various fees charged and expenses incurred in connection with underwriting and loan administration services.

Type of Fee	Amount of Fee/Expense	Application of Fees
Origination Fees	Typically ranging from 2% to 6%	Charged to each Borrower and retained by entity originating the Loan. Fee typically included in total amount of the Loan funded on the Groundfloor Platform or paid directly by the Borrower at closing.

Servicing Fees	Variable (typically ranging from 0.5% to 2%)	Charged to each Borrower and retained by GRE 1 (unless the originating entity is in the position to service the Loan at the time fee is charged). Fee is levied with each draw or upon repayment of full Loan Principal.

Closing Expenses	$500 to $3,500	Charged to Borrower and retained by entity originating the Loan. Fee is typically included in total amount of the Loan funded on the Groundfloor Platform or paid directly by Borrower at closing.

Check Processing Fee	Up to $15	Fees would be paid by Borrower and retained by GRE 1.

Non-sufficient funds	$15 to $35	Fees would be paid by Borrower and retained by GRE 1.

Loan Modification Fees	Variable	Fees paid by Borrower and retained by GRE 1.

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Collection Proceeds and Collection Costs
Penalty Interest Rate	Variable. Typically, up to an additional 2%, subject to applicable law	Additional interest paid by Borrower. Corresponding amounts, less Collection Costs, are included in LRO Payments.

Late Charge	The lesser of 4% or the maximum amount permitted to be charged under applicable law	Late charge is paid by Borrower. Corresponding amounts, less Collection Costs, are included in LRO Payments.

Default Rate	The lesser of 20% or the maximum rate permitted to be charged, less Collection Costs	Additional interest paid by Borrower. Corresponding amounts, less Collection Costs, are included in LRO Payments.

Other Collection Proceeds	Variable	Corresponding amounts, less Collection Costs, are included in LRO Payments.

Collection Costs	Variable	Expenses paid and retained by GRE 1 (or its agent) out of the Collection Proceeds.

Investors

Investors are not charged investors fees in connection with the Offering or any service fees with respect to LRO Payments to them. Groundfloor does not currently charge investors any fees for the use of the Groundfloor Platform.

The Fund Transfer Agent charges Groundfloor fees for the use of its services. These fees are not passed through to investors. We are not responsible for any fees investors may be charged by their banking institution as a result of any transaction in which there are insufficient funds available to complete the transaction. These fees are typically charged to the investor directly by the banking institution; however, we reserve the right to pass through to the investor any fees we are charged as a result.

Investment Documents

When registering on the Groundfloor Platform you must agree to the Terms of Service and Privacy Policy. At the time you make a commitment to purchase a series of LROs, you must agree to the Investor Agreement, including the Terms and Conditions, and the LRO Agreement relating to that particular series of LROs. The Investor Agreement, together with the Terms and Conditions, governs the general rights and obligations in connection with investing in LROs through the Groundfloor Platform. The LRO Agreement governs the offer and sale of a particular series of LROs as well as the legal structure of the security and the specific rights and obligations of purchasers of that series of LROs and GRE 1. The provisions of the Investor Agreement and the LRO Agreement should be read in conjunction with each other; however, the LRO Agreement supersedes the terms of the Investor Agreement in the event of any inconsistency between the two agreements. See “General Terms of the LROs” for a more detailed discussion of the terms of the LRO Agreement.

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The Investor Agreement limits your right to collect or attempt to collect from any Borrower or from its Principals, directly or through any third party, any amount owing under any of your LROs or on any of the Loan Payments on the Loan that corresponds to your series of LROs.

You also consent in both the Terms of Service (with Groundfloor Finance) and the Investor Agreement (with GRE 1) to receive electronically all documents, communications, notices, contracts, prospectuses, Offering Circulars (including supplements and PQAs), and agreements, including any IRS Form 1099, arising from or relating in any way to your or our rights, obligations or services under the Investor Agreement, any LRO Agreement you may enter into and use of the Groundfloor Platform (each, a “Disclosure”). Any Disclosures will be provided to you electronically, either on the Groundfloor Platform or via electronic mail to the verified email address provided. Disclosures may be made available in HTML (regular web hypertext) or as a Portable Digital Format or “PDF” file. You consent to receive Disclosures and transact business electronically (including creation of legally binding and enforceable agreements utilizing electronic records and signatures), and our agreement to do so, applies to any transactions to which such Disclosures relate. The Investor Agreement sets out a procedure for withdrawing your consent.

In the Investor Agreement, you acknowledge that the LROs are intended to be debt instruments issued by the Company that have original issue discount (“OID”) for U.S. federal income tax purposes and agree not to take any position inconsistent with that treatment of the LROs for tax, accounting, or other purposes, unless required by law. You also acknowledge that the LROs will be subject to the OID rules of the Internal Revenue Code, as described below under “Federal Tax Aspects—Taxation of the LROs in General” and “Federal Tax Aspects—Taxation of Payments on the LROs.”

Acknowledgements, Representations, and Warranties in the Investor Agreement

The Investor Agreement describes the limitations on payments on the LROs, and you acknowledge that, among other things:

•	you are prepared to bear the risk of loss of your entire Purchase Amount;

•	payment on the LROs, if any, depends entirely on the receipt of Loan Payments by us in respect to the corresponding Loan;

•	we do not warrant or guarantee in any manner that you will receive all or any portion of the LRO Payments you expect to receive or that you will realize any particular or expected rate of return; and

•	we do not make any representations as to a Borrower’s ability to pay (or that of its Principal(s)) and do not act as a guarantor of any corresponding Loan Payments.

Under the Investor Agreement, you represent and warrant to us that, among other things:

•	you meet all minimum financial suitability standards and any maximum investment limits established for the Groundfloor Platform, as then in effect, for residents of the state in which you reside and you agree to provide us with any additional documentation as we may require to verify such compliance;

•	you acknowledge that the LROs will not be listed on any securities exchange, there will be no trading platform for the LROs, any transfer or trading of LROs must be conducted in accordance with federal and applicable state securities laws, any investment in the LROs will be highly illiquid and you should be prepared to hold the LROs until our payment obligations thereunder terminate;

•	you have complied in all material respects with applicable federal, state and local laws in connection with your execution and performance of your obligations under the Investor Agreement;

•	you have the power to enter into and perform your obligations under the Investor Agreement; and

•	if you are a person who, in the ordinary course of business, regularly participates in credit transactions, you have considered the application of the Equal Credit Opportunity Act and Regulation B promulgated thereunder, and any applicable state or local laws, regulations, rules or ordinances concerning credit discrimination, in determining whether to invest in the LROs (as limited obligations of the Company).

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You also acknowledge and agree that the purchase and sale of the LROs is an arms’-length transaction and that we are not acting as your agent or fiduciary nor do we assume any advisory or fiduciary responsibility in favor of you in connection with the LROs or the corresponding Loan Payments and that you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate.

Under the Investor Agreement, we represent and warrant to you that, among other things, we have complied in all material respects with applicable federal, state and local laws in connection with the offer and sale of the LROs.

Prohibited Activities

By agreeing to the terms of the Investor Agreement, you also covenant and agree that, in connection with any funding requests, LROs, Loan Payments or other transactions involving or potentially involving your investment in LROs through the Groundfloor Platform, you will not:

•	take any action on your own to collect, or attempt to collect from any Borrower or its Principals, directly or through any third party, any amount owing under any of your LROs or on any of the Loan Payments that correspond to your LROs;

•	bring a lawsuit or other legal proceeding against any Borrower, its Principals or any other party on any Loan Documents;

•	contact the Borrower or its Principals with respect to any Loan;

•	contact any collection agency or law firm to which any Loan has been referred for collection;

•	violate any applicable federal, state or local laws; or

•	undertake any other action in breach of the terms of the applicable LRO Agreement.

Indemnification

By executing the Investor Agreement, you also agree to indemnify, defend, protect and hold harmless the Company, its members and managers, and the officers, directors, shareholders, employees and agents of its members and managers, against all Losses based upon or arising out of any false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by you of any covenant or agreement you make in the Investor Agreement or in any other Investment Document. Except with respect to Losses based upon or arising out of any inaccuracy in or breach of certain fundamental representations you make to us (as set forth in Section 8 of the Investor Agreement) or of your covenant not to violate applicable laws (as contained in Section 9(e) of the Investor Agreement), your liability to us will be limited to an amount equal to the aggregate LRO Payments due under any LROs you hold. We may, among other remedies we can pursue, collect against Losses by off-setting amounts owed to you as LRO Payments. Your obligation to indemnify us survives termination of Investor Agreement, any LRO Agreement and any other Investment Document, regardless of the reason for termination.

However, to the extent that any indemnification provision in the Investor Agreement purports to include indemnification for liabilities arising under the Securities Act, you should be aware that in the SEC’s opinion such indemnification is contrary to public policy and therefore unenforceable.

Servicing under the Investor Agreement

The Investor Agreement provides that we (or our agent) will service all LROs and all Loans both before and after default. In servicing such obligations, we may, in our discretion, utilize affiliated or unaffiliated third-party loan servicers, repossessors, collection agencies or other agents or contractors. The Investor Agreement states that the terms of the LRO Agreement govern our rights and obligations with respect to actions to administer, service, collect and enforce a particular Loan. (See “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents” below.)

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Modifications of the Investment Documents

You authorize us to correct obvious clerical errors appearing in information you provide to us, without notice to you, although we undertake no obligation to identify or correct such errors. We will not otherwise change, modify or alter the terms and provisions of any of the Investment Documents during the Offering Period. After completion of this Offering, we may (without giving prior notice to you) change any term or provision of the Investor Agreement, the Terms and Conditions, the Terms of Service, Privacy Policy, form of LRO Agreement (as it applies to future offerings) and the Groundfloor Platform. We will give you notice (by email) of material changes to such materials.

Marketing

Investors are attracted to Groundfloor Finance’s website, www.groundfloor.com, through a variety of sources. The main marketing channels used are online channels, such as search keyword advertising, ad units on social media platforms; website banner ads; online videos hosted on media sites, on our own website, and on social networks; print media; and radio media. Groundfloor and its founders also maintain an active presence on prominent personal and professional online social networking communities, such as Facebook, LinkedIn, and Twitter. Advertising messages and online content encourage the public to learn more about our business and the Groundfloor Platform. Visitors to the Groundfloor website are encouraged to join the Groundfloor investor community by registering for an account, which is the first step in being able to invest in the Projects. Communications with community members by email and via the Groundfloor website provide information about micro-lending in real estate, developments with the Groundfloor website, company and industry news, and specifics about the investment process. Communications about specific investment opportunities or Projects available on the Groundfloor Platform are restricted in order to comply with state and federal securities regulation. Groundfloor conducts customer surveys to determine the level of investor satisfaction and to identify issues investors are having with the products and services it offers. Surveys are usually distributed by email. Groundfloor representatives will call customers at their request if they require information about the business and any investment opportunities on the Groundfloor Platform.

Technology and Data Security

Overview

Groundfloor operates its website and services through a cloud-based platform. Groundfloor owns, operates and maintains elements of this system, but significant portions are operated by third parties that Groundfloor does not control. In particular, the website and database supporting services are hosted by Heroku, Inc. (“Heroku”). Heroku provides a redundant, distributed and scalable hosting environment. Groundfloor also leverages other industry partners, including Amazon Web Services (“AWS”). AWS provides a suite of auxiliary services Groundfloor uses to supplement the website. In particular, AWS provides image and document storage, distributed domain name system and bulk email services. Groundfloor pays a monthly subscription fee for both services, which are subject to click-wrap, standard form agreements. Both Heroku and AWS have the right to terminate these agreements for cause and, should they do so, the Groundfloor business will be materially impacted because its website or critical components of its website (and thus, the Groundfloor Platform) will cease to operate until Groundfloor can find an alternative service provider. Groundfloor backs up all customer data daily and replicate within a cloud infrastructure via an encrypted connection. Both Heroku and AWS have backup copies of the data Groundfloor uploads to them, which is stored in many redundant locations around the world. Groundfloor continuously monitors the performance and availability of the Groundfloor Platform by leveraging independent third parties with checkpoints from around the world. Groundfloor aims to provide maximum uptime for our visitors by leveraging cloud infrastructure and through independent monitoring.

Groundfloor has built a highly scalable, multi-tier, redundant marketplace for investors and real estate developers. All code that makes up the website and supporting services is stored using industry best practices and leading version control provider Github, Inc. (“Github”). Groundfloor pays Github a monthly subscription fee for this service and, should Github terminate its agreement for cause, the Groundfloor business would be materially impacted because it no longer has infrastructure through which to develop its code base. Groundfloor would have to find an alternative provider. Groundfloor leverages Github’s features and agile development practices to collaborate and build our product in a rapid, scalable and repeatable way.

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Payment information and transactions are processed and recorded by the Funds Transfer Agent. All of the communications with the Funds Transfer Agent and other banking institutions occur over a 128 bit Secure Sockets Layer (“SSL”) encrypted connection. Payment methods are tokenized and stored on the Funds Transfer Agent’s Industry compliant infrastructure. Sensitive customer information is encrypted before it is stored within Groundfloor’s relational database along with other customer, accounting and investing records. The Funds Transfer Agent and FBO Servicer keep a record of all funds that go into or out of the various Groundfloor accounts held with such entity. Groundfloor keep records of the same on our behalf in the Groundfloor Platform database. Groundfloor periodically reconciles the two sets of data to ensure accounting accuracy.

Data Integrity and Scalability

Communication to and from the Groundfloor Platform is transferred via the SSL protocol and a 128-bit SSL key provided by GoDaddy.com using the latest SHA-2 (2048-bit encryption) cryptographic algorithms. Information provided by investors is stored in a cloud-provided PostgreSQL relational database. Sensitive information acquired from our investors is encrypted before saving to our database using RSA 2048-bit symmetric-encryption keys. Private and public keys are stored in separate locations for maximum privacy and keys can be rotated every 12 months to conform with today’s top security practices. Only our manager and Groundfloor’s officers have access to customer data, and employees must request credentials to access this data and may only do so in the course of their duties.

The main database for groundfloor.com is backed up at least once a day and stored offsite. All source code and production keys are stored in multiple locations to ensure no single point of failure. Groundfloor controls access to data and systems and leverage multiple security mechanisms to reduce the chance of a security breach. All access measures and accounts are reviewed every six months. All shared accounts are required to have a password change every six months to ensure a secure controlled environment.

Competition

There are a number of existing online investment platforms, of which the leading platforms are offered by LendingClub and Prosper Marketplace. While LendingClub and Prosper Marketplace have a national presence, they are not able to transact business with lenders in all U.S. States, and neither of these platforms focuses specifically on funding real estate projects.

In the real estate space itself, there are four leading platforms, Lending Home, Realty Mogul, and Patch of Land, all of which are based in California, and Fundrise, based in Washington, D.C. Lending Home and Patch of Land compete directly in our space, providing short-term and mid-term loans for renovation projects but exclusively serve accredited and institutional investors. Realty Mogul provides equity real estate investment opportunities for mid to large projects but exclusively serves accredited investors. Fundrise provides equity, debt and REIT investment opportunities in real estate and serves both accredited and unaccredited investors, but focuses on mid-tier developers doing seven to eight figure projects.

In general, we face competition from existing financial institutions that lend to real estate developers, such as banks and specialty lenders (also known as hard money lenders). The commercial lending market for real estate lending in general and lending to single-family, multi-family, and small commercial projects in particular is competitive and rapidly changing. We expect competition to persist and intensify in the future, which could harm Groundfloor’s ability to increase volume on the Groundfloor Platform. If the Groundfloor financing model achieves broad success, additional competitors are likely to enter the market. The crowdfunding provisions enacted in Title III of the JOBS Act and the Regulation “A+” provisions enacted in Title IV of the JOBS Act are likely to lower the barriers to entry for financial services platforms and may draw a significant number of competitors into the marketplace.

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Increased competition could result in reduced volumes, reduced fees or the failure of the Groundfloor Platform to achieve or maintain more widespread market acceptance, any of which could harm our business. If any of the principal competitors or any major financial institution decided to compete vigorously for our customers, our ability to compete effectively could be significantly compromised and our operating results could be harmed. Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than we have available and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels. Our competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships. These competitors may be better able to develop new products, to respond more quickly to new technologies and to undertake more extensive marketing campaigns. Our industry is driven by constant innovation. If we or Groundfloor Finance are unable to stay competitive and innovative, the demand for the products and services we offer through the Groundfloor Platform could stagnate or substantially decline.

Government Regulation

U.S. State and Federal Securities Laws

The LROs offered hereby are “securities,” as defined in the Securities Act and state securities laws. The Securities Act provides, among other things, that no sale of any securities may be made except pursuant to a registration statement that has been filed with the SEC and has become effective, unless such sale (or the security sold) is specifically exempted from registration. State securities laws have analogous provisions.

The LROs being offered hereby have not been registered under the Securities Act. Neither the SEC nor any state securities commission or regulatory authority approved, passed upon or endorsed the merits of this Offering. The Offering and proposed sale of LROs described herein shall be made pursuant to an exemption from registration with the SEC pursuant to Tier 1 of Regulation A and shall only be offered in states in which the registration of the offer and sale of the securities has been duly qualified.

Equal Credit Opportunity Act

The federal Equal Credit Opportunity Act (“ECOA”) and the regulation issued by the Federal Reserve Board implementing the ECOA, Regulation B, prohibit discrimination in any aspect of a credit transaction on the basis of race, color, religion, national origin, sex, marital status, age (with certain limited exceptions), because all or part of the applicant’s income derives from any public assistance program, or because the applicant has in good faith exercised any right under the Consumer Credit Protection Act. We comply with the ECOA’s nondiscrimination requirements.

Electronic Fund Transfer Act and NACHA Rules

The federal Electronic Fund Transfer Act (“EFTA”) and Regulation E, which implements it, provide guidelines and restrictions on the electronic transfer of funds from consumers’ bank accounts. In addition transfers performed by ACH electronic transfers are subject to detailed timing and notification rules and guidelines administered by NACHA. Most transfers of funds in connection with the origination and repayment of the Loans are performed by ACH. Groundfloor obtains necessary electronic authorization from Borrowers and investors for such transfers in compliance with such rules. Transfers of funds through the Groundfloor Platform are executed by Dwolla, Inc. (our Funds Transfer Agent) and conform to the EFTA, its regulations and NACHA guidelines. Groundfloor may change the identity of our Funds Transfer Agent at any time without prior notice to you.

Electronic Signatures in Global and National Commerce Act/Uniform Electronic Transactions Act

The federal Electronic Signatures in Global and National Commerce Act (“E-SIGN”) and similar state laws, particularly the Uniform Electronic Transactions Act (“UETA”), authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures. E-SIGN and UETA require businesses that want to use electronic records or signatures in consumer transactions to obtain the consumer’s consent to receive information electronically. When a Borrower or potential investor registers on the Groundfloor Platform, both we and Groundfloor obtain his or her consent to transact business electronically and maintain electronic records in compliance with E-SIGN and UETA requirements.

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Lending and Usury Regulation

We must comply with regulatory regimes, including those applicable to mortgage lending transactions, various aspects of which are untested as applied to the Groundfloor Platform. Certain state laws generally regulate interest rates and other charges we can impose and require certain disclosures. In addition, other federal and state laws may apply to the origination and servicing of Loans originated through the Groundfloor Platform. We believe we structure our Loans to Borrowers in accordance with licensing or other requirements applicable to us and to Groundfloor. To that end, we do not make Loans to finance owner-occupied residential projects, which may include a building with a limited number of residential “units.” We also require that Borrowers represent to us that the property will not be used as a residence by the Borrower and that the proceeds of the requested Loan will be used for business purposes and not for personal, family or household purposes. We may also adjust the interest rates charged on Loans to comply with applicable usury restrictions. If necessary, we (and Groundfloor, if necessary) obtain required licenses in a particular jurisdiction before facilitating Loans in such jurisdiction, or, if we determine not to obtain such license, we will not originate Loans in that particular jurisdiction.

The financial industry is becoming more highly regulated. There has been, and may continue to be, a related increase in regulatory scrutiny and investigations of the operations of peer-to-peer or micro-lending platforms as well as trading and other investment activities of alternative investment funds. Increased regulatory scrutiny and investigations of this nature may impose additional expenses on us and on Groundfloor Finance, may require the attention of Groundfloor’s senior management and may result in fines if we or it are deemed to have violated any regulations

Foreign Laws and Regulations

Groundfloor does not permit non-U.S. residents to register as members on the Groundfloor Platform, and neither we nor Groundfloor operates outside the United States. Therefore, we are not subject to foreign laws or regulations.

Employees

GRE 1 does not have any employees. As of February 3, 2017, Groundfloor Finance had 20 full-time employees and no part-time employees.

Properties

As of February 3, 2017, our Company did not own any property. Our headquarters are located in Atlanta, Georgia, shared with Groundfloor Finance, which currently leases office space under a month-to-month lease.

Legal Proceedings

As of February 3, 2017, neither GRE 1 nor Groundfloor Finance was a party to any material legal proceedings. GRE 1 and Groundfloor Finance is from time to time party to certain other legal actions in the ordinary course of our business, including foreclosure actions on Loans we have originated and other legal proceedings related to resolving Borrower defaults. We believe these actions are routine in nature and incidental to the operation of our business. In response to the notification and follow communication with such states and the SEC, Groundfloor Finance refunded

On December 21, 2016, Groundfloor Finance was informed by the securities regulatory authorities in certain states that its initial registration statement on Form U-1 for the sale of LROs in such states had expired on December 15, 2016. Between December 15, 2016 and December 21, 2016, Groundfloor Finance sold and issued three series of LROs pursuant to Post-Qualification Amendment No. 37 to Groundfloor Offering Statement on Form 1- A, dated December 8, 2015 and originally qualified on December 15, 2015. Because the original Form U-1 registering such LROs with applicable state securities regulators had expired prior to the issue and sale of the LROs, Groundfloor Finance refunded the outstanding LROs in full on January 11, 2017. Groundfloor subsequently offered and sold three new series of LROs covered under the revised Form U-1 dated December 21, 2016 relating to the same Loans pursuant to Post-Qualification Amendment No. 39 to the Offering Statement.

CAPITALIZATION

In accordance with the Company’s Operating Agreement, the Company’s parent, Groundfloor Finance, is obligated to contribute cash of $100 to the Company but has no further obligations to make any further capital contributions to the Company. The Company has recorded this contribution as member’s contribution receivable as of December 31, 2016. Groundfloor is GRE 1’s sole member and manager.

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MANAGEMENT

GRE 1 Employees

GRE 1 does not have any employees. We provide various information about the management of Groundfloor Finance, our parent and sole member and manager.

Directors, Executive Officers and Significant Employees of Groundfloor Finance

Name	Position	Age	Term of Office
Executive Officers:
Brian Dally	President and CEO, and Director	45	January 2013
Nick Bhargava	Executive Vice President, Legal and Regulatory, Acting Chief Financial Officer and Secretary	32	January 2013
Directors:
Bruce Boehm	Director (independent)	63	December 2014
Nick Bhargava	Director	32	January 2013
Brian Dally	Director	44	January 2013
Sergei Kouzmine	Director	53	November 2015
Michael Olander, Jr.	Director	34	December 2014
Richard Tuley Jr.	Director (independent)	46	December 2014
Significant Employees:
Patrick Donoghue	Director of Lending Operations	42	March 2016
Richard Pulido	Senior Vice President and Head of Lending and Risk Management	56	December 2016
Chris Schmitt	Vice President of Software	43	February 2014

Biographies of Directors, Executive Officers and Significant Employees of Groundfloor Finance

Nick Bhargava (32) is a co-founder of Groundfloor Finance, has served on its Board of Directors and as its Secretary since our inception. Mr. Bhargava was also named Executive Vice President, Legal and Regulatory in July 2014. Mr. Bhargava completed a Practicum with SciQuest Inc. from January 2012 to May 2012 where he was responsible for reviewing and editing the company’s federal securities filings and sales contracts. Previous to that, he served as a Regulatory Analyst for the Financial Services Roundtable from May 2011 to August 2011, where he reviewed and analyzed legislation and regulation, particularly the Dodd-Frank Wall Street Reform and Consumer Protection Act rulemakings. From May 2010 to August 2010, Mr. Bhargava served as an Honors Intern in Trading and Markets with the SEC, at which he was tasked with researching and analyzing the May 6, 2010 Flash Crash in addition to reviewing proposed rules, comments on proposed rules and SRO filings. As an Enforcement Intern with the Financial Industry Regulatory Authority from May 2009 to August 2009, Mr. Bhargava was responsible for developing enforcement actions against broker-dealers. Prior to these positions, Mr. Bhargava worked as a Trader for TD Waterhouse Inc. from September 2006 to February 2008 and had responsibility for taking and executing trade orders for equities and equity options for high value accounts. Mr. Bhargava received his LLM from Duke University School of Law in 2012, a JD from American University in 2011, and a BS in Biological Sciences and Business from University of Alberta in 2006.

Bruce Boehm (63) has served on the Groundfloor Finance Board of Directors since December 2014. Mr. Boehm is an active angel investor in the Raleigh-Durham area and advisor to several specialty investment funds. During his career, he has been a director for more than 35 publicly and privately held companies. From 1992 to 1996, he created and directed the Masters of Engineering Management Project at the University of Canterbury in Christchurch, New Zealand. Prior to 1992, he was a General Partner of U.S. Venture Partners in Menlo Park, California, with responsibility for a portfolio of approximately 20 healthcare and technology investments. Prior to 1982, he was employed by several Silicon Valley and Route 128 companies as an engineer and project manager. Mr. Boehm received a BS from MIT in 1975 and a MS and MBA from Stanford University in 1982. Mr. Boehm qualifies as an independent director under the NASAA Statement of Policy Regarding Corporate Securities Definitions.

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Brian Dally (45) is a co-founder of Groundfloor Finance, has served on its Board of Directors and as President and Chief Executive Officer since its inception. Prior to forming Groundfloor Finance, he served as the Chief Instigator of Fomentum Consulting, LLC beginning in September 2012, responsible for consulting for technology companies in the area of marketing, customer acquisition, and product development. As the Senior Vice President and General Manager of Republic Wireless, a division of Bandwidth.com, from January 2010 to September 2012, Mr. Dally led the successful formation and launch of the company’s mobile division, including managing over 60 individuals and achieving a $60 million revenue run-rate before the end of the first year of operation. From May 2008 to January 2009, Mr. Dally served as the Principal at Peripatetic Ventures Corp., a management consulting firm for high-growth technology company clients, where he assisted clients to develop partnerships to execute new product strategies and cultivate potential customer relationships in addition to conducting buyer needs research, analyzing competition, and crafting positioning and messaging. Mr. Dally has also held officer-level positions with Cecure Gaming LTD, a consumer poker and casino games service for mobile phones, and Motricity Inc., a mobile platform for entertainment and applications. Mr. Dally received a JD from Harvard Law School in June 1999, a MBA from Harvard Business School in 1999, and a BA in Political & Social Thought from the University of Virginia in 1993.

Patrick Donoghue (42) has served as Groundfloor Finance’s Director of Lending Operations since March 2016, previously serving in this role on a contract basis. Prior to this, Mr. Donoghue served as Senior Associate for RevitaLending from May 2015 to January 2016, where he worked to optimize the firm’s capital market structure and proliferate the loan growth model. Previously serving as Vice President of Wholesale Operations for ACC Mortgage from Mary 2014 until Mary 2015, Mr. Donoghue managed the entire loan process for a significant broker channel reviewing and funding private money loan transactions. Mr. Donoghue has been active in the private lending space since 2006 underwriting, originating and servicing private money loans. Prior to this, Mr. Donoghue served as production manager and originator for various mortgage companies and began his career as a Branch Manager for the United States Senate FCU. Mr. Donoghue graduated from Edinboro University of Pennsylvania with a B.A. in Psychology in 1997.

Sergei Kouzmine (53) has served on the Groundfloor Finance Board of Directors since November 2015. Mr. Kouzmine is an experienced entrepreneur, executive, and venture capitalist, founding over 10 companies in the banking, retail, and entertainment industries. During the 1990s, Mr. Kouzmine worked at Russia's Center for Financial Technologies, where he developed a Russian payment network system based on smart-card technology. Mr. Kouzmine has also held senior management positions at Invest AG, Finstar Financial Group, and Evraz Group, Russia's largest steel manufacturer. Mr. Kouzmine is the founder and managing partner of qWave Capital, a venture fund investing in emerging technologies. Mr. Kouzmine received an MS in physics from Novosibirsk State University, an MBA from the University of Chicago, Booth School of Business, and a PhD in nuclear physics from the Institute of Nuclear Physics in Russia.

Michael Olander Jr. (34) has served on the Groundfloor Finance Board of Directors since December 2014. Since its inception in 2005, Mr. Olander has served as CEO, in addition to being the sole member and manager, of MDO Holdings, LLC, a diversified holding company that operates three core subsidiaries: MDO2 Fitness, LLC owns and operates 28 health clubs under the names O2 Fitness and East Shore Athletic Clubs; MOREI, LLC and its affiliates own in excess of 250,000 square feet of commercial real estate; and MDO Ventures JS, LLC is an investment company with over a dozen companies currently funded. Mr. Olander sits on the board of five companies funded by MDO Ventures and serves as an advisor to two more. He earned his Bachelor of Arts in Business Administration from the College of Charleston in 2004.

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Richard Pulido (56) has served as our Senior Vice President and Head of Lending and Risk Management since December of 2016. Prior to joining the Company, he had a 27-year career with Prudential Financial in commercial real estate investment spanning asset management, development, portfolio management and capital markets assignments.  Mr. Pulido’s last assignment was building a Secondary Market unit to address demand for floating rate mortgage product.  Starting the group in 2013, he built an approximately $1 billion book by December 2015.  Between 1996 and 2012, Mr. Pulido was in the Debt Asset Management team, including 12 years as National Head of Special Servicing.  Mr. Pulido successfully led the team through the credit cycle, at one point tripling head count and office count to properly address portfolio issues.  During this period, he also expanded the group’s scope beyond life company assets to include CMBS, Agency and third-party accounts.  Concurrent with his special servicing responsibilities, for several years Mr. Pulido also led the Portfolio Management team responsible for quality rating and valuing the commercial mortgage portfolio.  Additional achievements included implementing the engagement of an offshore vendor to provide supporting analytical work and defending the proprietary credit rating model to regulators, auditors and rating agencies.  Mr. Pulido had previous assignments in equity asset management and development in Los Angeles and Chicago, where he began his Prudential career.  Prior to his real estate career, Mr. Pulido was a Systems Engineer with Northrop Corp. in California.  Mr. Pulido received his MBA from The University of Chicago Booth School of Business in 1988 and his BS in System Science and Mathematics from the University of California, Los Angeles in 1983.

Chris Schmitt (43) has served as Groundfloor Finance’s Vice President of Software since February of 2014, previously serving as our lead developer on a contract basis. Prior to joining Groundfloor Finance, he served as Senior Program Manager for Bandwidth.com beginning in January 2012, where he lead multiple teams in efforts to coordinate the release of products, created and implemented a new Beta program to improve product quality, and worked with senior management to define tasks and priorities for his teams. Mr. Schmitt served as the IT Manager of Bandwidth.com from September 2011 to January 2012, and in this role he managed a group of five developers on day-to-day operations of building and maintaining the website and back office and launch night of republic wireless including a massive scaling effort on Amazon’s EC2 services to handle peak web traffic. As Senior Borrower for Bandwidth.com from October 2010 to September 2011, Mr. Schmitt’s responsibilities included organizing and acting as the team lead for the Broadband division. Also in this role, he took the division from an excel-based back office to an online back office through multiple integration, rebuilt the online customer portal with many enhanced features and reconstructed the back end to make it more scalable to meet future demand, and built a distributed ping-based product leveraging Amazon EC2 services from multiple regions to compete with other industry participants. Mr. Schmitt served as Senior Database Administrator for Credit Suisse from August 2009 to October 2010, where he acted as a primary database administrator for over 100 servers and worked with support groups to help improve communication and processes. Mr. Schmitt also operated his own consulting firm, TreadPath Software, LLC, from August 2007 to October 2010. Mr. Schmitt received a BA in Computer Information Systems from Roger Williams University in 1997.

Richard (“Rick”) Tuley Jr. (46) has served on the Groundfloor Finance Board of Directors since December 2014. Mr. Tuley is an experienced real estate entrepreneur and business operator. He currently serves as the managing broker of Richard Tuley Realty, Inc., a real estate brokerage firm specializing in residential and commercial investment sales and property management which was founded in 1982. Mr. Tuley has been a licensed broker since 1992 and assumed full firm management in 2009. In addition, Mr. Tuley serves as President of Destiny Development Corporation, a Georgia-based general contracting firm founded in 2001. Destiny specializes in upscale custom and speculative residential construction and remodeling. Mr. Tuley is responsible for firm strategy, securing mortgage capital and making investment decisions. He is a third generation home builder, whose father founded two home building companies in Atlanta, Georgia. Mr. Tuley has over 25 years of experience in new home construction, lot and land development for multiple Fortune 500 companies, retail development, residential redevelopment, property management and long-term investing. Mr. Tuley is also an angel investor. He previously worked for the real estate team within Ernst & Young's entrepreneurial services group. He was also a senior associate in Leveraged Finance and the Financial Sponsors Coverage groups at UBS and a principal with Katalyst Venture Partners in New York. Between real estate and Wall Street, Mr. Tuley has been involved in well over $1 billion in transactions during his career. Mr. Tuley earned his undergraduate degree from Georgia Tech in 1992 and his MBA from Harvard Business School in 1999. Mr. Tuley qualifies as an independent director under the NASAA Statement of Policy Regarding Corporate Securities Definitions (collectively with Mr. Boehm, the “Independent Directors”).

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Compensation of the Groundfloor Finance Management

The chart below includes the aggregate annual remuneration for the fiscal year ended December 31, 2016 of each of Groundfloor Finance’s current executive officers.

Name	Capacities in which remuneration was received during 2016	Cash Compensation ($)	Other compensation ($)	Total compensation ($)
Brian Dally	President and Chief Executive Officer	$166,000	—	$166,000
Nick Bhargava	Executive Vice President, Legal and Regulatory	$100,000	—	$100,000

As of the date of this Offering Circular, Groundfloor has not compensated its outside directors for their service on our Board of Directors, except that Messrs. Boehm and Tuley each received options to purchase 8,000 shares of Groundfloor Finance common stock as compensation for their service on the board during 2015. If exercised, these options will not represent five or more percent of any class of securities. The grant solely serves as service compensation and is customary for companies in our industry in order to attract and retain qualified directors. In the future, we may implement an outside director compensation program that includes grants of cash and/or equity-based awards.

Employment Agreements with Groundfloor Finance

Except as described below, Groundfloor Finance has entered into employment agreements with each of its officers and significant employees in the form of offer letters. Each offer letter provides for “at will” employment and sets forth the compensation arrangements for the officer. The offer letters do not provide for any arrangements for payments or benefits upon termination of employment in specified circumstances, including following a change in control.

Employment Agreement with Brian Dally, President and CEO

Groundfloor Finance entered into an Executive Employment Agreement with Brian Dally on November 14, 2014. The initial term of the agreement extends to December 31, 2017 and will automatically renew on a year-to-year basis thereafter unless otherwise terminated as provided therein. The agreement provides that Mr. Dally will receive a base salary, which is currently $166,000. The agreement also provides that, on or immediately after the three-month anniversary of the closing of such an equity financing, our Compensation Committee shall consider the establishment of an incentive bonus in which Mr. Dally will be eligible to participate. Mr. Dally is entitled to up to 25 business days of paid time off in each full calendar year and to receive reimbursement for all of his reasonable business expenses incurred in performing his services to us pursuant to the agreement. The agreement also provides that Mr. Dally will be entitled to severance of 12 months of his annual base salary following a Termination Without Cause or Resignation with Good Reason (each as defined in the agreement) in addition to any base salary owed through the effective date of such termination, payment for accrued unused PTO, any bonus to which Mr. Dally is entitled for a preceding period but unpaid as of the date of termination, and continued participation in Groundfloor benefit plans for 12 months. In consideration for Groundfloor Finance entering into the agreement, Mr. Dally agreed to be bound by certain non-competition and non-solicitation/interference/non-disparagement provisions during the term of the agreement and for 12 months following his termination.

Employment Agreement with Nick Bhargava, Executive Vice President, Legal and Regulatory

Groundfloor Finance entered into an Executive Employment Agreement with Nick Bhargava on November 14, 2014. The initial term of the agreement extends to December 31, 2017 and will automatically renew on a year-to-year basis thereafter unless otherwise terminated as provided therein. The agreement provides that Mr. Bhargava will receive a base salary, which is currently $100,000. The agreement also provides that, on or immediately after the three-month anniversary of the closing of such an equity financing, our Compensation Committee shall consider the establishment of an incentive bonus in which Mr. Bhargava will be eligible to participate. Mr. Bhargava is entitled to up to 25 business days of paid time off in each full calendar year and to receive reimbursement for all of his reasonable business expenses incurred in performing his services to us pursuant to the agreement. The agreement also provides that Mr. Bhargava will be entitled to severance of 12 months of his annual base salary following a Termination Without Cause or Resignation with Good Reason (each as defined in the agreement) in addition to any base salary owed through the effective date of such termination, payment for accrued unused PTO, any bonus to which Mr. Bhargava is entitled for a preceding period but unpaid as of the date of termination, and continued participation in Groundfloor benefit plans for 12 months. In consideration for Groundfloor Finance entering into the agreement, Mr. Bhargava agreed to be bound by certain non-competition and non-solicitation/interference/non-disparagement provisions during the term of the agreement and for 12 months following his termination.

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Lack of Separate Representation

The attorneys, accountants and other professionals who perform services for us also perform services for Groundfloor Finance and other subsidiaries owned and operated by Groundfloor Finance. The attorneys, accountants and other professionals who perform services for us do not represent investors, and no other counsel or professionals have been retained to represent the interests of investors who purchase LROs.

PRINCIPAL SHAREHOLDERS

GRE 1 Capital Stock

Groundfloor Finance is the sole member and manager of GRE 1.

Groundfloor Finance Capital Stock

The table below sets forth information as of February 3, 2017 with respect to ownership of the common stock of Groundfloor Finance (on the basis of total shares outstanding as well as with respect to shares deemed to be beneficially owned, including shares issuable upon exercise of outstanding stock options and upon conversion of outstanding preferred stock) and of the Groundfloor Finance preferred stock (on the basis of each individual series as well as total shares outstanding) by (i) each of the Groundfloor Finance executive officers for fiscal year 2016 who beneficially owns 10% or more of the outstanding shares of any class of capital stock, (ii) each person or entity who beneficially owns 10% or more of the outstanding shares of each class (or series within a class) of capital stock, and (iii) all current directors and executive officers as a group. Except as otherwise noted, the mailing address for each shareholder is PO Box 79346, c/o Groundfloor Finance Inc., Atlanta, GA 30357. All of the outstanding stock options have been issued pursuant to the Groundfloor Finance Inc. 2013 Stock Option Plan (the “2013 Plan”). Except for options granted pursuant to this stock option plan and the preemptive rights under the Investors’ Rights Agreement (as defined below), no options, warrants or other rights to purchase our securities are held by any person.

	Common Stock						Preferred Stock
Name and Address of Beneficial Owner	Outstanding Shares		% of Class(1)	Total Beneficially Owned Shares(2)		% of Class(3)	Shares of Series Seed(4)		% of Series Seed(5)	Shares of Series A(4)		% of Series(6)	Preferred Outstanding	% of Class
Brian Dally	550,000	(7)	48.6%	550,000		28.5%	—		—	—		—	—	—
Nick Bhargava	450,000	(8)	39.8%	450,000		23.3%	—		—	—		—	—	—
Sergei Kouzmine(9)	—		—	635,277		32.9%	—		—	635,277		85.0%	635,277	48.3%
Michael Olander(10)	—		—	102,134	(11)	5.3%	90,384	(12)	15.9%	3,750		*	94,134	7.2%
Directors and Executive Officers as a Group (6 persons)	1,000,000		88.4%	1,790,492	(13)	93.2%	129,738	(14)	22.8%	646,532	(15)	86.5%	776,270	59.0%

* Represents less than 1%.

(1)	Based upon 1,131,070 shares of common stock outstanding on February 3, 2017.

(2)	The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Commission. Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who resides in the home of such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days of February 3, 2017 under outstanding stock options or convertible shares of preferred stock.

(3)	Based upon 1,131,070 shares of common stock outstanding on February 3, 2017 in addition to 790,164 shares beneficially owned by Groundfloor Finance directors and officers, including 13,894 shares subject to options exercisable within 60 days of February 3, 2017 and 776,270 convertible shares of preferred stock deemed outstanding for the purposes of this calculation.

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(4)	Pursuant to the Groundfloor Finance Second Amended and Restated Certificate of Incorporation (the “Certificate”), shares of Series Seed and Series A Preferred Stock are convertible into common stock at the option of the holder, currently on a one-to-one basis (subject to adjustment pursuant to weighted average price protection anti-dilution provisions set forth in the Certificate). Pursuant to the Investors’ Rights Agreement, each Series Seed Investor and Series A Investor (each as defined below) has a right of first refusal to purchase such holder’s pro rata share of any equity securities, or rights, options or warrants to purchase such equity securities, or securities convertible or exchangeable into such equity securities, offered by Groundfloor in the future subject to certain customary exceptions.

(5)	Based upon 568,796 shares of Series Seed Preferred Stock outstanding on February 3, 2017.

(6)	Based upon 747,373 shares of Series A Preferred Stock outstanding on February 3, 2017.

(7)	Mr. Dally was granted 550,000 “founder” shares of common stock on August 6, 2013. On August 30, 2013, Mr. Dally entered into a Stock Repurchase Agreement and subjected his 550,000 shares of common stock to restrictions on transfer and an option to purchase in favor of Groundfloor. As of February 3, 2017, 2016, Mr. Dally’s shares of common stock are fully vested and no longer subject to the restrictions or option under the Stock Repurchase Agreement.

(8)	Mr. Bhargava was granted 450,000 “founder” shares of common stock on August 6, 2013. On August 30, 2013, Mr. Bhargava entered into a Stock Repurchase Agreement and subjected his 450,000 shares of common stock to restrictions on transfer and an option to purchase in favor of Groundfloor. As of February 3, 2017, Mr. Bhargava’s share of common stock are fully vested and no longer subject to the restrictions or option under the Stock Repurchase Agreement.

(9)	Includes shares held by FinTech Ventures Fund, LLLP (“FinTech Ventures”), for which Mr. Kouzmine holds voting and dispositive power through FinTech Ventures’ general partner, qWave Capital LLC. The address for FinTech Ventures is 3445 Stratford Road, Suite 3902, Atlanta, Georgia 30326.

(10)	Includes shares held by MDO Ventures JS LLC (“MDO Ventures”), for which Mr. Olander holds voting and dispositive power. The address for MDO Ventures is 135 E. Martin Street, Suite 201, Raleigh, North Carolina 27601.

(11)	Includes 8,000 shares subject to options exercisable within 60 days of February 3, 2017.

(12)	The average price paid by MDO Ventures per share of Series Seed Preferred Stock was $4.51.

(13)	Includes 24,000 shares subject to options exercisable within 60 days of February 3, 2017.

(14)	In addition to the shares beneficially owned by Mr. Olander, includes 28,691 shares held by Mr. Boehm’s spouse, who has sole voting and investment power with respect to such shares, and 10,663 shares held by Richard Tuley Realty, Inc., for which Mr. Tuley holds voting and dispositive power. The address for Richard Tuley Realty, Inc. is 3745 Cherokee St. NW, Suite 605, Kennesaw, Georgia 30144.

(15)	In addition to the shares beneficially owned by Messrs. Olander and Kouzmine, includes 3,754 shares held by Mr. Boehm’s spouse, who has sole voting and investment power with respect to such shares, and 3,751 shares held by Richard Tuley Realty, Inc., for which Mr. Tuley holds voting and dispositive power.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Please see “Description of the Business of GRE 1 and of Groundfloor Finance” above for a description of the proposed transactions between GRE 1 and its sole member and manager, Groundfloor Finance. Below is a description of transactions between Groundfloor Finance and its management and other affiliates.

Series Seed Financing

Certain affiliates and family members of members of the Groundfloor Finance Board participated in the Series Seed Initial Closing (before appointment to our Board) and Subsequent Closings of the Series Seed Financing (each as defined below). The table below includes the amount of such participation for each such purchaser:

Director or Affiliate	Aggregate Shares of Series Seed Stock	Initial Closing Purchase Amount	Subsequent Closings Purchase Amount	Conversion of Outstanding Convertible Promissory Note	Total Purchase Price
MDO Ventures JS LLC(1)	90,384	$150,000	$50,000	$208,044.44	$408,044.44
Nancy Luberoff(2)	28,691	$30,000	$30,000	$68,037.78	$128,047.78

(1)	MDO Ventures JS LLC is an affiliate of Mr. Olander, a member of our Board.

(2)	Mrs. Luberoff is the wife of Mr. Boehm, a member of our Board.

The terms of the transaction were as favorable to Groundfloor as those generally available from unaffiliated third parties. Groundfloor lacked sufficient disinterested independent directors at the time of the Series Seed Initial Closing to approve the transaction. The Subsequent Closings were approved by the Groundfloor Finance Board, including all of the disinterested independent directors.

Bridge Note Financing

During November 2015, Groundfloor Finance entered into promissory notes (the “2015 Bridge Notes”) with investors for total proceeds of $250,000 (the “2015 Bridge Financing”). The notes incur interest at the rate of 12% per annum. The outstanding principal and all accrued but unpaid interest was due and payable on the earlier of May 5, 2016 or the closing of an equity financing with gross proceeds of at least $4,250,000. The 2015 Bridge Notes and all accrued but unpaid interest thereunder were cancelled as consideration for shares of Series A Preferred Stock in connection with the Series A Initial Closing (as defined below). Certain affiliates and family members of members of the Board purchased notes in the offering. The table below includes the note principal amount for each such purchaser:

Director or Affiliate	Note Principal Amount
MDO Ventures JS LLC(1)	$25,000
Nancy Luberoff(2)	$25,000
Richard Tuley Realty, Inc.(3)	$25,000

(1)	MDO Ventures JS LLC is an affiliate of Mr. Olander, a member of our Board.
(2)	Mrs. Luberoff is the wife of Mr. Boehm, a member of our Board.
(3)	Richard Tuley Realty, Inc. is an affiliate of Mr. Tuley, a member of our Board.

The terms of the transaction were as favorable to Groundfloor as those generally available from unaffiliated third parties. Groundfloor lacked sufficient disinterested independent directors to approve the transaction at the time it was carried out.

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Series A Financing

On November 24, 2015 (the “Series A Initial Closing”), Groundfloor Finance issued an aggregate of 708,110 shares of our Series A Preferred Stock for aggregate consideration of approximately $4,737,298 pursuant to that certain Series A Preferred Stock Purchase Agreement (the “Series A Purchase Agreement”), dated November 24, 2015 among the Company and the investors named therein (the “Series A Investors”). Pursuant to the Series A Purchase Agreement, Groundfloor Finance issued and sold an additional 39,263 shares of Series A Preferred Stock in subsequent closings through December 4, 2015 (collectively, the “Series A Subsequent Closings” and together with the Series A Initial Closing, the “Series A Financing”).

Certain affiliates and family members of members of the Groundfloor Finance Board participated in the Series A Financing by accepting shares of Series A Preferred Stock as consideration for the cancellation of the outstanding principal and payment of accrued interest under the 2015 Bridge Notes. The table below includes the shares of Series A Preferred Stock for each such purchaser:

Director or Affiliate	Aggregate Shares of Series A Preferred Stock	Cancellation of Bridge Note Principal	Payment of Accrued Bridge Note Interest	Total Purchase Price
MDO Ventures JS LLC(1)	3,750	$25,000	$90.41	$25,090.41
Nancy Luberoff(2)	3,754	$25,000	$115.07	$25,115.07
Richard Tuley Realty, Inc.(3)	3,751	$25,000	$98.63	$25,099.63

(1)	MDO Ventures JS LLC is an affiliate of Mr. Olander, a member of our Board.
(2)	Mrs. Luberoff is the wife of Mr. Boehm, a member of our Board.
(3)	Richard Tuley Realty, Inc. is an affiliate of Mr. Tuley, a member of our Board.

The terms of the transaction were as favorable to Groundfloor as those generally available from unaffiliated third parties. Groundfloor lacked sufficient disinterested independent directors to approve the transaction at the time it was carried out.

In connection with the Series A Financing, Groundfloor Finance entered into an Amended and Restated Investors’ Rights Agreement (as amended and restated, the “Investors’ Rights Agreement”) and a Voting Agreement with the holders of our preferred stock and a Right of First Refusal and Co-sale Agreement with the Series A Investors.

The Investors’ Rights Agreement, among other things: (i) grants Groundfloor preferred stockholders specified registration rights with respect to shares of our common stock, including shares of common stock issued or issuable upon conversion of the shares of preferred stock held by them; (ii) obligates Groundfloor to deliver periodic financial statements to certain of the stockholders who are parties to the Investors’ Rights Agreement; and (iii) grants a preemptive right with respect to the holder’s pro rata share of any equity securities, or rights, options or warrants to purchase such equity securities, or securities convertible or exchangeable into such equity securities, offered by Groundfloor in the future subject to certain customary exceptions, to the stockholders who are parties to the Investors’ Rights Agreement.

The Voting Agreement, among other things, provides for the voting of shares with respect to the size and constituency of our Board of Directors. Pursuant to the Voting Agreement, Mr. Kouzmine was designated to serve as the designee of FinTech Ventures and Mr. Olander was designated to continue serve on our Board as the designee of Mr. Olander, MDO Ventures JS LLC, and their affiliates. The holders of a majority of Groundfloor common stock and Messrs. Dally and Bhargava have the right to designate the third and fourth members of the Board of Directors, respectively, which continue to be Messrs. Dally and Bhargava. The final two members of the Board of Directors shall be individuals chosen by the remaining members of the Board as independent directors, which continue to be Messrs. Boehm and Tuley.

The Right of First Refusal and Co-sale Agreement, among other things, grants the Series A Investors rights of first refusal and co-sale with respect to proposed transfers of Groundfloor securities by specified stockholders and grants Groundfloor rights of first refusal with respect to proposed transfers of Groundfloor securities by specified stockholders.

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Pursuant to Article VII Section 4 of the Groundfloor Finance Bylaws, a shareholder who desires to transfer Groundfloor shares must first make a written offer to Groundfloor to purchase the shares at the same price per share and upon the same terms and conditions offered by a bona fide prospective purchaser of such shares. In connection with the Initial A Closing, Groundfloor also entered into a letter agreement with the Series A Investors to waive this right of first refusal in favor of Groundfloor for future transfers by the Series A Investors.

ISB Note

On January 11, 2017, Groundfloor Finance entered into a promissory note and security agreement (the “ISB Note”) in favor of ISB Development Corp., an affiliate of Mr. Kouzmine (“ISB”), for a principal sum of $1,000,000. Groundfloor Finance paid to ISB an origination fee of $10,000 concurrently with the funding by ISB of the principal of the ISB Note. The ISB Note incurs interest at the rate of 8% per annum, calculated on the basis of a 360-day year for the actual number of days elapsed. The ISB Note must be repaid as follows: (i) $250,000, plus any accrued but unpaid interest thereon, is due and payable on March 31, 2017, (ii) $250,000, plus any accrued but unpaid interest thereon, is due and payable on June 30, 2017, and (iii) any remaining outstanding principal amount, plus any remaining accrued but unpaid interest, is due and payable on October 31, 2017. As of the date of this Offering Circular, the principal sum of $1,000,000 remains outstanding.

The ISB Note is subject to customary event of default provisions. As collateral security for the ISB Note, Groundfloor Finance granted to ISB a first priority security interest in all of its assets, subject to certain exceptions. Among other things, the security interest specifically excludes (i) any assets serving as collateral for the Company’s credit facility with Revolver; (ii) any Loans for which a series of LROs has been issued, regardless of whether such Loans and corresponding series of LROs have been originated and issued by Groundfloor Finance or one of its subsidiaries, including GRE 1; and (iii) the equity interest in any subsidiary formed by Groundfloor Finance for the sole purpose of issuing Loans and corresponding series of LROs such as GRE 1.

Groundfloor Finance entered into the ISB Note for the purpose of using the proceeds for its loan advance program (see “Description of the Business of GRE 1 and of Groundfloor Finance—How the Groundfloor Platform Operates—Loan Advances” above), but may use the proceeds for other purposes in its sole discretion.

The terms of the transaction were unanimously approved by Groundfloor Finance’s disinterested independent directors (in addition to the remaining members of the board) and were as favorable to Groundfloor Finance as those generally available from unaffiliated third parties.

Purchase of LROs by Related Parties

Groundfloor Finance executive officers, directors and 10% stockholders have purchased LROs and, prior to September 2015, Georgia Notes, from time to time in the past. Such purchases have not exceeded $50,000 in a single series of LROs or Georgia Notes, as applicable, for any individual executive officer, director, or 10% stockholder and the Board of Directors has approved a policy that future investments in LROs by such parties shall not exceed 20% of a single series of LROs, whether issued by Groundfloor Finance, GRE 1, or another affiliate. Their right to receive LRO Payments and other obligations are the same as all holders of the same series of LROs. These purchases count towards the Purchase Amount required to fully subscribe a given series of LROs. However, these purchases are made for the personal investment accounts of these individuals and not for resale, and are not directed by Groundfloor, GRE 1, or any of the Promoters (of either company), nor are the purchases made for purposes of ensuring the offering is fully subscribed. Their right to receive LRO Payments and other obligations are the same as all holders of the same series of LROs.

TRANSACTIONS WITH PROMOTERS

A majority of the Groundfloor Finance Independent Directors that do not have an interest in the transaction must approve any loan or other material affiliated transaction involving our Promoters. We and our affiliates have never made and, except for Loans that pass through the Groundfloor underwriting process, approved by a majority of Groundfloor’s disinterested Independent Directors, and covered by a duly qualified offering statement, do not intend to make, loans to, or loan guarantees on behalf of, the Promoters. Further, except as discussed above, we and our affiliates have not engaged in and do not intend to engage in material transactions with the Promoters.

Any material affiliated transactions entered into by us in the future will be made on terms that are no less favorable than those that can be obtained from unaffiliated third parties. In addition, all future material affiliated transactions, and any forgiveness of loans, will be subject to approval by a majority of Groundfloor’s Independent Directors, in accordance with Section VI and Section VII of NASAA’s Statement of Policy Regarding Loans and Other Material Transactions.

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In making the representations above, Groundfloor’s officers, directors, and counsel (i) considered their diligence and assured that there is a reasonable basis for such representations, and (ii) considered whether to embody the representations in our charter or bylaws.

MANAGEMENT DISCUSSION AND ANALYSIS

You should read the following discussion in conjunction with our financial statements and the related notes and the section entitled “Description of the Business of GRE 1 and of Groundfloor Finance” elsewhere in this Offering Circular. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including but not limited to those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Overview

Groundfloor Finance maintains and operates the Groundfloor Platform for use by Groundfloor Finance and its subsidiaries to provide real estate development investment opportunities to the public. Originally formed as Fomentum Labs LLC, a North Carolina limited liability company, in January 2013, Groundfloor Finance converted into a North Carolina corporation on July 26, 2013 under the name GROUNDFLOOR Inc. Effective August 5, 2014, Groundfloor Finance changed the domiciliary state of the corporation to Georgia under the name Groundfloor Finance Inc.

LRO Program

Groundfloor Finance began offering LROs through the Groundfloor Platform in September 2015 pursuant to an offering statement (File No. 024-10440) that was qualified on August 31, 2015. Groundfloor Finance subsequently qualified two additional offering statements: the second (File No. 024-10488) was qualified on October 29, 2015 and the third (File No. 024-10496) was qualified on December 15, 2015. Beginning in mid-January 2016, Groundfloor Finance began qualifying additional series of LROs through PQAs to the offering statement qualified on December 15, 2015. Groundfloor Finance (or its affiliates) may from time to time elect to offer and sell LROs pursuant to other exemptions from federal and state registration requirements.

Status of LRO Offerings and Loan Originations

The tables below outline, as of the date indicated below, the total number of series of LROs (and resulting aggregate sales proceeds) for GRE 1 and Groundfloor that (i) have been sold, (ii) are in the process of being sold, and (iii) are in the process of being qualified (including those LROs covered hereby. The table below also indicates the aggregate amount of LROs (only in terms of proceeds) that we or Groundfloor have abandoned and that have been withdrawn (i.e., those series of LROs that were withdrawn and later qualified by a subsequent PQA).

GRE 1 OFFERINGS
As of: February 3, 2017	Total Number of Series of LROs	Aggregate Proceeds	Percentage of Total Loans Qualified
Total Sold:	—	—	—
Total Being Sold:	—	—	—
Total Being Qualified:	3	$627,400	—
Total Abandoned:	—	—	—
Total Withdrawn:	—	—	—

GROUNDFLOOR FINANCE OFFERINGS
As of: February 3, 2017	Total Number of Series of LROs	Aggregate Proceeds	Percentage of Total Loans Qualified
Total Sold:	167	$19,290,170	61.1%
Total Being Sold:	23	$2,989,170	7.8%
Total Being Qualified:	3	$307,400	—
Total Abandoned:	67	$8,349,248	26.7%
Total Withdrawn:	13	$1,44,140	4.6%

The table below includes information related to the status of Loans the Company and Groundfloor has issued under our LRO program (by letter grade) as of February 3, 2017. For these purposes, we characterize outstanding Loans as follows:

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•	Repaid: Loans that have been paid either:

o	at or before maturity (through prepayment),

o	after the original maturity date (following extension, modification or other workout arrangement), or

o	after a fundamental default (where a portion of the principal amount of the Loan has been written off as uncollectable).

•	Unpaid: Includes Loans that are:

o	“current” (i.e., no events of default have occurred, all payment obligations have been met or none are yet triggered),

o	subject to “workout” (i.e., there has been one or more payment defaults on the Loan and we have negotiated a modification of the original terms that does not amount to a fundamental default) (see “Description of the Business of GRE 1 and of Groundfloor Finance—Project Funding and Payment of Expected Yield—Servicing and Collection of Loans Generally” above for more information), or

o	subject to a “fundamental default” (i.e., where a loan has defaulted and there is a chance that we will not be able to collect 100% of the principal amount of the Loan by the Extended Payment Date of the corresponding LROs).

See also “Description of the Business of GRE 1 and of Groundfloor Finance—Project Funding and Payment of Expected Yield—Servicing and Collection of Loans Generally.”

Loans Covered LROs by Letter Grade
	A	B	C	D	E	F	G
	(by thousands, unless otherwise indicated*)

Total Loans Offered and Originated
Amount Offered	$2,310	$8,898	$12,238	$7,367	$478	$97	$25
Loans Offered (#)*	23	72	95	56	4	1	1
Amount Originated	$1,484	$5,459	$8,499	$4,634	$309	$97	$25
Loans Originated (#)*	18	47	63	39	3	1	1

Total Loans Currently Repaid
Amount Paid at or Before Maturity	$260	$1,878	$2,267	$2,368	$210	$0	$0
Loans Paid at or Before Maturity (#)*	4	17	19	18	2	0	0
Amount Paid Following Workout	$115	$160	$105	$291	$99	$0	$25
Loans Paid Following Workout (#)*	2	2	2	4	1	0	1
Amount Paid Following Fundamental Default	$68	$0	$0	$0	$0	$0	$0
Loans Paid Following Fundamental Default (#)*	1	0	0	0	0	0	0

Total Loans Currently Unpaid
Amount Current	$999	$3,311	$4,310	$1,340	$0	$0	$0
Loans Current (#)*	10	25	35	13	0	0	0
Amount in Workout	$20	$110	$1,817	$635	$0	$97	$0
Loans In Workout (#)*	1	2	7	4	0	1	0
Amount in Fundamental Default (still unpaid)	$0	$0	$0	$0	$0	$0	$0
Loans In Fundamental Default (#)*	0	0	0	0	0	0	0

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Status of Loan Collection and Servicing under LRO Program

As indicated in the table above, as of February 3, 2017, 84 of the Loans funded by the corresponding series of LROs were current, 72 series of LROs had been repaid, one loan has paid back with full principal and reduced interest, one Loan experienced a fundamental default, and the remaining 15 were in workout (payment default occurred and each was extended three months past the original maturity). Groundfloor is in the process of managing the repayment or further modification of these 15 Loans, including negotiating additional workouts, as necessary; however, as of February 3, 2017, none of these 15 Loans were subject to a fundamental default.

Groundfloor determined on February 1, 2017 that it would not be possible to collect 100% of the principal amount of 174 Timothy Drive, Dallas, GA 30132 by the Extended Payment Date of the corresponding LROs. This Loan (graded A, with an original principal amount of $90,000) was repaid and corresponding LRO Payments processed to investors, subject to a write off of $22,000 of principal and $7,385 of accrued interest. Groundfloor informed investors who had purchased LROs corresponding to this Loan of the determination that this Loan was in fundamental default on February 3, 2017, and the LROs were repaid the same day. This loss resulted from unforeseen circumstances with the septic system engineering and a previously unknown encroachment issue, but is nevertheless in line with the normal risks of our business.

The table below reflects information about the historical workout treatment of Loans covered by the LRO program (by letter grade) as of February 3, 2017. Collection procedures for Loans in default typically involve the pursuit of one or more remedies. For example, we (or Groundfloor) may extend a loan for up to six months before determining it to be in fundamental default. The table below reflects the most extreme collection status of each particular Loan (i.e., the Loan that had been placed into fundamental default at the reporting date would not also be reflected as having been extended). See our discussion above as well as “Description of the Business of GRE 1 and of Groundfloor Finance—Project Funding and Payment of Expected Yield —Servicing and Collection of Loans Generally” for a more detailed discussion of our characterization of Loans subject to workout.

	Loan Grade
	A	B	C	D	E	F	G
	(by thousands, unless otherwise indicated*)

Loans Subjected to Workout
Amount Extended/Modified ($)	$135	$165	$1,922	$926	$99	$97	$25
Loans Extended/Modified(#)*	3	3	9	8	1	1	1
Amount Subjected to Interest Rate Reduction	$0	$105	$0	$0	$0	$0	$0
Loans Subject to Interest Rate Reduction (#)*	0	1	0	0	0	0	0

Loans Subjected to Fundamental Default
Amount Subjected to Fundamental Default (aggregate principal amount of Loans)	$90	$0	$0	$0	$0	$0	$0
Amount Written Off (aggregate principal amount unpaid)	$22	$0	$0	$0	$0	$0	$0
Loans Subject to Fundamental Default/Written Off (#)*	1	0	0	0	0	0	0
Investors Impacts by Fundamental Default(#)*	114	0	0	0	0	0	0

We believe the number of Loans we have originated to date is too small to see a grade distribution of Loans in workout that tracks the grade distribution of Loans originated on a risk adjusted basis. We expect to see a more normal distribution as our loan volume increases. The grades are an assessment of risk of loss should a default occur, and cannot predict defaults resulting from idiosyncratic events.

Other than the defaults referenced above, we are not aware of any adverse business developments in the course of the multistate operations.

Georgia Notes Program

Prior to September 2015, only Groundfloor Properties GA LLC (“Groundfloor GA”) had issued non-recourse, limited recourse notes, referred to herein as Georgia Notes, through the Groundfloor Platform. The Georgia Notes were offered and sold pursuant to the federal and state exemptions from registration set forth in Section 3(a)(11) of the Securities Act and the Invest Georgia Exemption, Rule 590-4-2-.08, respectively. Groundfloor GA have not issued any additional Georgia Notes since commencing our offerings of LROs and do not intend to issue any additional Georgia Notes in the future. While similar in structure to the LRO program, the Georgia Notes program (as summarized below) operated under a different legal structure and documentation establishing rights and obligations distinct from those under the Company’s offerings of LROs described in this Offering Circular. As a result, comparisons to the LRO program may not be meaningful, and prospective investors in the series of LROs covered by this Offering Circular should not rely upon the past results of the Georgia Notes and corresponding real estate development projects as indications of the future performance of the LRO program or any Project related to a particular series of LROs thereunder.

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The Georgia Notes correspond to commercial loans to real estate developers of between $8,000 and $100,000, at interest rates that range between 6% and 20%, maturing six to 12 months from the date when each loan was made. Payment on each series of Georgia Notes is dependent upon our receipt of payments on the corresponding loan, including principal and accrued interest. The Borrower with respect to each loan is the developer that controls the real estate development project. These loans were applied toward a real estate project’s acquisition and/or renovation or construction costs. The real estate developer uses the loan proceeds to complete the real estate project, repaying principal and interest as a balloon payment at maturity. Once the loans are repaid, Groundfloor GA makes payments on the corresponding Georgia Notes. It is expected that investors in the Georgia Notes would profit solely from the interest earned on the Georgia Notes (which corresponds to the interest charged on the corresponding loan). Groundfloor GA takes a lien on the real estate underlying the project to secure each loan; however, investors in the corresponding series of Georgia Notes do not have any recourse against the real estate developer. The recourse against Groundfloor GA is limited to an amount equal to an investor’s pro rata share in value of the loan payments received by Groundfloor GA. Real estate developers are charged origination and servicing fees (ranging from 2% to 4% of the funds needed for the project), which may be included in the total amount of the loan. In addition, in certain circumstances, there are additional processing fees charged to the developer.

Status of Georgia Notes Offerings and Loan Originations

As of September 2015, Groundfloor GA had issued Georgia Notes totaling approximately $1,881,000, funding a total of 36 commercial loans for real estate development for an aggregate principal amount of $1,881,000. Loan sizes ranged from $8,000 to $100,000, with an average loan size of approximately $52,000.

The table below includes information related to the status of total amount of Loans Groundfloor GA has issued under the Georgia Notes program (by letter grade) as of February 3, 2017 (utilizing the same characterizations as outlined above).

Loans Covered Georgia Notes by Letter Grade
	A	B	C	D	E	F	G
	(by thousands, unless otherwise indicated*)

Total Loans Originated
Amount Originated	$381	$470	$335	$190	$445	$60	$0
Loans Originated (#)*	7	10	7	2	9	1	0

Total Loans Currently Repaid
Amount Paid at or Before Maturity	$306	$322	$130	$190	$305	$60	$0
Loans Paid at or Before Maturity (#)*	6	7	4	2	6	1	0
Amount Paid Following Workout	$75	$113	$205	$0	$140	$0	$0
Loans Paid Following Workout (#)*	1	2	3	0	3	0	0
Amount Paid Following Fundamental Default	$0	$0	$0	$0	$0	$0	$0
Loans Paid Following Fundamental Default (#)*	0	0	0	0	0	0	0

Total Loans Currently Unpaid
Amount Current	$0	$0	$0	$0	$0	$0	$0
Loans Current (#)*	0	0	0	0	0	0	0
Amount in Workout	$0	$35	$0	$0	$0	$0	$0
Loans In Workout (#)*	0	1	0	0	0	0	0
Amount in Fundamental Default (still unpaid)	$0	$0	$0	$0	$0	$0	$0
Loans In Fundamental Default (#)*	0	0	0	0	0	0	0

Status of Loan Collection and Servicing under Georgia Notes Program

As indicated in the table above, as of February 3, 2017, of the 36 loans funded, 34 loans have been paid back in full, one loan has paid back with full principal and reduced interest, and one loan is currently outstanding. That loan went into default and has been modified and extended past the original maturity date. It is currently the subject of a title insurance claim with our title insurer, but has not gone into fundamental default.

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The table below reflects information about the historical workout treatment of loans covered by the Georgia Notes program (by letter grade) as of February 3, 2017 to the extent they are not written off. Collection procedures for loans in default typically involve the pursuit of one or more remedies. For example, we may extend a loan for up to six months before determining it to be in fundamental default. The table below reflects the most extreme collection status of each particular loan (i.e., the loan that had been placed into fundamental default at the reporting date would not also be reflected as having been extended).

Loan Grade
	A	B	C	D	E	F	G
	(by thousands, unless otherwise indicated*)

Loans Subjected to Workout
Amount Extended/Modified ($)	$75	$148	$205	$0	$140	$0	$0
Loans Extended/Modified(#)*	1	3	3	0	3	0	0
Amount Subjected to Interest Rate Reduction	$0	$0	$40	$0	$0	$0	$0
Loans Subject to Interest Rate Reduction (#)*	0	0	1	0	0	0	0

Loans Subjected to Fundamental Default
Amount Subjected to Fundamental Default (aggregate principal amount of Loans)	$0	$0	$0	$0	$0	$0	$0
Amount Written Off (aggregate principal amount unpaid)	$0	$0	$0	$0	$0	$0	$0
Loans Subject to Fundamental Default/Written Off (#)*	0	0	0	0	0	0	0
Investors Impacts by Fundamental Default(#)*	0	0	0	0	0	0	0

Other than the defaults referenced above, we are not aware of any adverse business developments that have occurred in the course of the operations in Georgia.

Funding Loan Advances

To date, Groundfloor Finance has entered into two financial arrangements designed to facilitate Loan advances.

In November 2016 Groundfloor Finance established a $1,500,000 revolving credit facility with Revolver, LLC, a Texas based private financing company (“Revolver”), to fund Loan advances. It increased this credit facility to $3,500,000 on January 16, 2017. The terms of the credit facility are as follows: Interest accrues at the greater of 10.0% per annum or the weighted average annual interest rate of the Loans then held by Holdings which have been originated with proceeds from the credit facility. The revolving credit facility was originally limited to $1,500,000 with an option to increase the limit to $15,000,000 (under certain circumstances). The term of the credit facility is one year, and is extendable for up to two additional years. Groundfloor Finance has given a corporate guaranty to Revolver as additional support for the credit facility. Revolver will also have a lien on the general assets of Holdings—which is made up exclusively of Loans that Holdings has originated. However, only Holdings, and its successors and assigns, are identified as a secured party in any documentation used to secure the advanced Loans. At no point will Holdings hold a (or provide Revolver a securities interest in) any Loan for which LROs have been issued.

When Holdings is not able to draw sufficient funds from this credit facility fast enough, Groundfloor Finance may elect to provide Holdings with a short term, non-interest bearing, full recourse loan using its operational capital to fund advances.

On January 11, 2017, Groundfloor Finance entered into the ISB Note for a principal sum of $1,000,000, for the purpose of using the proceeds for its loan advance program (see “Interests of Management and Others in Certain Transactions—ISB Note” above), but may use the proceeds for other purposes in its sole discretion.

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Financial Position and Operating History

In connection with their audit for the period from December 16, 2016 (inception) through December 31, 2016, our auditors raised substantial doubt about our ability to continue as a going concern due to not having any operating history or revenue from operations. The strength of our financial position depends on the financial health of our parent company, which has continued to raise additional funds through convertible debt and equity offerings.

We have a limited operating history and have not earned any revenue. We have funded our operations to date with the proceeds of a capital investment made by Groundfloor Finance. All GRE 1 expenses will be paid by Groundfloor Finance, and “pushed down” to be recognized by GRE 1 in accordance with U.S. GAAP. All revenue will be recognized by GRE 1, but will be reported on a consolidated basis to investors in Groundfloor Finance.

Over time, we expect that the number of Borrowers and lenders, and the volume of loans originated through our Platform, will increase and generate increased revenue from Borrower origination and servicing fees.

The proceeds from the sale of LROs described in this Offering Circular will not be used to directly finance our operations. We will use the proceeds from sales of LROs exclusively to originate the Loans that correspond to the corresponding series of LROs sold to investors. However, we collect origination and servicing fees on Loans we are able to make to Borrowers, which we recognize as revenue. The more Loans we are able to fund through the proceeds of our offerings, the more fee revenue we will make. With increased fee revenue, our financial condition will improve.

Critical Accounting Policies and Estimates

This discussion and analysis of our financial condition and results of operations are based on our financial statements, which we have prepared in accordance with generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Management bases its estimates on historical experience and on various other factors it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates. Our significant accounting policies are more fully described in Note 1 to our financial statements included elsewhere in this Offering Circular.

Provision for Income Taxes

Under current United States (“U.S.”) income tax laws, the taxable income or loss of a limited liability company is reported in the income tax returns of the members. Accordingly, no provision for U.S. federal or state income taxes is reflected in the accompanying financial statements. The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities based on technical merits of the position. The tax benefits recognized in financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

Results of Operations

We were formed on December 16, 2016 and, as of the date of this Offering Circular, we have not commenced operations. Having not commenced active operations, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than economic conditions affecting the commercial and residential real estate industry and real estate generally, which may be reasonably anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of our assets.

Liquidity and Capital Resources

As of the date of this Offering Circular, GRE 1 does not have any external sources of liquidity outside of its sole member and manager, Groundfloor Finance.

From October to December 2013, Groundfloor Finance entered into convertible notes with investors for total proceeds of $165,000. The notes incurred interest at the rate of 8% per annum. The outstanding principal and all accrued but unpaid interest was due and payable on the earlier of January 31, 2015 (“Maturity Date”) or the closing of a financing with gross proceeds of at least $1,500,000 (a “Qualified Financing”). In the event of a Qualified Financing, the outstanding principal and all accrued but unpaid interest would become automatically converted into shares of Groundfloor stock issued in the financing at a price per share equal to 75% of the price per share of the financing. In the event Groundfloor Finance did not consummate a Qualified Financing prior to the Maturity Date, each holder of the notes had the option, at any time during the 60 days following the Maturity Date, to convert the unpaid principal and interest into shares of Groundfloor Finance’s common stock at a price per share equal to $3,600,000 divided by the number of the then outstanding shares of common stock, including outstanding stock options and shares of common stock reserved for issuance for stock options.

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From February to March 2014, Groundfloor Finance issued convertible notes to investors for total proceeds of $135,000. These convertible notes had the same terms as the convertible notes that were issued to investors in 2013 (collectively, the “2013 Convertible Notes”). The offering of 2013 Convertible Notes terminated on March 19, 2014. The 2013 Convertible Notes were offered and sold pursuant to the federal exemption from registration set forth in Rule 506 of Regulation D under the Securities Act.

From May to August 2014, Groundfloor Finance issued convertible notes to investors for total proceeds of $750,000 (the “2014 Convertible Notes”). The 2014 Convertible Notes had the same terms as the 2013 Convertible Notes, with the exception of the conversion terms. The outstanding principal and all accrued but unpaid interest of the 2014 Convertible Notes would be automatically converted into shares of our stock issued in a Qualified Financing at a price per share equal to the lesser of 90% of the price per share of the financing or the price per share equal to $5,000,000 divided by the number of the then outstanding shares of common stock, including outstanding stock options and shares of common stock reserved for issuance for stock options. In the event Groundfloor Finance had not consummated a Qualified Financing prior to the Maturity Date, each holder of the notes had the option, at any time during the 60 days following the Maturity Date, to convert the unpaid principal and interest into shares of Groundfloor common stock at a price per share equal to $5,000,000 divided by the number of the then outstanding shares of common stock, including outstanding stock options and shares of common stock reserved for issuance for stock options. The offering of 2014 Convertible Notes terminated on August 7, 2014. The 2014 Convertible Notes were offered and sold pursuant to the federal exemption from registration set forth in Rule 506 of Regulation D under the Securities Act.

Groundfloor Finance issued and sold 91,259 shares Series Seed Preferred Stock at an initial closing on December 5, 2014 (the “Series Seed Initial Closing”), for total proceeds of $475,000, pursuant to the Series Seed Preferred Stock Purchase Agreement (the “Series Seed Purchase Agreement”), dated December 5, 2014 between Groundfloor and the investors named therein (the “Series Seed Investors”). Groundfloor Finance issued and sold an aggregate of 201,146 additional shares of Series Seed Preferred Stock, for total proceeds of $1,047,000, at subsequent closings on April 1, 2015, May 12, 2015 and September 7, 2015 (collectively, the “Series Seed Subsequent Closings” and together, with the Series Seed Initial Closing, the “Series Seed Financing”). Pursuant to the Series Seed Purchase Agreement, Groundfloor Finance sold each share of Series Seed Preferred Stock for $5.205 per share. In connection with the Series Seed Financing, Groundfloor Finance also entered into an Investors’ Rights Agreement with the Series Seed Investors and certain holders of Groundfloor common stock, which was subsequently amended and restated in connection with the Series A Financing. The shares of Series Seed Preferred Stock were offered and sold pursuant to the federal exemption from registration set forth in Rule 506 of Regulation D under the Securities Act. The Series Seed Financing terminated following the final Series Seed Subsequent Closing and Groundfloor Finance does not intend to sell any additional shares of Series Seek Preferred Stock.

In addition, at the Series Seed Initial Closing (and notwithstanding the definition of Qualified Financing applicable to the conversion terms of the 2013 Convertible Notes and of the 2014 Convertible Notes (collectively, the “Convertible Notes”)), the entire unpaid principal and interest outstanding under the Convertible Notes converted into 276,391 additional shares of Series Seed Preferred Stock pursuant to the terms of that certain Note Conversion Agreement, dated December 5, 2014 between Groundfloor Finance and each of the holders of the Convertible Notes.

During November 2015, Groundfloor Finance entered into the 2015 Bridge Notes with investors for total proceeds of $250,000. The notes incurred interest at the rate of 12% per annum. The outstanding principal and all accrued but unpaid interest was due and payable on the earlier of May 5, 2016 or the closing of an equity financing with gross proceeds of at least $4,250,000. The 2015 Bridge Notes and all accrued but unpaid interest thereunder were cancelled as consideration for 37,561 shares of Series A Preferred Stock in connection with the Series A Initial Closing. The notes were offered and sold pursuant to the federal exemption from registration set forth in Rule 506 of Regulation D under the Securities Act. The 2015 Bridge Notes Financing terminated with the closing of the Series A Financing.

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In addition, Groundfloor Finance issued and sold 709,812 shares of Series A Preferred Stock at an initial closing on November 24, 2015 and subsequent closings through December 2015, for total gross proceeds of approximately $4,748,705, pursuant to the Series A Preferred Stock Purchase Agreement. Pursuant to the Series A Purchase Agreement, the Company sold each share of Series A Preferred Stock for $6.69 per share. The shares of Series A Preferred Stock were offered and sold pursuant to the federal exemption from registration set forth in Rule 506 of Regulation D under the Securities Act. The Series A Financing terminated in December 2015 and Groundfloor Finance does not intend to sell any additional shares of Series A Preferred Stock.

As described above under “— LRO Program—Advances for Certain Loans,” Groundfloor Finance established a $1,500,000 revolving credit facility with Revolver to fund the advances, which was subsequently increased. Groundfloor Finance also issued the ISB Note for a principal amount of $1,000,000 to be used for the loan advance program as described in “Interest of Management and Others in Certain Transactions—ISB Note” above.

Groundfloor Finance has incurred losses since its inception, and we expect we will also incur losses for the foreseeable future. Our auditors have issued a going concern qualification in our and Groundfloor Finance’s most recent audit. We require cash to meet our operating expenses and for capital expenditures. To date, we have funded our cash requirements with proceeds from our parent (which has funded its cash requirements from convertible note and preferred stock issuances). We anticipate that we will continue to incur substantial net losses as we grow. We do not have any committed external source of funds. To the extent our capital resources are insufficient to meet our future capital requirements, Groundfloor Finance will need to finance our cash needs through public or private equity offerings or debt financings. Additional equity or debt financing may not be available on acceptable terms, if at all.

Plan of Operation

Prior to September 2015, Groundfloor Finance’s operations were limited to issuing Georgia Notes solely in Georgia to Georgia residents pursuant to an intrastate crowdfunding exemption from registration under the Securities Act and qualification under Georgia law. On September 7, 2015, the SEC qualified Groundfloor Finance’s first offering statement on Form 1-A covering seven separate series of LROs corresponding to the same number of Projects in eight states and the District of Columbia. Subsequently, Groundfloor Finance has not issued, and does not intend to issue in the future, any additional Georgia Notes. Since that time, Groundfloor Finance has qualified two additional offering statements on Form 1-A. Groundfloor Finance has filed PQAs to its most recent Offering Circular on a regular basis to include additional series of LROs. Following the qualification of this Offering Circular, GRE 1 intends to qualify additional series of LROs by PQA. With this increased geographic footprint, we expect that the number of Borrowers and corresponding investors, and the volume of loans originated through the Groundfloor Platform, will increase and generate increased revenue from Borrower origination and servicing fees.

Prior to qualification of this Offering Circular and subsequent to qualification as the volume of our loans and corresponding offerings increase, Groundfloor Finance plans to continue the current strategy of raising equity and, in limited circumstances, debt financing to finance our operations until the Company reaches profitability and become cash-flow positive, which we do not expect to occur in 2017. Future equity or debt offerings by Groundfloor Finance will be necessary to fund the significant investments in website development, security, investor sourcing, loan processing, and marketing necessary to reach profitability.

The management of Groundfloor Finance continuously monitors the staffing levels of Groundfloor Finance in comparison to current loan origination and servicing obligations and has added three positions to operations in 2017 as of the date of this Offering Circular. Groundfloor Finance intends to hire more staff as needed to support the expected growth as a result of the qualification of this Offering Circular and to continue servicing the Loans it and its affiliates have already originated. Groundfloor Finance also plans to invest heavily in marketing throughout the next year.

Off-Balance Sheet Arrangements

Neither GRE 1 nor Groundfloor Finance engage in any off-balance sheet financing activities.

GENERAL TERMS OF THE LROS

GRE 1 will issue the LROs in distinct series, each corresponding to a Project and Loan described in more detail in “The LROs Covered by this Offering Circular” below, the Project Summaries beginning on page PS-1, and the form of LRO Agreement beginning on page LRO-1. LROs will be issued in denominations of $10 and integral multiples of $10. Your rights and obligations as a holder of LROs and our rights and obligations with respect thereto are governed by the Investor Agreement and, more particularly, the LRO Agreement (which also governs the purchase and sale of the LROs). A copy of the standard form of LRO Agreement begins on page LRO-1 of this Offering Circular. The LRO Agreement applicable to each particular series of LROs being offered hereby is available by hyperlink through the Groundfloor Platform on the corresponding Project Summary.

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LRO Payments and Term

On each LRO in a series, GRE 1 will pay to each holder thereof the Purchase Amount and the Accrued Return earned thereon. Our obligation to make such LRO Payments is limited, in all circumstances, to an amount equal to the holder’s pro rata share of the amount of Loan Payments, if any, actually received on the corresponding Loan. Payment on each series of LROs will be dependent upon our receipt of Loan Payments in connection with the corresponding Loan. We will make LRO Payments within five business days of receipt of the corresponding Loan Payments. The LRO Agreement gives us sole discretion in applying amounts we receive from, or for the account of, the Borrower, with respect to the corresponding Loan, and we may make LRO Payments out of any funds at our disposal.

We may prepay the LROs at any time without penalty and our payment obligation may be satisfied by making LRO Payments to investors of an amount that may be more or less than the expected yield, on a date different than originally specified. If, as a result of any prepayment, all of the Purchase Amount of, and Accrued Return earned on, the LRO through the date of payment have been paid in full, our obligation to make any LRO Payments thereunder will automatically terminate (and the corresponding LRO shall be of no further force or effect). We will prepay a given series of LROs as and when a Borrower on the corresponding Loan makes a full payment of principal and accrued interest to us ahead of the maturity on the corresponding Loan.

Subject to the servicing standards set forth in the LRO Agreement, we have the power to modify the terms of the Loan in connection with our administration, servicing, collection and enforcement of the Loan, which could impact our obligation to make payments to you and, in some instances, could result in the loss of your entire investment. All LRO Payments will be made directly to your funding account and will be made in U.S. dollars. All U.S. dollar amounts used in or resulting from the calculation of amounts due in respect of the LRO may be rounded to the nearest cent (with one-half cent being rounded upward). The LRO is not payable at your option. Any taxes due and payable on any LRO Payments are your sole responsibility; you agree to reimburse us promptly for any such taxes paid by us.

Our obligation to make LRO Payments automatically terminates (and the corresponding LRO shall be of no further force or effect) on the final payment date, which is the maturity date of the corresponding Loan, assuming the entire Purchase Amount and Accrued Return earned thereon have been paid to the holder at that time. Our obligation to make LRO Payments is automatically extended (up to a maximum of two years) if such amounts were not paid on the final payment date (or, for administrative convenience, within five business days thereof). In such case, our obligation to make LRO Payments on such series of LROs will terminate on the earlier of (i) the date on which the remaining Purchase Amount of, or Accrued Return earned on, the LRO through the date of payment has been paid in full, (ii) the date on which all available Collection Proceeds have been applied and the holder’s pro rata share thereof paid as LRO Payments in accordance with the terms of the LRO Agreement, or (iii) the extended payment date. We will not have to make any further LRO Payments (irrespective of whether the expected yield on the LRO has been paid in full), after the extended payment date.

Since LRO Payments are conditioned upon the receipt by the Company of Loan Payments on the corresponding Loan, the anticipated repayment schedule of the LROs generally reflects that of the corresponding Loan, which, like the LRO, is subject to prepayment without penalty. The repayment schedule for the Loans will vary by Project; however, typically, repayment is made either as a balloon payment at maturity or interest only on a monthly/quarterly basis, with the principal amount paid at maturity.

Relationship of the Parties

The LRO Agreement sets forth the relationship between you and the Company with respect to each series of LROs you are purchasing. Our duties to you are limited to those obligations explicitly set forth in the Investment Agreement and the LRO Agreement, and we assume no other duties, fiduciary or otherwise, to you.

Pursuant to the terms of the LRO Agreement, you and we agree that (i) we (or one of our affiliates) may have advanced funds to originate the Loan prior to the Original Issue Date and may sell additional LROs of the series relating to the Loan from time to time; (ii) you will be considered the legal and equitable owner of the LRO governed by the LRO Agreement for all purposes; (iii) you will look only to the Company for payment of the Purchase Amount and any Accrued Return earned on the LRO; and (iv) you have no interest in any property of the Company (including any of its affiliates), the Borrower or its Principals taken as security or guaranty for the Loan or in any property in our possession or control, which other property may secure the Loan.

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Further, neither we (nor any of our agents) will incur liability by acting upon any notice, consent, certificate, or other instrument or writing believed by us (or our agent) to be genuine and signed by or sent by the proper party.

By entering into the LRO Agreement, you also expressly waive and release, as a condition of and as part of the consideration for the issuance of the LRO, any recourse under or upon any obligation, covenant or agreement contained in the LRO Agreement, or because of any obligations evidenced therein, against any incorporator, or against any past, present or future member or manager or any shareholder, officer or director, as such, of any member or manager of the Company, either directly or through the Company, under any rule of law, statute (other than applicable federal securities laws) or constitutional provision or by the enforcement of any assessment or penalty or otherwise.

Events of Default

You will have no recourse against us (or any of our affiliates) under the LRO Agreement unless, and then only to the extent that an Event of Default (as defined below) has occurred and is continuing. An “Event of Default” will be deemed to occur if:

(1)	we fail to comply with our payment obligations set forth in the LRO Agreement and such failure continues for a period of 60 days after receipt by the Company of notice from you;

(2)	we fail to comply with any of our agreements in the Investor Agreement or the LRO Agreement (other than those referred to in paragraph (1) above and other than a covenant or warranty, the breach of which is specifically discussed below) and such failure continues for 60 days after receipt by the Company of notice from you, provided, however, that, if we proceed to take curative action which, if begun and prosecuted with due diligence, cannot be completed within a period of 60 days, then such period shall be increased to such extent as shall be necessary to enable us diligently to complete such curative action;

(3)	a court of competent jurisdiction enters (a) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy law or (b) a decree or order adjudging the Company bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of our property, or ordering the wind up or liquidation of our affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

(4)	(a) we commence a voluntary case or proceeding under any applicable bankruptcy law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) we consent to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) we file a petition or answer or consent seeking reorganization or substantially comparable relief under any applicable federal or state law, or (d) we (i) consent to the filing of such petition by, the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property or (ii) make an assignment for the benefit of creditors.

If an Event of Default specified in paragraph (1) or paragraph (2) above occurs and is continuing, upon your notification to us, the outstanding and unpaid Purchase Amount (or portion thereof) of the LRO, and all unpaid Accrued Return earned thereon, will become and be immediately due and payable, subject in each case to certain limitations set forth in the LRO Agreement, notwithstanding any other provision of the LRO Agreement. A default under paragraph (1) or (2) above is not an Event of Default until you notify us of the default and we do not cure such default within the time specified in paragraph (1) or (2) above after receipt of such notice.

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If an Event of Default specified in paragraph (3) or paragraph (4) above occurs and is continuing, the outstanding and unpaid Purchase Amount (or portion thereof) of the LRO Agreement, and all unpaid Accrued Return earned thereon, will become and be immediately due and payable without any declaration or other act on your part, notwithstanding any other provision of the LRO Agreement. You, by notice to us, may rescind acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree, and (ii) all Events of Default specified in paragraph (3) or paragraph (4) have been cured or waived. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto. There will be no automatic acceleration of the outstanding and unpaid Purchase Amount (or portion thereof) of the LRO, or any unpaid Accrued Return earned thereon, upon the occurrence of an Event of Default other than an Event of Default specified in paragraph (3) or paragraph (4).

Ranking

The LROs will not be contractually senior or contractually subordinated to any indebtedness of the Company. The LROs will be unsecured special, limited obligations of GRE 1 only. Holders of the LROs do not have a security interest in the corresponding Loans or the proceeds of those corresponding Loans, or in any assets of the Company (or of Groundfloor Finance or its subsidiaries), or of any Borrower or of its Principal(s). Investing in LROs is not without risk, and actual receipt of the expected yield in the time frame specified is not guaranteed. The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. We may prepay the LROs at any time without penalty and our payment obligation may be satisfied by making LRO Payments to investors of an amount that may be more or less than the expected yield, on a date different than originally specified. See “Risk Factors—You may receive a different return on your investment than originally expected and could suffer a complete loss of your investment.”

You will not have any recourse against us unless, and then only to the extent that, we have failed to pay your LRO Payment when due or have otherwise breached a covenant of the LRO Agreement. We will be obligated to make payments on the LROs only if and to the extent we receive Loan Payments on the corresponding Loan. We will pay to each holder of the corresponding series of LROs an amount equal to such holder’s pro rata share of amounts. Loan Payments will be secured by the assets of the corresponding Project.

In the event of a bankruptcy or similar proceeding of the Company, the relative rights of the holder of a LRO as compared to the holders of our other unsecured indebtedness with respect to payment from the proceeds of the Loan repayment or other assets of the Company is uncertain. See “Risk Factors— Risks Related to the Company and the Groundfloor Platform—If we were to become subject to a bankruptcy or similar proceeding .. . .” and “Risk Factors—In a bankruptcy or similar proceeding of the Company . . . .”

Unsecured Obligations

The LROs are unsecured limited obligations of the Company. We perfect a lien on the real estate and other assets underlying the Project to secure the Borrower’s payment obligations to us; however, the LROs are unsecured, and you as a holder of a LRO will not have a security interest in the corresponding Loans or the proceeds of those corresponding Loans, or in any assets of the Company (or of Groundfloor Finance or its subsidiaries), or of any Borrower or of its Principal(s). Further, you will not have any recourse against the Borrower or its Principals. Your recourse against us is limited to the amount of any LRO Payments we owe you (as determined pursuant to the terms of the corresponding LRO Agreement). Investing in LROs is not without risk, and actual receipt of the expected yield in the time frame specified is not guaranteed. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment.

Abandonment

We may abandon an offering of a particular series of LROs at any time prior to issuance. If we abandon an offering of a particular series of LROs, we will promptly (but under no circumstances more than 48 hours following our determination to abandon the offering) release all funds (without interest) committed to purchase that series; after which, you may elect to transfer such funds to your bank account or make a commitment to purchase a different series of LROs.

Withdrawn Offerings

We may withdraw an offering of a particular series of LROs at any time prior to its issuance. Offerings are typically withdrawn due to the need to correct or modify specific disclosures about the terms of the related series of LROs and the series of LROs that correspond to Loans that are withdrawn are typically re-qualified at a later date. More often than not, we withdraw Loans from an offering before commencing the Offering Period for the corresponding LROs. However, if commitments have been made towards a series that is withdrawn, we will promptly release all funds (without interest) committed to purchase that series; after which, you may elect to transfer such funds to your bank account or make a commitment to purchase a different series of LROs.

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Prepayments

Generally, outside of the context of a Borrower default, we will only prepay a series of LROs if the Borrower prepay the corresponding Loan. Our obligation to make any LRO Payments will automatically terminate (and the corresponding LRO shall be of no further force or effect) once all of the Purchase Amount of, and Accrued Return earned on, any LRO through the date of payment is paid in full.

Representations and Warranties

Under the LRO Agreement, you will represent and warrant to us that you:

•	are purchasing the LROs for your own account;

•	have taken all action necessary to authorize its execution and delivery of the LRO Agreement and the performance of your obligations thereunder;

•	have received a copy of the Offering Circular (including all applicable supplements and PQAs) with respect to the LROs;

•	acknowledge that the purchase of the LROs involves various risks, including the risks outlined in this Offering Circular (including all applicable supplements and PQAs), and you are able to bear any loss associated with an investment in the LROs;

•	meet any applicable residency or minimum financial suitability requirements applicable to the Offering, as outlined in the Offering Circular and have abided by any maximum investment limits applicable to the Offering, as set forth in the Offering Circular (including all applicable supplements and PQAs);

•	acknowledge our recommendation that you consult with your own attorneys, accountants and other processional advisors as to the legal, tax, accounting and other consequences of an investment in the LROs;

•	acknowledge that neither we nor any of our affiliates has made any representation regarding the proper characterization of the LROs for purposes of determining your authority to invest in the LROs; and

•	acknowledge that the LROs will not be listed on any securities exchange, that there will be no trading platform for the LROs, that any trading of LROs must be conducted in accordance with federal and applicable state securities laws and that you should be prepared to hold the LROs through maturity.

The Company represents and warrants to you that the Company has the power to enter into the LRO Agreement and each applicable Loan Document and that the Company has taken all action necessary to authorize its execution and delivery of the LRO Agreement and each applicable Loan Document and the performance of its obligations thereunder. Except for the representations and warranties contained in this Offering Circular (including all applicable supplements and PQAs), the LRO Agreement and the Investor Agreement, neither we nor any other person has made or makes any other express or implied representations or warranty, either written or oral, on behalf of the Company with respect to the LROs.

Notice of Loan Default

All transactions under the Loan Documents are handled in the ordinary course of business in accordance with customary practices. We will use commercially reasonable efforts to give you notice of any event of default under the Loan Documents of which we have received written notice from the Borrower or of which we have actual knowledge and which, in our judgment, materially affects the ability of the Borrower to make payments thereunder; provided that neither we nor any of our members and managers, and the officers, directors, shareholders, employees and agents of its members and managers or will be liable for any failure to give any such notice. Our failure to give any such notice shall not affect any of your duties and obligations under the LRO Agreement.

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Administration, Service, Collection, and Enforcement of Loan Documents

When Groundfloor Finance undertakes administration, servicing, collection and enforcement activities on a Loan on our behalf, it does so in each particular circumstance, in accordance with specific servicing standards set forth in the LRO Agreement, with the goal of maximizing the amount of the LRO Payments to be paid to investors prior to termination of our limited payment obligation thereunder. The LRO Agreement provides that, in administering, servicing, collecting and enforcing a Loan, we (or our agent) will use commercially reasonable efforts prior to the extended payment date to pursue, either directly or through our representatives, (i) the collection of any amounts owing to us under the Loan Documents (to the extent constituting Loan Payments) and (ii) the exercise of our remedies upon a breach or default under the Loan Documents or in order to avoid the occurrence thereof, in each case, to the extent warranted in our business judgment and consistent with reasonable commercial standards of fair dealing and in accordance with industry standards customary for loans of the same general type and character as the Loans in order to maximize the amount of LRO Payments to be made under the terms of the LRO. Without limiting the foregoing and subject to the servicing standards set forth in the LRO Agreement, we (or our agent) will have the right at any time and from time to time, without your consent, and provided that we (or our agent) have reasonably and prudently determined that such action will not be materially adverse to the relevant holders of LROs (i) to give or withhold waivers, consents, extensions, or compromises in connection with the Loan Documents and to amend or modify the Loan Documents, including, while there exists, or in order to avoid the occurrence of, an event of default under the Loan Documents, to change the payment date, reduce the principal amount or the rate of interest, change the time or manner of making loan payments on the Loan or amend any other material term of the Loan; (ii) to take or refrain from taking action in connection with the handling, realizing upon, exercise of remedies, or enforcing with respect to the Loan Documents; (iii) to control the prosecution and defense of any action, claim, or demand of any kind that shall be asserted against either us or a holder of LROs, or both, directly or indirectly relating to any transaction in respect of any of the Loan Documents; (iv) while an event of default exists under the Loan Documents, to enforce any security interest in the assets pledged to secure the Loan or sell all or any portion of our rights, title and interest to any person under the Loan Documents, whether at, below or above par; and (v) if in our business judgment the reasonable costs and expenses associated with further action to collect or enforce the terms of the Loan Documents will exceed the aggregate Loan Payments reasonably recoverable or realizable, to write-off the Loan if we (or our agent) deem the Loan uncollectible. For example, in the context of a Borrower default, the Company may negotiate to extend payment dates and could agree to a modified payment plan that could result in the LRO holder receiving less than the expected return at the Extended Payment Date. Without limiting the foregoing and subject to the servicing standards set forth in the LRO Agreement, if an event of default under the Loan Documents occurs which is not waived by us or cured within any applicable grace period, we may, at our sole option, exercise or refrain from exercising any rights or remedies we may have or take any other action with respect to the Loan Documents or is otherwise available to us. In addition, at no time shall we be under any duty to enforce any rights, remedies, powers, or privileges with respect to any enforcement of the obligations of the Borrower under any of the Loan Documents, and we will not be compelled to do any act or to take any action toward the exercise or enforcement of the powers created by the LRO Agreement or any of the Loan Documents or to prosecute or defend any suit in respect thereof.

Notwithstanding these broad powers, you and we acknowledge in the LRO Agreement that, in circumstances other than Borrower default or prepayment, the modification of a term of the corresponding Loan could be deemed to be a material modification of the terms of your LRO. In such instance, it is possible that the modified series of LROs would constitute a new security under the Securities Act and under applicable State securities laws. You and we acknowledge in the LRO Agreement that, before implementing any modification to the terms of the corresponding Loan (other than in circumstances involving Borrower default or prepayment) that would cause your LROs (as modified) to constitute a new security, the Company will be required to either register the offer of the modified LRO under Section 5 of the Securities Act and under applicable State securities laws or find an exemption from such registration requirements.

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Collection Proceeds, Costs, and Expenses

Subject to the application of Loan Payments received as Collection Proceeds and our ability to prepay the LRO, we are obligated to pay to each holder of a LRO the Purchase Amount and the Accrued Return earned thereon as LRO Payments. Our obligation to make LRO Payments is limited, in all circumstances, to an amount equal to the holder’s pro rata share of the amount of Loan Payments, if any, actually received on the corresponding Loan. For these purposes, the LRO Agreement also specifies that LRO Payments include “Collection Proceeds,” which includes amounts received in connection with any exercise of the Company’s powers to administer, service, collect and enforce the terms of the Loan or of the Loan Documents including, without limitation amounts received (i) as late charges and default or penalty interest, or as payment of any principal or accrued interest on the Loan that may be reduced, or (ii) in connection with the enforcement of any security interest in the assets pledged to secure the Loan, or (iii) in connection with a sale of the Company’s rights, title and interest under the Loan Documents. The LRO Agreement provides that any and all Collection Proceeds we receive will be applied (x) first, to all Collection Costs, (y) second, to earned and unpaid Accrued Return owed on the LRO, and (z) third, to the Purchase Amount of the LRO then outstanding.

As a result, we are required to pay each holder of a series of LROs an amount equal to such holder’s pro rata share of the Collection Proceeds (net of Collection Costs) secured with respect to the corresponding Loan prior to the extended payment date. However, you and we agree, and you expressly acknowledge in the LRO Agreement, that the exercise by us (or our agents) of our powers to administer, service and enforce the terms of the Loan and the Loan Documents, (1) could have the effect (without any further action on your part) of adjusting the total amount of the LRO Payments owed to you and (2) that such adjustment shall not, in and of itself, give rise to an “Event of Default” under the terms of the LRO Agreement. Without limiting the foregoing, you and we and expressly acknowledge that payment of amounts corresponding to the amount of certain Collection Proceeds (such as late charges, default interest or penalty interest charged on the Loan) could automatically increase the total amount of the LRO Payments owed to you under the terms of the LRO, and prepayment by the Company of the LRO, payment of amounts corresponding to other types of Collection Proceeds (such as amounts resulting from any reduction in outstanding principal and accrued interest on the Loan, we (or our agent) may agree to, or of amounts received by us in connection with the enforcement of any security interest in the assets pledged to secure the Loan, or in connection with a sale of our rights, title and interest under the Loan Documents) or, if we (or our agent) elects to write-off the Loan, could automatically decrease the total amount of the LRO Payments owed to you under the terms of the LRO. If, in connection with our powers to administer, service, collect and enforce the terms of the Loan and the Loan Documents, we (or our agents) take action that would materially impact the amount or timing of the LRO Payments owed to you under the LRO Agreement, we will promptly notify you (by email) thereof and of the impact such action will or is expected to have on your right to receive LRO Payments thereunder. Furthermore, in circumstances other than Borrower default or prepayment, the modification of a term of a Loan (e.g., a reduction in the interest rate charged on the Loan) could be deemed to be a material modification of the terms of the corresponding series of LROs. In such instance, it is possible that the modified series of LROs would constitute a new security under the Securities Act and under applicable State securities laws. Before implementing any modification to the terms of a Loan (other than in circumstances involving Borrower default or prepayment) that would cause the corresponding series of LROs (as modified) to constitute a new security, the Company will be required to either register the offer of the modified LRO under Section 5 of the Securities Act and under applicable State securities laws or find an exemption from such registration requirements.

Denominations, Form, and Registration

We will issue the LROs only in registered form and only in electronic form and, other than the LRO Agreement, you will not receive a physical instrument. This means that each LRO will be stored on the Groundfloor Platform. You can view a record of the LROs you own and the form of your LRO Agreement online and print copies for your records by visiting your secure, password-protected webpage (referred to as the “Investor Dashboard” in the “My Account” section of the Groundfloor Platform). You will be required to hold your LROs through the Groundfloor Platform’s electronic LRO register.

We will treat the investors in whose names the LROs are registered as the owners thereof for the purpose of receiving payments and for all other purposes whatsoever with respect to the LROs.

No Public Market

The LROs do not contain any provision restricting their transferability, other than the requirements that any transfer be conducted consistent with applicable law, any transferee to register as an investor with us, and such transferee agrees to the terms of the Investor Agreement and the LRO Agreement governing such series of LROs. However, the LROs will not be listed on any securities exchange, nor do we have plans to establish any kind of trading platform to assist investors who wish to sell their LROs. There is no public market for the LROs, and none is expected to develop. Accordingly, you may be required to hold your LROs to maturity. Certain states, including California and Texas, also impose additional statutory restrictions on secondary trading of the LROs purchased in the Offering, which may further restrict the transferability of the LROs. Prospective investors are urged to consult their own legal advisors with respect to secondary trading in the LROs.

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THE LROS COVERED BY THIS OFFERING CIRCULAR

This Offering Circular relates only to the offer and sale of the separate series of LROs corresponding to the Projects for which GRE 1 intend to extend Loans. Each series of LRO is denominated by the corresponding Project’s name. The table below identify series of LROs being offered pursuant to this Offering Circular and the Purchase Amount for each such series. Additional terms and details applicable to a particular series of LROs are reflected on the corresponding Project Summary beginning on page PS-1 of this Offering Circular. The Project Summaries can also be accessed on the Groundfloor Platform.

Series of LROs/Project	Aggregate Purchase Amount/Loan Principal
1540 Melrose Drive SW, Atlanta, GA 30310	$96,400
304 S. Maryland Pkwy., Las Vegas, NV 89101	180,000
21730 Meadow Lane, Beverly Hills, MI 48025	351,000
Total	$627,400

PLAN OF DISTRIBUTION

We offer each series of LROs at 100% of the Loan Principal. GRE 1 will only offer and sell the LROs through the Groundfloor Platform, which is owned and operated by Groundfloor Finance. We are not using a selling agent or finder in connection with this Offering. We will use our website as an online portal and information management tool in connection with the Offering. The final Offering Circular (or PQA) and the specific form of LRO Agreements corresponding to each series of LROs being offered hereby will be furnished to prospective investors and will be available for viewing and download through the Groundfloor Platform 24 hours per day, seven days per week as an electronic PDF file via a hyperlink on each Project Summary. Before committing to purchase LROs, each investor will consent to receive the final Offering Circular (or PQA), in addition to other Disclosures, electronically.

We will commence the offering of each series of LROs promptly after the date this Offering Circular is qualified by posting each Project Summary as a separate landing page on the Groundfloor Platform. The offering of each series of LROs covered by this Offering Circular will remain open until the earlier of (i) 30 days, unless extended, or (ii) the date the Offering of a particular series of LROs is fully subscribed with irrevocable funding commitments; however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors), up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on the Groundfloor Platform.

A commitment to purchase LROs becomes irrevocable following expiration of the Withdrawal Period. Commitments to purchase LROs made after expiration of the Withdrawal Period, if any, are irrevocable when authorized and may not be withdrawn. Unless previously advanced, the closing and funding of the Loan will occur on the original issue date of the LROs. If the offering of a series of LROs is withdrawn or abandoned before the end of the Offering Period, we will notify investors and promptly release committed funds and make them available in their funding accounts.

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In order to subscribe to purchase the LROs, a prospective investor must electronically sign and deliver the Investor Agreement, including the Terms and Conditions, agree to the Terms of Service, and the Privacy Policy, and electronically sign and deliver the LRO Agreement relating to that particular series of LROs. While the specific form of LRO Agreement corresponding to each series of LROs being offered hereby will be furnished and available as set forth above, at the time a prospective investor makes a non-binding commitment for a particular series of LROs, we will provide (by hyperlink) a PDF copy of the LRO Agreement that is applicable to such investor’s particular investment. This version of the LRO Agreement will reflect the terms of the investor’s proposed investment (including the Purchase Amount and Accrued Return earned thereon); however, the original issue date, final payment date and extended payment date will be reflected as “to be determined,” since those dates are dependent upon the original issue date. Following the issuance of the LROs and without any action on the part of any investor, we will (i) revise the LRO Agreement to identify the actual original issue date, final payment date and extended payment date, (ii) notify investors who purchased the LROs (by email) of such change, and (iii) make available to such investors a copy of the LRO Agreement (as revised) through the Investor Dashboard on the Groundfloor Platform.

We reserve the right to reject any investor’s subscription or commitment in whole or in part for any reason. If the Offering terminates or if any prospective investor’s subscription or commitment is rejected, all funds received from such investors will be released and made available in such investor’s funding account without interest or deduction.

Investors will be notified within two business days (by email and through a notice on the Project Summary) that the Loan has been funded and the LROs have been issued. The email notice will include confirmation of the original issue date, final payment date, and extended payment date for such series of LROs (as well as information on how to access the final version of the LRO Agreement through the Groundfloor Platform), an active hyperlink to the URL where the final Offering Statement (which includes the final Offering Circular) may be obtained via EDGAR, and the contact information where a request for a copy of the final Offering Circular can be sent.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we may use additional advertising, sales and other promotional materials in connection with the Groundfloor Platform. These materials may include public advertisements and audio-visual materials, in each case only as authorized by us. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the LROs, these materials will not give a complete understanding of this Offering, the Company or the LROs and are not to be considered part of this Offering Circular. All written offers will include an active hyperlink to a PDF copy of the final Offering Circular. This Offering is made only by means of this Offering Circular, and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the LROs.

USE OF PROCEEDS

We will use the proceeds of each offering of a series of LROs to fund the Loan to a Borrower that we are originating directly. From time to time we, or a subsidiary, may advance loans prior to the qualification or sale of corresponding series of LROs. We may use money from a credit facility or our own capital to fund these advances. If we subsequently qualify and fully subscribe a series of LROs that corresponds to an advanced loan, a portion of the LRO proceeds will be used to repay the advanced amount.

The table below lists the Projects covered by this Offering Circular for which we are offering separate series of LROs. Each series of LRO is denominated by the corresponding Project’s name.

Series of LRO/Project	Aggregate Purchase Amount/Loan Principal
1540 Melrose Drive SW, Atlanta, GA 30310	$96,400
304 S. Maryland Pkwy., Las Vegas, NV 89101	$180,000
21730 Meadow Lane, Beverly Hills, MI 48025	$351,000
Total	$627,400

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Groundfloor Finance (or its agents) will administer, service, collect and enforce each Loan. Upon completion of the offering of a particular series of LROs by GRE 1, the Loan Proceeds of the corresponding Loan not advanced to Borrowers remain in the GRE 1 Borrower FBO Account until disbursed pursuant to the terms of the underlying Loan Agreement. We do not earn interest on the amounts held in the GRE 1 Borrower FBO accounts that are not distributed to Borrowers. We typically disburse amounts to the Borrower from time to time as Draws in accordance with the budget and/or Draw schedule outlined in the underlying Loan Agreement.

Other than any fees and expenses owed to us by the Borrower at closing (to the extent such fees and expenses have been included in the Loan Principal), we will not use the proceeds of the offering of a series of LROs for any purpose other than to fund the corresponding Loan (including fees capitalized into the Loan and retained by us as described in “Description of the Business of GRE 1 and of Groundfloor Finance—Fees and Related Expenses” above), unless the Loan was subject to an advance as outlined above.

FEDERAL TAX ASPECTS

The following discussion sets forth the material U.S. federal income tax considerations generally applicable to purchasers of the LROs. This discussion is based on the Internal Revenue Code, Treasury regulations promulgated thereunder (“Treasury Regulations”), administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis and could affect the U.S. federal income tax consequences described below.

This discussion does not address all of the U.S. federal income tax considerations that may be relevant to a particular LRO holder’s circumstances and does not discuss any aspect of U.S. federal tax law other than income taxation or any state, local or non-U.S. tax consequences of the purchase, ownership and disposition of the LROs. This discussion applies only to investors who hold the LROs as capital assets within the meaning of the Internal Revenue Code (generally, property held for investment). This discussion does not address U.S. federal income tax considerations applicable to LRO holders that may be subject to special tax rules, such as:

•	securities dealers or brokers, or traders in securities electing mark-to-market treatment;

•	banks, thrifts or other financial institutions;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	tax-exempt organizations;

•	persons holding LROs as part of a “straddle,” “hedge,” “synthetic security” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;

•	partnerships or other pass-through entities;

•	persons subject to the alternative minimum tax;

•	certain former citizens or residents of the United States;

•	non-U.S. Holders (as defined below); and

•	“U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar.

As used herein, a “U.S. Holder” is a beneficial owner of LROs that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (a) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Internal Revenue Code) are authorized to control all substantial decisions of the trust or (b) it has a valid election in place to be treated as a U.S. person. A “Non-U.S. Holder” is any beneficial owner of a LRO that, for U.S. federal income tax purposes, is not a U.S. Holder and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

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If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds LROs, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding LROs, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the LROs by the partnership.

THIS DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE LROS IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. ACCORDINGLY, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE LROS BASED ON THEIR PARTICULAR CIRCUMSTANCES.

Taxation of the LROs in General

There are no statutory provisions, regulations, published rulings, or judicial decisions that directly address the characterization of the LROs or instruments similar to the LROs for U.S. federal income tax purposes. However, although the matter is not free from doubt, we intend to treat the LROs as our debt instruments that have original issue discount (“OID”) for U.S. federal income tax purposes. Where required, we intend to file information returns with the IRS in accordance with such treatment unless there is a change or clarification in the law, by regulation or otherwise, that would require a different characterization of the LROs.

You should be aware, however, that the IRS is not bound by our characterization of the LROs, and the IRS or a court may take a different position with respect to the LROs’ proper characterization. For example, the IRS could determine that, in substance, each LRO holder owns a proportionate interest in the corresponding Loan for U.S. federal income tax purposes or, for example, the IRS could instead treat the LROs as a different financial instrument (including an equity interest or a derivative financial instrument). Any different characterization could significantly affect the amount, timing, and character of income, gain or loss recognized in respect of a LRO. For example, if the LROs are treated as our equity, (i) we would be subject to U.S. federal income tax on income, including interest, accrued on the corresponding Loan but would not be entitled to deduct interest or OID on the LROs, and (ii) payments on the LROs would be treated by the holder for U.S. federal income tax purposes as dividends (that may be ineligible for reduced rates of U.S. federal income taxation or the dividends-received deduction) to the extent of our earnings and profits as computed for U.S. federal income tax purposes.

A different characterization may significantly reduce the amount available to pay on the LROs. You are strongly advised to consult your own tax advisor regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership, and disposition of the LROs (including any possible differing treatments of the LROs).

The following discussion assumes that the LROs will be treated as our debt instruments that have OID for U.S. federal income tax purposes. Unless otherwise specified, the following discussion assumes that the LROs will not be subject to the rules governing contingent payment debt instruments.

Taxation of Payments on the LROs

Unless you are holding the LROs in a tax deferred account, such as an IRA, you will generally be required to accrue OID income as ordinary interest income for U.S. federal income tax purposes, regardless of your regular method of tax accounting. If you hold a LRO with a final payment date that is more than one year after original issue date of the LRO, you will be required to accrue OID income as ordinary interest income under a “constant yield method.” Under this treatment, if a payment on a LRO is not made in accordance with the payment schedule in respect of the corresponding Loan (for example, because of a late payment on the corresponding Loan), you will be required to include an amount of OID in taxable income as interest even if you have not received the actual payment from the corresponding Loan.

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The Treasury Regulations governing OID provide special rules for determining the amount and accrual of OID for debt instruments that provide for one or more alternative payment schedules applicable upon the occurrence of contingencies. If the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and, based on all the facts and circumstances as of the issue date, a single payment schedule for a debt instrument, including the stated payment schedule, is significantly more likely than not to occur, the amount and accrual of OID is determined based on that payment schedule. In addition, under the applicable Treasury Regulations, remote and/or incidental contingencies may generally be ignored. A contingency relating to the amount of a payment is incidental if, under all reasonably expected market conditions, the potential amount of the payment is insignificant relative to the total expected amount of the remaining payments on the debt instrument. A contingency relating to the timing of a payment is incidental if, under all reasonably expected market conditions, the potential difference in the timing of the payment is insignificant.

The LROs provide for one or more alternative payment schedules because we are obligated to make payments on a LRO only to the extent that we receive payments on the corresponding Loan. The payment schedule for each LRO provides for payments of principal and interest on the LRO in accordance with the payment schedule for the corresponding Loan. In addition to scheduled payments, we will prepay a LRO to the extent that a Borrower prepays the Loan corresponding to the LRO, and we will pay late fees (if any) collected on a corresponding Loan to the holders of the corresponding LRO. Notwithstanding such contingencies, we intend to use the payment schedule of a LRO to determine the amount and accrual of OID on the LRO because we believe that a LRO is significantly more likely than not to be paid in accordance with such payment schedule and/or the likelihood of nonpayment, prepayment or late payment on the Loan corresponding to such LRO will be remote or incidental. If in the future we determine that the previous sentence does not apply to a LRO, we anticipate that we will be required to determine the amount and accrual of OID for such LRO pursuant to the rules applicable to contingent payment debt instruments, which are described below, and we shall so notify you.

OID on a LRO will equal the excess of the LRO’s “stated redemption price at maturity” over its “issue price.” The stated redemption price at maturity of a LRO includes all payments of the Purchase Amount and Accrued Return earned on the LRO under the payment schedule of the LRO. The issue price of a LRO will generally equal the Purchase Amount of a LRO.

The amount of OID includible in income for a taxable year is the sum of the “daily portions” of OID with respect to the LRO for each day during the taxable year in which the holder held the LRO. The daily portion of OID is determined by allocating to each day of any accrual period within a taxable year a pro rata portion of an amount equal to the product of such LRO’s adjusted issue price at the beginning of the accrual period and its yield to maturity (properly adjusted for the length of the period). We intend to use 30-day accrual periods. The adjusted issue price of a LRO at the beginning of any accrual period should be its issue price, increased by the aggregate amount of OID previously accrued with respect to the LRO and decreased by any payments of Purchase Amount and Accrued Return previously made on the LRO. A LRO’s yield to maturity should be the discount rate that, when used to compute the present value of all payments of the Purchase Amount and Accrued Return to be made on the LRO under the payment schedule of the LRO, produces an amount equal to the issue price of such LRO.

Cash payments of the Purchase Amount and Accrued Return under the payment schedule on the LROs will not be separately included in income, but rather will be treated first as payments of previously accrued but unpaid OID and then as payments of Purchase Amount.

Sale, Retirement or Other Taxable Disposition of LROs

Upon the sale, retirement or other taxable disposition of a LRO, you generally will recognize gain or loss equal to the difference, if any, between the amount realized upon the sale, retirement or other taxable disposition and your adjusted tax basis in the LRO. In general, your adjusted tax basis in the LRO will equal your cost for the LRO, increased by any OID and market discount previously included in gross income by you, as discussed below, and reduced by any payments previously received by you in respect of the LRO.

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Except as discussed below with respect to a LRO subject to rules governing market discount or contingent payment debt instruments, your gain or loss on the taxable disposition of the LRO generally will be long-term capital gain or loss if the LRO has been held for more than one year and short term otherwise. The deductibility of capital losses is subject to limitations.

Prepayments

If we prepay a LRO in full, the LRO will be treated as retired, and, as described above, you will generally have gain or loss equal to the difference, if any, between the amounts realized upon the retirement and your adjusted tax basis in the LRO. If we prepay a LRO in part, a portion of the LRO will be treated as retired. Generally, for purposes of determining (i) your gain or loss attributable to the portion of the LRO retired and (ii) your OID accruals on the portion of the LRO remaining outstanding, the adjusted issue price, your adjusted tax basis, and the accrued but unpaid OID of the LRO, determined immediately before the prepayment, will be allocated between the two portions of the LRO based on the portion of the LRO that is treated as retired. The yield to maturity of a LRO is not affected by a partial prepayment.

Late Payments

As discussed above, an amount equal to any late charges collected on the Loan corresponding to your LRO will generally be paid to you. In such case, any amounts equal to late charges paid to you should be taxable as ordinary income at the time such amounts are paid or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Nonpayment of Loan Corresponding to LRO – Automatic Extension

In the event that we do not make scheduled payments on a LRO as a result of nonpayment by the Borrower on the corresponding Loan, you must continue to accrue and include OID on a LRO in taxable income until the termination of the LROs. Solely for purposes of the OID rules, the LRO may be treated as retired and reissued on the scheduled payment date for an amount equal to the LRO’s adjusted issue price on that date. As a result of such reissuance, the amount and accrual of OID on the LRO may change. At the time of the deemed reissuance, due to nonpayment by the Borrower, we may not be able to conclude that it is significantly more likely than not that the LRO will be paid in accordance with one payment schedule and/or that the likelihood of future nonpayment, prepayment, or late payment by the Borrower on the Loan corresponding to such LRO will be remote or incidental. Accordingly, the LRO may become subject to the contingent payment debt instrument rules (which are discussed in more detail below). In addition, in the event that the term of a LRO is extended past the corresponding Loan’s original maturity date because amounts remain due and payable by the Borrower on the Loan corresponding to the LRO, the LRO likely will be treated as reissued and become subject to the contingent payment debt instrument rules. If we determine that a LRO is subject to the contingent payment debt instrument rules as a result of such a reissuance, we will notify you and provide the projected payment schedule and comparable yield.

If collection on a LRO becomes doubtful, you may be able to stop accruing OID on the LRO. Under current IRS guidance, it is not clear whether you may stop accruing OID if scheduled payments on a LRO are not made. You should consult your own tax advisor regarding the accrual and inclusion of OID in income when collection on a LRO becomes doubtful.

Losses as a Result of Worthlessness

In the event that a LRO becomes wholly worthless, if you are an individual and you did not acquire the LRO as part of your trade or business, you should generally be entitled to deduct your loss on the LRO as a short-term capital loss in the taxable year the LRO becomes wholly worthless. The portion of your loss attributable to accrued but unpaid OID may be deductible as an ordinary loss, although such treatment is not entirely free from doubt. Under Section 166 of the Code, if you are a corporation, or if you are an individual and you acquired your LRO as part of a trade or business, you should generally be entitled to deduct any loss sustained during the taxable year on account of a LRO becoming wholly or partially worthless as an ordinary loss. You should consult your own tax advisor regarding the character and timing of losses attributable to LROs that become worthless in whole or in part.

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Potential Characterization as Contingent Payment Debt Instruments

Although we believe our intended treatment of a LRO as our debt instrument that is not subject to the contingent payment debt instrument rules is reasonable, our position is not binding on the IRS or the courts, and we cannot predict what the IRS or a court would ultimately decide with respect to the proper U.S. federal income tax treatment of the LROs. Accordingly, there exists a risk that the IRS or a court could determine that the LROs are “contingent payment debt instruments” because payments on the LROs are linked to performance on the corresponding Loan. If the LROs are characterized as contingent payment debt instruments, or, in the future, if we conclude that a LRO is subject to the contingent payment debt instrument rules, the LROs would be subject to special rules applicable to contingent payment debt instruments. If these rules were to apply, you would generally be required to accrue interest income under the noncontingent bond method. Under this method, interest would be taken into account whether or not the amount of any payment was fixed or determinable in the taxable year. The amount of interest that would be taken into account would generally be determined based on a hypothetical noncontingent bond, which is based on a “comparable yield” (generally, a hypothetical yield to be applied to determine interest accruals with respect to the LRO, and which can be no less than the applicable federal rate) and a “projected payment schedule” (generally, a series of projected payments, the amount and timing of which would produce a yield to maturity on that LRO equal to the comparable yield). Based on the comparable yield and the projected payment schedule, you will generally be required to accrue as OID the sum of the daily portions of interest for each day in the taxable year that you held the LRO, adjusted to reflect the difference, if any, between the actual and projected amount of any contingent payments on the LRO. The daily portions of interest are determined by allocating to each day in an accrual period the ratable portion of interest that accrues in such accrual period. The amount of interest you may accrue under this method could be higher or lower than the stated interest rate on the Loan corresponding to your LROs. In addition, any gain recognized on the sale, exchange or retirement of your LRO will generally be treated as ordinary interest income, and any loss will be treated as ordinary loss to the extent of prior OID inclusions, and then as capital loss thereafter.

Short-Term LRO

The following discussion applies to LROs in which the LRO’s final payment date is one year or less from the LRO’s date of issue (“Short-Term LROs”). There are special rules that address the U.S. federal income taxation of Short-Term LROs of which you should be aware. These rules are not entirely clear in all situations. Accordingly, you are strongly advised to consult your own tax advisor with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of Short-Term LROs.

In general, the Treasury Regulations provide that, in the case of a debt instrument with a maturity of one year or less, no payments of interest are considered qualified stated interest. This means that a Short-Term LRO is treated as having OID equal to the excess of the total payments on the obligation over its issue price. In general, if you are a cash method taxpayer, you should not be required to recognize interest income until actual or constructive receipt of payment, unless you elect to accrue OID in income on a current basis under either a straight-line or a constant yield method. If you do not elect to currently include accrued OID in income, you will not be allowed to deduct any of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry the LRO (in an amount not exceeding the deferred income), and instead you will be required to defer deductions for such interest until the deferred income is realized upon the termination of the LRO or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you elect to include accrued OID in income on a current basis, the limitation on the deductibility of interest will not apply. Upon disposition of a Short-Term LRO, you will be required to characterize some or all of the gain realized on a sale, exchange or retirement of the LRO as ordinary income. The amount characterized as ordinary income upon such disposition will generally equal an amount of OID that would have accrued under a straight-line basis or, if you so elect, an amount of OID that would have accrued under a constant yield method. If you are an accrual method taxpayer, you will generally be required to accrue OID in income on a current basis on either a straight-line basis or, at your election, under the constant yield method based on daily compounding. In addition, while there are special rules that address the U.S. federal income taxation of notes that have a maturity of more than one year and that provide for one or more contingent payments, those rules generally do not apply to short-term obligations. Accordingly, the U.S. federal income taxation of short-term obligations that provide for contingent payments is not entirely clear. You should consult your own tax advisor regarding the U.S. federal income tax consequences if Short-Term LROs are considered short-term obligations that provide for U.S. contingent payments.

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Backup Withholding and Reporting

We will be required to report information to the IRS on certain payments on a LRO (including interest and discount) and on proceeds of the sale of a LRO if you are not an exempt recipient (such as a corporation). In addition, backup withholding (currently at a 28% rate) may apply to payments made to you if (i) you do not furnish or you have failed to provide your correct taxpayer identification number, (ii) we have been instructed by the IRS to backup withhold because of under-reporting (generally meaning that the IRS has determined and notified you that you have failed to report any reportable dividend and interest payments required to be shown on a tax return for a taxable year), or (iii) in certain circumstances, you have failed to comply with applicable certification requirements or otherwise establish an exemption from backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided that the required information is furnished to the IRS on a timely basis. You should consult your tax advisor regarding the application of information reporting and backup withholding rules in your particular situation, the availability of an exemption, and the procedure for obtaining such an exemption, if applicable.

LEGAL MATTERS

The validity of the LROs offered hereby will be passed upon for us by Robbins Ross Alloy Belinfante Littlefield LLC.

EXPERTS

No experts were employed on a contingent basis or otherwise, nor have they any material interest in the issuer or any of its affiliated companies, their members or their agents.

TRANSFER AGENT

We will serve as our own transfer agent and registrar.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We undertake to make available to every investor, during the course of this Offering, the opportunity to ask questions of and receive answers from us concerning the terms and conditions of this Offering and to obtain any appropriate additional information: (i) necessary to verify the accuracy of the information contained in this Offering Circular, or (ii) for any other purpose relevant to a prospective investment in us.

We will also provide to each investor, upon request, copies of the following documents:

(1)	Copies of all of our material contracts; and

(2)	An opinion of counsel to us as to the legality of the LROs, indicating that they will, when sold, be valid and binding obligations of the Company.

All communications or inquiries relating to these materials or other questions regarding us or the Offering should be directed to us by telephone at (678) 701-1194 or by email to contact@groundfloor.com.

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INDEX TO FINANCIAL STATEMENTS

Groundfloor Real Estate 1, LLC Audited Financial Statements for Period Ended December 31, 2016	F-2

F-1

GROUNDFLOOR REAL ESTATE 1, LLC

Financial Statements

December 31, 2016

F-2

GROUNDFLOOR REAL ESTATE 1, LLC

Table of Contents

December 31, 2016

F-3

certified public accountants

Independent Auditors’ Report

Hughes Pittman & Gupton, LLP 1500 Sunday Drive, Suite 300 Raleigh, North Carolina 27607 919.232.5900 919.232.5901 fax www.hpg.com

The Member

Groundfloor Real Estate 1, LLC

Atlanta, Georgia

We have audited the accompanying financial statements of Groundfloor Real Estate 1, LLC (the “Company”), which comprise the balance sheet as of December 31, 2016, and the related statements of operations, member’s deficit, and cash flows for the period from December 16, 2016 (Inception) through December 31, 2016, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

F-4

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Groundfloor Real Estate 1, LLC as of December 31, 2016, and the results of its operations and its cash flows for the period from December 16, 2016 (Inception) through December 31, 2016, in accordance with accounting principles generally accepted in the United States of America.

Uncertainty Regarding Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses and cash outflows from operations since its inception. Those conditions raise substantial doubt about its ability to continue as a going concern as of December 31, 2016. Management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Raleigh, North Carolina
January 18, 2017

F-5

GROUNDFLOOR REAL ESTATE 1, LLC

Balance Sheet

December 31, 2016

Assets

Current assets:
Cash	$-

Total current assets	$-

Liabilities

Current liabilities:
Accounts payable	$700
Related party payable	350

Total current liabilities	1,050

Member’s deficit	(1,050)

Total liabilities and member’s deficit	$-

See accompanying notes to financial statements

F-6

GROUNDFLOOR REAL ESTATE 1, LLC

Statement of Operations

For the Period From December 16, 2016 (Inception) Through December 31, 2016

Operating expenses:
General and administrative	$1,050

Loss from operations	(1,050)

Net loss	$(1,050)

See accompanying notes to financial statements

F-7

GROUNDFLOOR REAL ESTATE 1, LLC

Statement of Member’s Deficit

For the Period From December 16, 2016 (Inception) Through December 31, 2016

		Member’s
	Member’s	Contribution	Net	Total Member’s
	Contribution	Receivable	Loss	Deficit

Balance as of December 16, 2016 (inception)	$-	$-	$-	$-
Member contributions	100	(100)	-	-
Net loss	-	-	(1,050)	(1,050)

Member's deficit as of December 31, 2016	$100	$(100)	$(1,050)	$(1,050)

See accompanying notes to financial statements

F-8

GROUNDFLOOR REAL ESTATE 1, LLC

Statement of Cash Flows

For the Period From December 16, 2016 (Inception) Through December 31, 2016

Cash flows from operating activities

Net loss	$(1,050)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable	700
Related party payable	350

Net cash used in operating activities	-

Net increase in cash	-

Cash as of beginning of the period	-

Cash as of end of the period	$-

Supplemental disclosure of noncash financing activities

Issuance of membership interest through member’s contribution receivable	$100

See accompanying notes to financial statements

F-9

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Financial Statements

December 31, 2016

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our financial statements include Groundfloor Real Estate 1, LLC (the “Company”), a Georgia limited liability company formed on December 16, 2016. It is a wholly-owned subsidiary of Groundfloor Finance Inc. (“Groundfloor”), a Georgia corporation.

Description of Business

Groundfloor has developed an online investment platform designed to crowdsource financing for real estate development projects, which the Company utilizes to provide investment opportunities to investors. With this online investment platform, investors are able to choose between multiple real estate development investment opportunities, and developers of the projects are able to obtain financing. The Company’s financing model replaces traditional sources of financing for real estate projects with the aggregation of capital from small investors using the internet. The Company believes this method of financing real estate has many advantages including reduced project origination and financing costs, lower interest rates for real estate development financing, and attractive returns for investors. The Company will identify which loans it seeks to originate, and will sell limited recourse obligations (“LROs”) which correspond to those loans. The Company’s primary business is the sale of LROs and the origination of loans which correspond to those LROs, as well as the servicing of said loans.

Basis of Accounting and Liquidity

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.

Operations since inception have consisted primarily of organizing the Company. The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern. The Company has not earned any revenue since its inception. The ultimate success of the Company is dependent on management’s ability to develop and market its products and services at levels sufficient to generate operating revenues in excess of expenses. Management evaluated the condition of the Company and has determined that until such sales levels can be achieved, management will need to secure additional capital to continue to fund product development and sales and marketing.

Management intends to fund operations by capital obtained from Groundfloor. However, there are no assurances that the Company can be successful in obtaining the additional capital or such financing will be on terms favorable or acceptable to the Company or Groundfloor.

F-10

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Financial Statements

December 31, 2016

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The financial statements do not include any adjustments that might result from the outcome of uncertainties described in the financial statements. In addition, the financial statements do not include any adjustments relating to the recoverability and classification of assets nor the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturity of three months or less to be cash equivalents. The Company had no cash or cash equivalents as of December 31, 2016. From time to time, the Company could maintain cash deposits in excess of federally insured limits. The Company believes credit risk related to its cash and cash equivalents to be minimal.

Member’s Deficit

Groundfloor (“Member”) is the sole member of the Company. In accordance with the Company’s Operating Agreement, Groundfloor is obligated to contribute cash of $100 to the Company but has no further obligations to make any further capital contributions to the Company. The Company has recorded this contribution as member’s contribution receivable as of December 31, 2016.

The business of the Company shall be managed by a manager who shall be appointed from time to time by the Member. The initial manager of the Company is Groundfloor. Liability to the Company by the manager is limited to those items provided for in the Georgia Limited Liability Company Act.

F-11

GROUNDFLOOR REAL ESTATE 1, LLC

Notes to Financial Statements

December 31, 2016

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (concluded)

Income Taxes

Under current United States (“U.S.”) income tax laws, the taxable income or loss of a limited liability company is reported in the income tax returns of the members. Accordingly, no provision for U.S. federal or state income taxes is reflected in the accompanying financial statements.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities based on technical merits of the position. The tax benefits recognized in financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

Related Party Transactions

The Company intends to finance its operations through funds received from Groundfloor. During the period from December 16, 2016 (Inception) through December 31, 2016, Groundfloor paid $350 to register the Company with the State of Georgia, which was recorded as general and administrative expenses in the Company’s statement of operations.

NOTE 2: SUBSEQUENT EVENTS

Subsequent events were evaluated through January 18, 2017, the date the financial statements were available to be issued.

F-12

PROJECT SUMMARIES

PROJECT SUMMARY | 1540 MELROSE DRIVE SOUTHWEST, ATLANTA, GA 30310 C BORROWER Dillard Home Network & Associates Stephanie Boddie - principal Rate Projected Term Loan to ARV Loan Amount Investors 11% 12 months 64.3% $96,400 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $96,400 Balloon payment - principal and interest returned on repayment / due at maturity. INVEST NOW FINANCIAL OVERVIEW After Repair Value (ARV) $150,000 Total Project Costs $112,000 $38,000 GROUNDFLOOR $96,400 $15,600 0% Skin-in-the- Game First Lien Loan Cushion Purchase Price $59,000 Purchase Date TBD Loan To ARV 64.3% Loan To Total Project Cost 86.1% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 3 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $150,000 Certified Independent Appraisal Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION 1540 MELROSE DRIVE SOUTHWEST, ATLANTA, GA 30310 INVEST NOW Address: The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. The Borrower has not undertaken any project in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a 'spread' on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to the Offering Circular dated January 24, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. UNLESS NOTED WITH A ⋆ , INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. BORROWER SUMMARY DILLARD HOME NETWORK & ASSOCIATES FINANCIAL DATA Reporting date: 12/31/16 PROJECTS / REVENUE Reporting period: 2016 DATE OF FORMATION ⋆ 12/15/2015 Value of Properties $0 Total Debt $0 Completed Projects 0 Revenue $0 Unsold Inventory 0 Aged Inventory 0 Gross Margin% N/A PRINCIPAL STEPHANIE BODDIE GROUNDFLOOR HISTORY ⋆ HISTORICAL AVERAGES Reporting period: three years ending 2016 FOCUS Fix & Flip Loans Funded 0 Loans Repaid 0 Completed Projects Per Year 3 Average Project Revenue $165K On Time Repayment N/A Average Project Time 4 months Average Total Project Costs $100K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PS-1

PROJECT SUMMARY | 304 SOUTH MARYLAND PARKWAY, LAS VEGAS, NV 89101 C BORROWER Main Street Investments Paul Murad - principal Rate Projected Term Loan to ARV Loan Amount Investors 10.5% 9 months 69.2% $180,000 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $180,000 Balloon payment - principal and interest returned on repayment / due at maturity. INVEST NOW FINANCIAL OVERVIEW After Repair Value (ARV) $260,000 Total Project Costs $201,000 $59,000 GROUNDFLOOR $180,000 $21,000 0% Skin-in-the- Game First Lien Loan Cushion Purchase Price $145,000 Purchase Date TBD Loan To ARV 69.2% Loan To Total Project Cost 89.6% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $260,000 Certified Independent Appraisal Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION 304 SOUTH MARYLAND PARKWAY, LAS VEGAS, NV 89101 INVEST NOW Address: The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan. PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. The Borrower has not undertaken any project in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a 'spread' on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to the Offering Circular dated January 24 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. UNLESS NOTED WITH A ⋆ , INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. BORROWER SUMMARY MAIN STREET INVESTMENTS FINANCIAL DATA Reporting date: 12/31/16 PROJECTS / REVENUE Reporting period: 2016 DATE OF FORMATION ⋆ 03/12/2013 Value of Properties $0 Total Debt $0 Completed Projects 0 Revenue $0 Unsold Inventory 0 Aged Inventory 0 Gross Margin% N/A PRINCIPAL Paul Murad GROUNDFLOOR HISTORY ⋆ HISTORICAL AVERAGES Reporting period: three years ending 2016 FOCUS Buy & Hold Loans Funded 0 Loans Repaid 0 Completed Projects Per Year 12 Average Project Revenue $315K On Time Repayment N/A Average Project Time 4 months Average Total Project Costs $205K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PS-2

PROJECT SUMMARY | 21730 MEADOW LANE, BEVERLY HILLS, MI 48025 BORROWER J & G Real Estate Partners, LLC Gideon Pfeffer - principal Rate Projected Term Loan to ARV Loan Amount Investors 10.5% 9 months 68.2% $351,000 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $351,000 Balloon payment - principal and interest returned on repayment / due at maturity. INVEST NOW FINANCIAL OVERVIEW After Repair Value (ARV) $515,000 Total Project Costs $390,000 $125,000 GROUNDFLOOR $351,000 $39,000 0% Skin-in-the- Game First Lien Loan Cushion Purchase Price $325,000 Purchase Date TBD Loan To ARV 68.2% Loan To Total Project Cost 90.0% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $515,000 Certified Independent Appraisal Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION 21730 MEADOW LANE, BEVERLY HILLS, MI 48025 INVEST NOW Address: The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. The Borrower has not undertaken any projects in the past year. As such, the Borrower's average revenue, costs, and margins cannot be calculated. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a 'spread' on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to the Offering Circular dated January 24, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. UNLESS NOTED WITH A ⋆ , INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. BORROWER SUMMARY J & G REAL ESTATE PARTNERS, LLC FINANCIAL DATA Reporting date: 12/31/16 PROJECTS / REVENUE Reporting period: 2016 DATE OF FORMATION ⋆ 10/16/2015 Value of Properties $0 Total Debt $0 Completed Projects 0 Revenue $0 Unsold Inventory 0 Aged Inventory 0 Gross Margin% N/A PRINCIPAL Gideon Pfeffer GROUNDFLOOR HISTORY ⋆ HISTORICAL AVERAGES Reporting period: three years ending 2016 FOCUS Fix & Flip Loans Funded 0 Loans Repaid 0 Completed Projects Per Year 3 Average Project Revenue $133K On Time Repayment N/A Average Project Time 4 months Average Total Project Costs $100K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE. C

PS-3

FORM OF GRE 1 LRO AGREEMENT

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS LIMITED RECOURSE OBLIGATION IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT BECAUSE PAYMENTS ON THE SECURITY ARE DEPENDENT ON PAYMENTS ON THE CORRESPONDING LOAN BY THE DEVELOPER OF THE CORRESPONDING PROJECT. THE ISSUE PRICE OF THIS LIMITED RECOURSE OBLIGATION IS THE STATED PRINCIPAL AMOUNT, AND THE ISSUE DATE IS THE ORIGINAL ISSUE DATE, EACH AS IDENTIFIED BELOW. UPON REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO THE HOLDER THE AMOUNT OF OID AND YIELD TO MATURITY OF THIS LIMITED RECOURSE OBLIGATION. A HOLDER SHOULD CONTACT GROUNDFLOOR LENDER SUPPORT AT (404) 850-9223 OR support@groundfloor.com.

YOU SHOULD MAKE YOUR OWN DECISION WHETHER THE LIMITED RECOURSE OBLIGATION MEETS YOUR INVESTMENT OBJECTIVES AND RISK TOLERANCE LEVEL. NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED OR RECOMMENDED THE OFFERING OF THE LIMITED RECOURSE OBLIGATION.

THE COMPANY DOES NOT GUARANTEE PAYMENT OF THE LIMITED RECOURSE OBLIGATIONS IN THE AMOUNT OR ON THE TIME FRAME EXPECTED. LIMITED RECOURSE OBLIGATIONS ARE NOT OBLIGATIONS OF THE BORROWERS OR THEIR PRINCIPALS, AND THE COMPANY DOES NOT GUARANTEE PAYMENT ON THE CORRESPONDING LOANS. THE COMPANY HAS THE AUTHORITY TO MODIFY THE TERMS OF THE CORRESPONDING LOANS WHICH COULD, IN CERTAIN CIRCUMSTANCES, REDUCE (OR ELIMINATE) THE EXPECTED RETURN ON YOUR INVESTMENT.

LIMITED RECOURSE OBLIGATIONS ARE SPECULATIVE SECURITIES. INVESTMENT IN THE LIMITED RECOURSE OBLIGATION INVOLVES SIGNIFICANT RISK AND YOU MAY BE REQUIRED TO HOLD YOUR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. YOU SHOULD PURCHASE THE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

ANY TRANSFER, PLEDGE OR OTHER USE OF THE LIMITED RECOURSE OBLIGATION FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL UNLESS THE TRANSFEREE IS REGISTERED AS AN INVESTOR ON GROUNDFLOOR FINANCE INC.’S INVESTMENT PLATFORM AND SUCH TRANSFEREE AGREES TO THE TERMS OF THE INVESTOR AGREEMENT AND THIS AGREEMENT.

LIMITED RECOURSE OBLIGATION AGREEMENT OF GROUNDFLOOR REAL ESTATE 1, LLC

SERIES: ____________

Limited Recourse Obligation (“LRO”) No.: ____	Holder: ____________________
Purchase Amount of the LRO: U.S. $_____	Expected Rate of Return of the LRO: __%[1] per annum
Date of Offering Circular or PQA: ____________[2]	Original Issue Date: To be determined.[3]
Final Payment Date: To be determined.[4]	Extended Payment Date: To be determined.[5]
Extension of LRO: This LRO will be fully payable on the Final Payment Date subject to conditions described below. In no event will the Company’s obligation to make payments on this LRO be extended beyond the Extended Payment Date.
Corresponding Project: ____________________ Borrower: _______________________________	Aggregate Principal Amount of the Corresponding Loan: U.S. $
Repayment Terms of the Loan: __________[6]	Term of the Loan: __________[7]

1 Insert interest rate stated on corresponding Loan.

2 Insert the date of the final Offering Circular or PQA covering the LROs.

LRO-1

3 Initially reflected as “to be determined” since the date of issuance corresponds to the Original Issue Date. The Company will update this Agreement once the Loan is funded.

4 Initially reflected as “to be determined” since the Final Payment Date corresponds to the maturity date of the corresponding Loan, which is dependent on the Original Issue Date. The Company will update this Agreement once the Loan is funded.

5 Initially reflected as “to be determined” since the Extended Payment Date is the date that is the second anniversary of the Final Payment Date. The Company will update this Agreement once the Loan is funded.

6 Insert the repayment terms (typically balloon payment).

7 Insert the term of the Loan (in months or years)

THIS LIMITED RECOURSE OBLIGATION AGREEMENT, dated as of the Original Issue Date, is between Groundfloor Real Estate 1, LLC, a Georgia limited liability company (the “Company”), and the Holder (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”).

WHEREAS, the Company desires to sell and grant to the Holder, and the Holder desires to purchase and accept from the Company, one of a duly authorized series of unsecured special limited obligations of the Company (each referred to as a “Limited Recourse Obligation,” “LRO,” or “Security”), on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the sufficiency of which the Parties hereby acknowledge by signing electronically below, the Company and the Holder agree as follows:

1.         DEFINITIONS: The following capitalized terms shall have the following meanings when used in this Agreement. All capitalized terms not otherwise defined herein have the meaning set forth in the Investor Agreement.

Accrued Return	The return earned on the Purchase Amount at the Expected Rate of Return from the Original Issue Date through the date the Company’s obligation to make any LRO Payments hereunder terminates.

Agreement	As defined above.

Bankruptcy Law	Title 11, United States Code, or any similar federal or state law for the relief of debtors.

Business Day	Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions are authorized or obligated by law or executive order to close in Atlanta, Georgia or New York, New York.

Company	As defined above.

Company Fees and Expenses	Any fees received by the Company (or its affiliates) in connection with originating and servicing the Loan, and administering the Loan Documents and any reimbursement of Company expenses, including check processing and servicing or administrative fees incurred in connection with facilitating draw payments, upon repayment of the Loan and/or other disbursements of loan proceeds, any fee imposed on the Company or its agent in respect of a Loan when the Company’s payment request is denied for any reason, including, but not limited to, non-sufficient funds in the Borrower’s bank account or the closing of such bank account.

Corresponding Project	The real estate development project, as identified above, that will be financed (in whole or in part) through the Loan.

Borrower	The borrower under the Loan, as identified above, and the sponsor of the Corresponding Project.

LRO-2

Expected Rate of Return	The expected rate of return on the LRO, as indicated above.

Extended Payment Date	The date that corresponds to the second anniversary of the Final Payment Date. The actual Extended Payment Date for this LRO, and those of its series, will be finalized on the Original Issue Date. The Extended Payment Date, as initially identified above, is “to be determined.” Following the issuance of this LRO and without any action on the part of the Holder, the Company will (i) revise this Agreement to reflect the actual Extended Payment Date, (ii) notify (by email) the Holder of such change, and (iii) make available to the Holder a copy of this Agreement (as revised) through the Groundfloor Platform.

Final Payment Date	The date that corresponds to the maturity date of the Loan. The actual Final Payment Date for this LRO, and those of its series, will be finalized on the Original Issue Date. The Final Payment Date, as initially identified above, is “to be determined.” Following the issuance of this LRO and without any action on the part of the Holder, the Company will (i) revise this Agreement to reflect the actual Final Payment Date, (ii) notify (by email) the Holder of such change, and (iii) make available to the Holder a copy of this Agreement (as revised) through the Groundfloor Platform.

Holder	As identified above, together with its successors and permitted assigns.

Investor Agreement	The Investor Agreement between the Company, Groundfloor Finance Inc., a Georgia corporation and the Company’s sole member and manager, and the Holder, as well as the Terms and Conditions referred to therein and the Terms of Service and Privacy Policy referenced therein, each as in effect from time to time.

Loan	The commercial real estate loan (governed by the Loan Documents) made by the Company to the Borrower in the aggregate principal amount set forth above, pursuant to which the Corresponding Project is financed by the Company.

Loan Agreement	The Loan Agreement to be entered into between the Borrower and the Company with respect to the Loan, as amended, supplemented or otherwise modified from time to time.

Loan Documents	As defined in the Loan Agreement, including the Note, the Mortgage Instrument, the Security Documents (each as defined in the Loan Agreement), and any other documents or instruments evidencing or securing the Loan and any other documents entered into in connection with the Loan Agreement to which the Company is a party or for the benefit of the Company in its capacity as such, in each case as amended, supplemented or otherwise modified from time to time.

Loan Payments	All amounts received by the Company as payment of (or application by the Company of any payment to) the Loan, including, without limitation, all payments or prepayments of principal and interest and any Collection Proceeds (as defined in Section 9 below); provided, however, that Loan Payments shall be net of any Company Fees and Expenses, Collection Costs, loan modification fees or other expenses charged to the Borrower by the Company, or fees deducted by a backup or successor servicer (the categorization of all such items to be determined by the Company in a manner consistent with the Loan Agreement).

LRO	As defined above. Also referred to as the “Limited Recourse Obligation” or “Security.”

LRO Payments	As defined in Section 2(a) below, and subject to adjustment as set forth below.

LRO-3

Offering Circular	That certain Offering Circular (as may be amended by post-qualification amendment (or “PQA”) or supplemented from time to time), of the date identified above, relating to the offer and sale of the LROs by the Company.

Original Issue Date	The date of issuance of this LRO. The Original Issue Date, as initially identified above, is “to be determined.” Following the issuance of this LRO and without any action on the part of the Holder, the Company will (i) revise this Agreement to reflect the actual Original Issue Date, (ii) notify (by email) the Holder of such change, and (iii) make available to the Holder a copy of this Agreement (as revised) through the Groundfloor Platform.

Parties	Collectively, the Company and the Holder.

Payment Date	The date upon which any payments are made to the Holder, which shall occur no later than five (5) Business Days after the Company’s receipt (or application) of any Loan Payment.

Person	An individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof or other entity.

Pro Rata Share	Determined by dividing (a) the Purchase Amount of this LRO by (b) the aggregate principal amount of the Loan, each as set forth above.

Purchase Amount	The amount paid by the Holder to purchase the LRO, as indicated above.

Record Date	The second Business Day immediately preceding each Payment Date.

2.         THE LIMITED RECOURSE OBLIGATION.

(a)       Subject to the terms of Section 9 and as provided below in this subsection (a), for value received, the Company hereby promises to pay to the Holder (in U.S. dollars out of any funds at the Company’s disposal and, as discussed below, subject to prepayment at any time without penalty) all (or any unpaid portion) of the Purchase Amount of this LRO and of any Accrued Return earned on this LRO through the Payment Date (collectively, the “LRO Payments”). The parties agree that return will begin to accrue on the Purchase Amount at the Expected Rate of Return beginning on the Original Issue Date and continue through the date the Company’s obligation to make any LRO Payments hereunder terminates. The Parties agree that the Company’s obligation to make LRO Payments hereunder shall be limited, in all circumstances to an amount equal to the Holder’s Pro Rata Share of the amount of Loan Payments actually received by the Company in respect of (or through application by the Company of any payment to) the Loan through the Payment Date. For the avoidance of doubt, the Parties hereby agree that the LROs represent an unsecured special limited obligation of the Company, and (i) subject to Section 9, no LRO Payments thereon shall be payable to the Holder unless the Company has received (or applied) Loan Payments in respect of the Loan, and then shall be payable equally and ratably on each LRO of the series only to the extent of the Holder’s Pro Rata Share thereof, and (ii) no Holder shall have any recourse against the Company unless, and then only to the extent that, an Event of Default (as defined below) has occurred and is continuing.

The parties acknowledge and agree that the Company may, at any time without penalty, prepay all (or any unpaid portion) of the Purchase Amount of this LRO and/or of any Accrued Return earned on this LRO through the time of such prepayment. If, as a result of any prepayment by the Company, all of the Purchase Amount of, and Accrued Return earned on, this LRO through the Payment Date have been paid in full, the Company’s obligation to make any LRO Payments hereunder will automatically terminate and this LRO shall be of no further force or effect. All prepayments shall be made in U.S. dollars, in immediately available funds, by intra-institution book entry transfer or such other transfer mechanism to the Holder’s sub-account in the Groundfloor Investor FBO Account.

LRO-4

(b)       All LRO Payments due to the Holder hereof pursuant to this Agreement shall be paid (i) on each Payment Date that occurs prior to the Final Payment Date or, if the LRO has been extended in accordance with subsection (c) below, until the Extended Payment Date, (ii) to the Person in whose name this LRO is registered at the close of business on the Record Date next preceding the applicable Payment Date and for administrative convenience the Company may (without penalty and without causing any extension of the Company’s payment obligation as contemplated in subsection (c) below or an Event of Default) remit funds to the Holder up to five (5) Business Days after the Final Payment Date, or, as the case may be, the Extended Payment Date and (iii) in U.S. dollars, in immediately available funds, by intra-institution book entry transfer or such other transfer mechanism to the Holder’s sub-account in the Groundfloor Investor FBO Account. Any taxes due and payable on any LRO Payments to be made to the Holder hereunder shall be the Holder’s sole responsibility, and the Holder agrees to reimburse the Company promptly for any such taxes paid by the Company (including any taxes due and payable by the Company on amounts received by it pursuant to this sentence).

All U.S. dollar amounts used in or resulting from the calculation of amounts due in respect of the LRO may be rounded to the nearest cent (with one-half cent being rounded upward).

This LRO is not payable at the option of the Holder.

The LROs shall be in fully registered form only (without coupons or certificates) in denominations of $10 and integral multiples of $10 in excess thereof.

(c)        If, on or within five (5) Business Days of the Final Payment Date, the Purchase Amount of, and Accrued Return earned on, this LRO through the Final Payment Date have been paid in full, the Company’s obligation to make any LRO Payments hereunder will automatically terminate and this LRO shall be of no further force or effect.

If, on or within five (5) Business Days of the Final Payment Date, any Purchase Amount of, or Accrued Return earned on, this LRO through the Final Payment Date remain due and payable, the payment obligation set forth in Section 2(a) above will automatically be extended to the Extended Payment Date. In such case, the Company’s obligation to make any LRO Payments hereunder will automatically terminate (and this LRO shall be of no further force or effect) on the earlier of (i) the date on which any remaining unpaid Purchase Amount of, or Accrued Return earned on, this LRO through the Payment Date are paid in full, (ii) the date on which all available Collection Proceeds have been applied and the Pro Rata Share thereof paid to the Holder as LRO Payments in accordance with Section 9 hereof or (iii) subject to satisfaction of the Company’s obligation to make any remaining LRO Payments with respect to Loan Payments received, on or prior to the Extended Payment Date as set forth in subsection (b) above, the Extended Payment Date.

For the avoidance of doubt, the Parties agree that, irrespective of whether the Purchase Amount of, or Accrued Return earned on, this LRO have been paid in full, after the Extended Payment Date, subject to satisfaction of the Company’s obligation to make any remaining LRO Payments with respect to Loan Payments received on or prior to the Extended Payment Date as set forth in subsection (b) above, the Company shall have no further obligation to make any LRO Payments to the Holder hereof, and any payments that the Company may receive in respect of (or through application by it of any payment to) the Loan thereafter shall not be required to be paid to the Holder of this LRO.

(d)          An “Event of Default” shall be deemed to occur if:

(i)        the Company fails to comply with its payment obligations set forth in Section 2 and such failure continues for a period of sixty (60) days after receipt by the Company of notice from the Holder;

(ii)       the Company fails to comply with any of its agreements in the Investor Agreement or this Agreement (other than those referred to in subsection (i) above and other than a covenant or warranty, the breach of which is elsewhere in this Section specifically dealt with) and such failure continues for sixty (60) days after receipt by the Company of notice from the Holder, provided, however, that, if the Company shall proceed to take curative action which, if begun and prosecuted with due diligence, cannot be completed within a period of sixty (60) days, then such period shall be increased to such extent as shall be necessary to enable the Company diligently to complete such curative action;

(iii)      a court of competent jurisdiction shall enter (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the Company bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the wind up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of sixty (60) consecutive days; or

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(iv)      (A) the Company commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (B) the Company consents to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (C) the Company files a petition or answer or consent seeking reorganization or substantially comparable relief under any applicable federal or state law, or (D) the Company (1) consents to the filing of such petition by, the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property or (2) makes an assignment for the benefit of creditors.

If an Event of Default specified in subsection (i) or subsection (ii) above occurs and is continuing, upon notification to the Company by the Holder, the outstanding and unpaid Purchase Amount (or portion thereof) of this LRO, and all unpaid Accrued Return earned thereon, shall become and be immediately due and payable, subject in each case to the limitations set forth in Section 3 and Section 5, notwithstanding any other provision of this LRO. A default under subsection (i) or subsection (ii) above is not an Event of Default until the Holder notifies the Company of the default and the Company does not cure such default within the time specified in subsection (i) or subsection (ii) above after receipt of such notice. Any such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

If an Event of Default specified in subsection (iii) or subsection (iv) above occurs and is continuing, the outstanding and unpaid Purchase Amount (or portion thereof) of this LRO, and all unpaid Accrued Return earned thereon, shall become and be immediately due and payable without any declaration or other act on the part of the Holder, notwithstanding any other provision of this LRO. The Holder, by notice to the Company may rescind acceleration and its consequences if (x) the rescission would not conflict with any judgment or decree, and (y) all Events of Default specified in subsection (iii) or subsection (iv) have been cured or waived. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto. For avoidance of doubt, there shall be no automatic acceleration of the outstanding and unpaid Purchase Amount (or portion thereof) of the LRO, or any unpaid Accrued Return earned thereon, upon the occurrence of and Event of Default other than an Event of Default specified in subsection (iii) or subsection (iv).

3.        RELATIONSHIP OF THE PARTIES. The Parties hereby agree that (a) the Company (or one of its affiliates) may have advanced funds to originate the Loan prior to the Original Issue Date out of any funds available to it, (b) the Company may sell additional LROs of this series relating to the Loan; (c) the Holder shall be considered the legal and equitable owner of the LRO governed by this Agreement for all purposes; (d) the Holder shall look only to the Company for payment of the Purchase Amount and any Accrued Return earned on this LRO; and (e) the Holder shall have no interest in any property of the Company (or any of its affiliates), the Borrower or any other Person taken as security or guaranty for the Loan or in any property now or hereafter in the possession or control of the Company, which other property may secure the Loan.

The Company (and its agents and affiliates) shall incur no liability by acting upon any notice, consent, certificate or other instrument or writing believed by it to be genuine and signed by or sent by the proper party.

No recourse under or upon any obligation, covenant or agreement contained in this Agreement, or because of any obligations evidenced hereby or thereby, shall be had against any incorporator, or against any past, present or future shareholder, manager, member, officer or director, as such, of the Company (including, without limitation, Groundfloor Finance, Inc. and its affiliates), either directly or through the Company, under any rule of law, statute (other than applicable federal securities laws) or constitutional provision or by the enforcement of any assessment or penalty or otherwise, all such personal liability of every such incorporator, shareholder, manager, member, officer and director, as such, being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issuance of this LRO.

4.        PAYMENT OF THE PRINCIPAL AMOUNT. The Holder hereby irrevocably and unconditionally agrees to pay the Purchase Amount of this LRO, as set forth above, in U.S. dollars in immediately available funds, by intra-institution book entry transfer to the Company from the Holder’s designated sub-account in the Groundfloor Investor FBO Account and through the Holder’s designated sub-account in the GRE 1 Investor FBO Account.

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5.         APPLICATION OF PAYMENTS. The Company shall have sole discretion in applying amounts received by it from, or for the account of, the Borrower, with respect to the Loan, provided that, if amounts recovered or received by the Company are applied to an outstanding Loan Payment prior to the Final Payment Date or (if applicable) the Extended Payment Date, the Company will pay to the Holder the amounts owed pursuant to Section 2.

THE HOLDER ACKNOWLEDGES AND AGREES THAT PAYMENTS TO THE COMPANY UNDER THE LOAN DOCUMENTS ARE SUBJECT TO ALL LIMITATIONS OR RESTRICTIONS SET FORTH THEREIN OR BY WHICH THE COMPANY IS BOUND, AND THE HOLDER AGREES THAT THE COMPANY SHALL HAVE NO LIABILITY TO THE HOLDER AS A RESULT OF ANY SUCH LIMITATIONS OR RESTRICTIONS UNLESS AND UNTIL A LOAN PAYMENT IS ACTUALLY RECEIVED BY THE COMPANY.

6.         REPRESENTATIONS AND WARRANTIES BY THE HOLDER. The Holder represents and warrants to the Company that the Holder is purchasing the LROs for the Holder’s own account and has the power to enter into this Agreement and that the Holder has taken all action necessary to authorize its execution and delivery of this Agreement and the performance of its obligations hereunder. The Holder further represents and warrants that it has received a copy of the Offering Circular with respect to the offering of the LROs, which includes a discussion of the risks associated with an investment in the LROs under the heading “Risk Factors” of the Offering Circular. The Holder acknowledges that the purchase of the LROs involves various risks, including the risks outlined in the Offering Circular, and the Holder represents that it is able to bear any loss associated with an investment in the LROs. The Holder represents and warrants to the Company that the Holder meets any applicable residency or minimum financial suitability requirements applicable to the Offering, as outlined in the Offering Circular, and has abided by any maximum investment limits applicable to the Offering, as set forth in the Offering Circular. The Holder acknowledges the Company’s recommendation that it consult with its own attorneys, accountants and other processional advisors as to the legal, tax, accounting and other consequences of an investment in the LROs. The Holder acknowledges that neither the Company nor any of its affiliates has made any representation regarding the proper characterization of the LROs for purposes of determining the Holder’s authority to invest in the LROs. The Holder further represents and warrants to the Company that the Holder acknowledges that the LROs will not be listed on any securities exchange, that there will be no trading platform for the LROs, that any trading of LROs must be conducted in accordance with federal and applicable state securities laws and that the Holder should be prepared to hold the LROs through maturity.

7.         REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to the Holder that the Company has the power to enter into this Agreement and each Loan Document and that the Company has taken all action necessary to authorize its execution and delivery of this Agreement and each Loan Document and the performance of its obligations hereunder and thereunder.

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, IN THE INVESTOR AGREEMENT OR THE OFFERING CIRCULAR, NEITHER THE COMPANY NOR ANY OTHER PERSON HAS MADE OR MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, EITHER WRITTEN OR ORAL, ON BEHALF OF THE COMPANY WITH RESPECT TO THE SUBJECT MATTER HEREOF.

8.          RELATIONSHIP WITH THE DEVELOPER; NOTICE OF DEFAULT; ADMINISTERING, SERVICING, COLLECTION and ENFORCEMENT. The Company (or its designated agent, which may include Groundfloor Finance, Inc. or any of its affiliates) will handle all transactions under the Loan Documents in the ordinary course of business in accordance with its usual practices.

(a)        The Company (or its agents) shall use commercially reasonable efforts to give the Holder notice of any event of default under the Loan Documents of which the Company has received written notice from the Borrower or of which the Company has actual knowledge and which, in the Company’s judgment, materially affects the ability of the Borrower to make payments thereunder; provided that neither the Company nor any of its shareholders, members, managers, officers, directors, employees, affiliates or agents shall be liable for any failure to give any such notice, and the failure by the Company to give any such notice shall not affect any of the duties and obligations of the Holder hereunder.

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(b)        The Holder shall be the legal and equitable owner of the rights, privileges and remedies applicable to the LRO. The Holder shall have no direct recourse to the Borrower or any other Person (other than the Company as set forth herein). In administering, servicing, collecting and enforcing the Loan, the Company agrees to use commercially reasonable efforts prior to the Extended Payment Date to pursue, either directly or through its representatives, (i) the collection of any amounts owing to the Company under the Loan Documents (to the extent constituting Loan Payments), and (ii) the exercise of the Company’s remedies upon a breach of or default under the Loan Documents or in order to avoid the occurrence thereof, in each case to the extent warranted in the Company’s business judgment and consistent with reasonable commercial standards of fair dealing and in accordance with industry standards customary for loans of the same general type and character as the Loan in order to maximize the amount of LRO Payments to be made hereunder. In no event shall the Company be obligated to pursue (or to continue) any particular action towards collection or enforcement if, in the Company’s business judgment, the reasonable costs and expenses thereof will exceed the aggregate Loan Payments reasonably recoverable or realizable.

(c)        Without limiting the foregoing and subject to the servicing standard set forth in subsection (b) above, the Company (or its designated agent) shall have the right at any time and from time to time, without the Holder’s prior consent, and provided that the Company (or its agent) has reasonably and prudently determined that such action will not be materially adverse to the Holder (i) to give or withhold waivers, consents, modifications, extensions or compromises in connection with the Loan Documents and to amend or modify the Loan Documents, including, while there exists, or in order to avoid the occurrence of, an event of default under the Loan Documents, to change the payment date, reduce the principal amount or the rate of interest, change the time or manner of making loan payments on the Loan or amend any other material term of the Loan; (ii) to take or refrain from taking action in connection with the handling, realizing upon, exercise of remedies or enforcing with respect to the Loan Documents; (iii) to control the prosecution and defense of any action, claim or demand of any kind that shall be asserted against either the Company (or the Holder, or both), directly or indirectly relating to any transaction in respect of any of the Loan Documents; (iv) while an event of default exists under the Loan Documents, to enforce any security interest in the assets pledged to secure the Loan or sell all or any portion of its right, title and interest to any Person under the Loan Documents, whether at, below or above par; and (v) if in its business judgment the reasonable costs and expenses associated with further action to collect or enforce the terms of the Loan Documents will exceed the aggregate Loan Payments reasonably recoverable or realizable, to write-off the Loan if the Company (or its designated agent) deems the Loan uncollectible.

(d)        Without limiting the foregoing and subject to the servicing standard set forth in subsection (b) above, if an event of default under the Loan Documents occurs which is not waived by the Company or cured within any applicable grace period, the Company (or its designated agent) may, at its sole option, exercise or refrain from exercising any rights or remedies it may have or take any other action with respect to the Loan Documents or is otherwise available to the Company. Without limiting the foregoing and subject to the servicing standard set forth in subsection (b) above, at no time shall the Company (or its agent) be under any duty to enforce any rights, remedies, powers or privileges with respect to any enforcement of the obligations of the Borrower under any of the Loan Documents, and the Company shall not be compelled to do any act hereunder or thereunder or to take any action toward the exercise or enforcement of the powers created by this Agreement or any of the Loan Documents or to prosecute or defend any suit in respect hereof or thereof.

(e)        The Parties hereby acknowledge that, in circumstances other than borrower default or prepayment, the modification of a term of the corresponding Loan could be deemed to be a material modification of the terms of this LRO. In such instance, it is possible that this LRO, as modified, would constitute a new security under the Securities Act and under applicable State securities laws. The Parties acknowledge that, before implementing any modification to the terms of the corresponding Loan (other than in circumstances involving borrower default or prepayment) that would cause this LRO, as modified, to constitute a new security, the Company will be required to either register the offer of the modified LRO under Section 5 of the Securities Act and under applicable State securities laws or find an exemption from such registration requirements.

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9.         COLLECTION Proceeds, COLLECTION Costs; AUTOMATIC ADJUSTMENT TO LRO PAYMENTS.

(a)        Any and all Loan Payments received by the Company, whether prior to or in connection with a Borrower bankruptcy or in connection with any exercise of the Company’s powers to administer, service, collect and enforce the terms of the Loan or of the Loan Documents, including, without limitation amounts received (i) as late charges and default or penalty interest, or as payment of any principal or accrued interest on the Loan that may be reduced, or (ii) in connection with the enforcement of any security interest in the assets pledged to secure the Loan, or (iii) in connection with a sale of the Company’s rights, title and interest under the Loan Documents (collectively, the “Collection Proceeds”) shall be applied (A) first, to all costs and expenses of any nature whatsoever incurred by the Company for the maintenance, preservation, defense, protection, sale, other disposition, collection and enforcement of the Loan Documents, including without limitation court costs and reasonable attorneys’ fees, expenses (including those associated with the defense or any related action, claim or demand) and disbursements (the “Collection Costs”), (B) second, to earned and unpaid Accrued Return owed on the LRO, and (C) third, to the Purchase Amount of the LRO then outstanding.

(b)       The Parties agree, and the Holder hereby expressly acknowledges, the exercise by the Company (or its agents) of its powers to administer, service and enforce the terms of the Loan and the Loan Documents, (i) could have the effect (without any further action on the part of the Holder) of adjusting the total amount of the LRO Payments owed the Holder pursuant to Section 2(a) above and (ii) that such adjustment shall not, in and of itself, give rise to an Event of Default hereunder. Without limiting the foregoing, the Parties agree and expressly acknowledge that payment of amounts corresponding to the amount of certain Collection Proceeds (such as late charges, default interest or penalty interest charged on the Loan) could automatically increase the total amount of the LRO Payments owed to the Holder pursuant to Section 2(a) above, and prepayment by the Company of this LRO, payment of amounts corresponding to other types of Collection Proceeds (such as amounts resulting from any reduction in outstanding principal and accrued interest on the Loan, the Company (or its agent) may agree to, or of amounts received by the Company in connection with the enforcement of any security interest in the assets pledged to secure the Loan, or in connection with a sale of the Company’s rights, title and interest under the Loan Documents) or, if the Company (or its agent) elects to write-off the Loan, could automatically decrease the total amount of the LRO Payments owed to the Holder pursuant to Section 2(a) above. If, in connection with its powers to administer, service, collect and enforce the terms of the Loan and the Loan Documents, the Company takes action that would materially impact the amount or timing of the LRO Payments owed to the Holder pursuant to Section 2(a) above, the Company will promptly notify the Holder (by email) thereof and of the impact such action will or is expected to have on such Holder’s right to receive LRO Payments under Section 2(a) above.

10.       DUTIES OF THE COMPANY. The Company’s duties to the Holder hereunder are limited to those obligations explicitly set forth in this Agreement, and the Company assumes no other duties, fiduciary or otherwise, to the Holder.

11.      ADDITIONAL INVESTMENTS BY THE COMPANY. The Holder recognizes and agrees that the Company (or its affiliates) may from time to time make other or additional investments in the Borrower or any other Person.

12.       MISCELLANEOUS PROVISIONS.

(a)        Applicable Law. This Agreement shall be governed by and construed under the laws of the State of Georgia without regard to principles of conflict of laws. Should any provision of this Agreement be deemed invalid or unenforceable as contrary to applicable law, the Parties agree that such provisions shall automatically be deemed to be reformed to the extent necessary to be consistent with applicable law.

(b)        Waiver of Jury Trial. The Parties waive a trial by jury in any litigation relating to this Agreement or the LRO.

(c)        Arbitration. Either Party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of any claim or dispute relating to this Agreement or the LRO be final and binding arbitration pursuant to the terms and conditions set forth in the Investor Agreement between the Parties.

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(d)        Successors and Assigns. The provisions of this Agreement shall bind the Parties’ respective successors and assigns. The Holder may not sell, pledge, assign, sub-participate, transfer or otherwise convey its LRO or its rights or obligations under this Agreement in any way inconsistent with applicable law or without the prior written consent of the Company, which consent shall be conditioned on the transferee being registered as an investor on the Company’s investment platform and such transferee agreeing to the terms of the Investor Agreement and this Agreement. Any purported conveyance in contravention of the foregoing shall be void.

(e)        Notices. All notices required to be given under this Agreement shall be delivered and shall be effective as provided in the Investor Agreement between the Parties.

(f)        Caption Headings. Caption or section headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of the Agreement.

(g)        Attorneys’ Fees and Costs. If any lawsuit or proceeding is brought by the Company or the Holder to enforce the terms of this Agreement, the unsuccessful Party shall, subject to any limits under applicable law, pay the prevailing Party all of its court costs and reasonable attorneys’ fees incurred in bringing or defending such action.

(h)        No Third Party Beneficiary. None of the provisions of this Agreement shall inure to the benefit of the Borrower or any other Person other than the Holder and the Company (and it agents with respect to Sections 3, 8, 9 and 12 hereof). Consequently, neither the Borrower nor any other Person other than the Company (and its agents) and the Holder shall be entitled to rely upon or raise as a defense, in any manner whatsoever, the failure of either the Holder or the Company to comply with the provisions of this Agreement.

(i)        Entire Agreement. This Agreement, together with the Investor Agreement, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in this Agreement and the Investor Agreement (other than an exception expressly set forth as such therein), the statements in this Agreement shall control. Without limiting the foregoing, the Holder specifically acknowledges application of Section 18 (Consent to Electronic Transactions and Disclosures) of the Investor Agreement to this Agreement and the LROs. Unless otherwise contemplated herein or in the Investor Agreement, this Agreement cannot be modified or changed in any way except in writing upon the agreement of the Parties hereto. Any waiver of a breach of any provision of this Agreement will not be a waiver of any subsequent breach. Failure or delay by either Party to enforce any term or condition of this Agreement will not constitute a waiver of such term or condition.

(j)        Electronic Signatures. The Parties each agree that the Electronic Signature (defined below), whether digital or encrypted, of the Parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC §§ 7001, et seq.), the Georgia Uniform Electronic Transactions Act, O.C.G.A. § 10-12, et seq., or any other similar state laws based on the Uniform Electronic Transactions Act. “Electronic Signature” means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a Party with the intent to sign such record.

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PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Real Estate 1, LLC Articles of Organization		1-A	024-10671	2.1	January 25, 2017

2.2	Groundfloor Real Estate 1, LLC Operating Agreement		1-A	024-10671	2.2	January 25, 2017

3.1	Form of Investor Agreement*

4.1	Standard Form of LRO Agreement (incorporated by reference from the Offering Circular)	X

6.1	Form of Loan Agreement*

6.2	Form of Promissory Note*

10.1	Power of attorney		1-A	024-10671	10.1	January 25, 2017

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A	024-10671	11.1	January 25, 2017

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC		1-A	024-10671	12.1	January 25, 2017

* To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on March 14, 2017.

Groundfloor Real Estate 1, LLC

By: Groundfloor Finance Inc., its manager

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary, and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer of Groundfloor	March 14, 2017
Brian Dally	Finance Inc. (Principal Executive Officer)

/s/ Nick Bhargava	Executive Vice President, Secretary, and Acting	March 14, 2017
Nick Bhargava	Chief Financial Officer of Groundfloor Finance Inc. (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact